                                                                    EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                               ELITE BATH COMPANY

         ONE: The name of the corporation is Elite Bath Company.

         TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The name and address in this state of the corporation's initial agent for service of process is C T Corporation System.

         FOUR: This corporation is authorized to issue only one class of shares, which shall be designated as "common" shares. The total authorized number of such shares which may be issued is one hundred (100) shares.

         FIVE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SIX: The corporation is authorized to provide indemnification of agents, as defined in Section 317 of the California Corporations Code, for breach of the duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Dated: March 21, 1990



                               /s/ Michael Dalton
                              -------------------------------------------------
                               Michael Dalton, Incorporator

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

         Phillip J. Weeks and Terry T. Goss certify that:

         1. They are a Vice President and the Assistant Secretary, respectively, of Elite Bath Company, a California corporation.

         2. Article One of the Articles of Incorporation of this corporation is amended to read as follows:

                  "The name of this corporation is Asteria Company."

         3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is ten. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

June 11, 1991



/s/ Phillip J. Weeks                    /s/ Terry T. Goss
-------------------------------------------------------------------------------
Phillip J. Weeks,                       Terry T. Goss,
Vice President                          Assistant Secretary

DOCKET NUMBER : K92371008
CONTROL NUMBER: K807867
EFFECTIVE DATE: 08/23/1999
REFERENCE: 0048
PRINT DATE: 08/25/1999
FORM NUMBER: 611

Secretary of State
Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

PATTIE HARDY
C T CORPORATION SYSTEM
1201 PEACHTREE STREET
ATLANTA, GA 30361

                      CERTIFICATE OF NAME CHANGE AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that

                              NEW BATHCRAFT, INC.
                          A DOMESTIC PROFIT CORPORATION

has filed articles of amendment in the Office of the Secretary of State changing its name to

                                BATHCRAFT, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.



                                  /s/ Cathy Cox
                                 ---------------------------------------------
                                              Cathy Cox
                                            Secretary of State

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              NEW BATHCRAFT, INC.

1. The name of the corporation is New BathCraft, Inc.

2. Article 1 of the Articles of Incorporation is amended to read as follows:

                  "The name of the corporation is BathCraft, Inc."

3. The foregoing amendment of Articles of Incorporation was duly approved by the Board of Directors without shareholder action on February 10, 1999. Pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, shareholder action is not required.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of Articles of Incorporation on this 10th day of February, 1999.



                               /s/ Roy A. Jacuzzi
                              -------------------------------------------------
                               Roy A. Jacuzzi, Chief Executive
                               Officer

                            ARTICLES OF INCORPORATION

                                       OF

                              NEW BATHCRAFT, INC.

                                    Article 1

The name of the corporation is New BathCraft, Inc.

                                    Article 2

The corporation is authorized to issue only one class of shares, which shall be designated as "common" shares. The total number of shares which this corporation is authorized to issue is one hundred (100).

                                    Article 3

The street address of the registered office is 1201 Peachtree Street, N.E., Atlanta, Georgia 30361, in Fulton County. The registered agent at such address is C T Corporation System.

                                    Article 4

The name and address of each incorporator is:

Gail P. Clark
c/o Donahue, Gallagher, Woods & Wood, LLP
1646 N. California Blvd., Suite 310
Walnut Creek, CA 94596

                                    Article 5

The principal mailing address-of the corporation is P.O. Drawer J, Walnut Creek, California 94596.

                                    Article 6

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Georgia law.

                                    Article 7

The corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders to the fullest extent permissible under Georgia law.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.



This 27th day of February, 1998,     /s/ Gail P. Clark
                                    -------------------------------------------
                                     Gail P. Clark, Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                              Baylis Brothers Inc.

                                   * * * * *

         1. The name of the corporation is

                  Baylis Brothers Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is six thousand (6,000); all of such shares shall be without par value, and one thousand (1,000) shares thereof shall be Common stock and five thousand thereof (5,000) shares shall be Preferred stock.

         Authority is hereby expressly vested in the Board of Directors to adopt from time to time resolutions providing for the issue of the Preferred Stock, which resolutions shall fix any or all voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any series or class of stock, including such provisions as may be desired for the redemption of shares of stock and/or the conversion of shares of such stock into, or exchange thereof for, shares of any other series or class of stock, and state and express the time or times, price or prices, rates of exchange, adjustments and other conditions of any such redemption, conversion and/or exchange, including voting rights.

         5. The name and mailing address of each incorporator is as follows:

NAME                                                MAILING ADDRESS
----                                                ---------------
D. A. Hampton                                       Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

S. M. Fraticelli                                    Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

S. K. Zimmerman                                     Corporation Trust Center
                                                    1209 Orange Street
                                                    Wilmington, Delaware 19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 25th day of September , 1984.



                                 /s/ D. A. Hampton
                                 ----------------------------------------------
                                 D. A. Hampton
                                 ----------------------------------------------


                                 /s/ S. M. Fraticelli
                                 ----------------------------------------------
                                 S. M. Fraticelli
                                 ----------------------------------------------

                                 ----------------------------------------------


                                 /s/ S. K. Zimmerman
                                 ----------------------------------------------
                                 S. K. Zimmerman

                          CERTIFICATE OF INCORPORATION
                                       of
                                  HKID 29 Inc.


         1. The name of the corporation is HKID 29 Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                   Yoshihisa Kainuma
                   c/o Weil, Gotshal & Manges
                   767 Fifth Avenue
                   New York, New York 10153

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day September, 1987.



                              /s/ Yoshihisa Kainuma
                              --------------------------------------------------
                              Yoshihisa Kainuma

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                  HKID 29 Inc.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         HKID 29 Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                  "FIRST: The name of the corporation is Farberware Inc. (hereinafter, the "Corporation")."

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 4th day of April, 1988.

                                  HXID 29 Inc.


                                 By: /s/ George Hempstead, III
                                     -------------------------------------------
                                 Name:  George Hempstead, III
                                 Title: Vice President

ATTEST:


/s/ Robert E. Walton
---------------------------------
Name:    Robert E. Walton
Title:   Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FARBERWARE INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         Farberware Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

             1. The name of the corporation is: BRUCKNER
                MANUFACTURING CORP.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 2nd day of April, 1996.

                                FARBERWARE INC.


                                By:  /s/ George H. MacLean
                                    ----------------------------------------
                                    George H. MacLean
                                    Vice President

ATTEST:


/s/ Steven C. Barre
---------------------------------
Steven C. Barre
Assistant Secretary

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER (this "Merger Agreement"), dated as of March 7, 1995, by and among Tommy Armour Golf Company, a Delaware corporation ("Parent"), OS Aquisition Corp., a California corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and Odyssey Sports, Inc., a California corporation (the "Company") (Sub and the Company being hereinafter sometimes called the "Constituent Corporations")

                                   BACKGROUND

         Sub is a corporation organized and existing under the laws of the State of California, its Articles of Incorporation having been filed thereunder on January 3, 1995.

         The Company is a corporation organized and existing under the laws of the State of California, its Articles of Incorporation having been filed thereunder on August 23, 1990.

         The authorized capital stock of Sub consists of 1,000 shares of Common Stock, without par value ("Sub Common Stock"), all of which are issued and outstanding and entitled to vote. All of the issued and outstanding shares of Sub Common Stock are owned by Parent.

         The authorized capital stock of the Company consists of 10,752,947 shares of Common Stock, $0.01 par value ("Company Common Stock") and 1,000,000 shares of Preferred Stock, 300,000 of which have been designated Series A Convertible Preferred Stock, no par value (the "Series A Preferred") and 200,000 of which have been designated Series B Convertible Preferred Stock, no par value (the "Series B Preferred").

         The respective Boards of Directors of Parent, Sub and the Company deem it advisable and in the best interests of their respective shareholders that Sub merge with and into the Company pursuant to this Merger Agreement and the applicable provisions of the laws of the State of California and have, by resolutions duly adopted, approved the principal terms of such merger (the "Merger") which are herein set forth.

         Sub and the Company have submitted the principal terms of the Merger to their respective shareholders for approval and the Merger has been duly approved by the sole shareholder of Sub and by the shareholders of the Company.

         Parent, Sub and the Company have duly executed and delivered an agreement and plan of merger dated as of February 21, 1995 with respect to the terms and conditions of the Merger (the Agreement).

         The parties hereto desire to state the terms and conditions of the Merger, the mode of carrying the same into effect, the securities that the holders of the Sub Common Stock and Company Common Stock, Series A Preferred and Series B Preferred are to receive in exchange for such shares upon the Merger and such other details and provisions as are deemed necessary or desirable.

         NOW, THEREFORE, the parties hereto agree as set forth below:

         1. The Merger. At the Effective Time (as defined in Section 2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California General Corporation Law (the "California Law"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Sub shall vest in the Company, and all debts, liabilities and duties of Sub shall become the debts, liabilities and duties of the Company.

         2. Effective Time. As used in this Merger Agreement, the term "Effective Time" shall mean the date and time at which the Company duly files a copy of this Merger Agreement and the Officers' Certificates attached hereto as Annex I and Annex II with the Secretary of State of the State of California, in accordance with Section 1103 of the California Law, upon which the Merger shall become effective.

         3. Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended at the Effective Time and shall read as set forth in the Annex III hereto.

         4. Status and Conversion of Shares of the Company and Sub. The status of outstanding shares of capital stock of each of the Constituent Corporations and the manner and basis of converting or exchanging such shares of capital stock of each of the Constituent Corporations into or for shares of capital stock of the Surviving Corporation or into or for cash, as the case may be, shall be as follows:

         (a) Company Common Stock and Preferred Stock. The aggregate number of shares of Company Common Stock, Series A Preferred and Series B Preferred (collectively, the "Company Shares") outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Chapter 13 of the California Law) shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and converted into $14,490,000 (the "Initial Amount"), subject to adjustment as provided in the Agreement (as so adjusted, the "Merger Consideration").

         (b) Allocation of Merger Consideration and Holdback. Each share of Company Common Stock shall receive 1/9,177,325 of the Merger Consideration; each share of Series A Preferred shall receive 1/9,177,325 of the Merger Consideration; and each share of Series B Preferred shall receive 20.2368/9,177,325 of the Merger Consideration (the foregoing is referred to herein as the "Per Share Merger Consideration"); provided, however, that ten percent (10%) of the Per Share Merger Consideration will be held back by Parent subject to release in accordance with the terms of the Agreement.

         (c) Sub Common Stock. Each Share of Sub Common Stock, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and deemed exchanged for one share of Common Stock of the Surviving Corporation.

         5. Termination. This Merger Agreement shall be terminated without further action by the parties hereto in the event that the Agreement is terminated in accordance with its terms, and in such event this Merger Agreement shall have no further force or effect and there shall be no liability on the part of the parties hereto except to the extent otherwise provided in the Agreement.

         6. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

         7. Amendment. Subject to the California Law, this Merger Agreement may be amended, modified or supplemented only by written agreement of Parent, Sub and the Company, or by their respective officers thereunto duly authorized, at any time prior to the Effective Time; provided, however, that, after the approval of this Merger Agreement by the required vote of Company shareholders, no such amendment, modification or supplement shall reduce the amount or change the type of consideration into which each share of Common Stock and Preferred Stock of the Company shall be converted pursuant to this Merger Agreement or which would otherwise adversely affect the rights of the holders of the Common Stock and Preferred Stock of the Company and Common Stock of Sub. Subject to the limitations in the foregoing sentence, this Merger Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto. All amendments and modifications agreed to by the Company must be approved by a majority of the members of the Board of Directors of Company.

OS ACQUISITION CORP.                       TOMMY ARMOUR GOLF COMPANY


By:    /s/ George H. MacLean               By:    /s/ George H. Hempstead
      -----------------------------            --------------------------------
Name:   George H. MacLean                  Name:    George H. Hempstead
Title:  Vice President                     Title:   Vice President

By:    /s/ Steven C. Barre                 By:    /s/ Steven C. Barre
      ------------------------------           --------------------------------
Name:   Steven C. Barre                      Name:    Steven C. Barre
Title:  Asst. Sec.                           Title:   Asst. Secretary


                                           ODYSSEY SPORTS, INC.


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:


                                           By:
                                               --------------------------------
                                           Name:
                                           Title:

OS ACQUISITION CORP.                       TOMMY ARMOUR GOLF COMPANY


By:                                        By:
   ---------------------------------           --------------------------------
Name:                                      Name:
Title:                                     Title:

By:                                        By:
   ---------------------------------           --------------------------------
Name:                                      Name:
Title:                                     Title:


                                           ODYSSEY SPORTS, INC.


                                           By:    /s/ Michael Magerman
     -------------------------------          ---------------------------------
                                           Name:    Michael Magerman
                                           Title:   President


                                           By:    /s/ Michael Brower
     -------------------------------          ---------------------------------
                                           Name:    Michael Brower
                                           Title:   Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                              ODYSSEY SPORTS, INC.

                                   ARTICLE I.

The name of the corporation is Odyssey Sports, Inc. (the "Corporation").

                                  ARTICLE II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III.

This Corporation is authorized to issue one class of shares to be designated Common Stock, no par value per share. The total number of shares of Common Stock which this Corporation is authorized to issue is One Thousand (1,000).

                                  ARTICLE IV.

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                   ARTICLE V.

The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

                                                                         ANNEX I

                              ODYSSEY SPORTS, INC.

                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

         The undersigned, Michael Magerman and Michael Brower, do hereby certify that:

         1. They are the respective President and Secretary of Odyssey Sports, Inc., a California corporation (the "Company").

         2. This Certificate is attached to the Merger Agreement dated March 7, 1995 in the form duly approved by the Board of Directors of the Company providing for the merger (the "Merger") of OS Acquisition Corp., a California corporation, with and into the Company.

         3. The Company has two authorized classes of shares, designated as Common Stock and Preferred Stock. The Company has authorized two series of Preferred Stock. As of February 21, 1995 (the "Record Date"), 2,948,996 shares of Common Stock, 107,500 shares of Series A Preferred Stock, and 200,000 shares of Series B Preferred Stock were issued and outstanding and entitled to vote upon the Merger.

         4. The terms of the Merger Agreement in the form attached to this Certificate were duly approved by a vote of a number of shares of Common Stock and Preferred Stock of the Company that equaled or exceeded the vote required.

         5. The percentage vote required was a vote for the approval and adoption of the Merger Agreement and the Merger by the holders of a majority of the outstanding shares of Common Stock voting separately as a class, a majority of the shares of Preferred Stock voting separately as a class, and a majority of the shares of Common Stock and Preferred Stock voting together as a single class.

         Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

         Executed at San Diego, California on March 7, 1995.



                             /s/ Michael Magerman
                             -------------------------------------------------
                             Name: Michael Magerman
                             Title: President


                             /s/ Michael Brewer
                             -------------------------------------------------
                             Name: Michael Brewer
                             Title: Secretary

                                                                        ANNEX II

                              OS ACQUISITION CORP.

                  OFFICER'S CERTIFICATE OF APPROVAL OF MERGER

         The undersigned, Secretary and Vice President, and Assistant Secretary, do hereby certify that:

         1. They are the Secretary and Vice President and Assistant Secretary, respectively, of OS Acquisition Corp., a California corporation (the "Company").

         2. This Certificate is attached to the Merger Agreement dated March 7, 1995 in the form duly approved by the Board of Directors of the Company providing for the merger (the "Merger") of the Company with and into Odyssey Sports, Inc., a California corporation ("Odyssey").

         3. The Company has one authorized class of shares, designated as Common Stock. The Company has authorized 1,000 shares of Common Stock, without par value. As of February 21, 1995 (the "Record Date"), all 1,000 shares of Common Stock were issued and outstanding and entitled to vote upon the Merger.

         4. The terms of the Merger Agreement in the form attached to this Certificate were duly approved by the vote of a number of shares of Common Stock which equaled or exceeded the vote required.

         5. The percentage vote required for such approval was a majority of the outstanding shares of Common Stock.

         Each of the undersigned declares under penalty of perjury under the laws of the State of California that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

         Executed at Iselin, New Jersey on March 7, 1995.



                             /s/ George H. MacLean
                             --------------------------------------------------
                             Name: George H. MacLean
                             Title: Vice President


                             /s/ Steven C. Barre
                             --------------------------------------------------
                             Name: Steven C. Barre
                             Title:   Asst. Sec.

                            CERTIFICATE OF AMENDMENT

                                       TO

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              ODYSSEY SPORTS, INC.

     We, George H. MacLean, the Vice President, and John B. Edwards, the Assistant Secretary, of Odyssey Sports, Inc., a corporation duly organized and existing under the laws of the State of California (the "Corporation"), do hereby certify that:

1. They are the Vice President and the Assistant Secretary, respectively of the Corporation.

2. Article I of the Restated Articles of Incorporation of the Corporation is amended to read as follows:

                  The name of this corporation is CARLSBAD CORP.

3. The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Restated Articles of Incorporation has been duly adopted by written consent of the sole shareholder of the corporation. Said written consent was signed by the holder of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
     Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 800,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

         Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Iselin, New Jersey on August 6th, 1997.



                              /s/ George H. MacLean
                            --------------------------------------------------
                            George H. MacLean, Vice President


                               /s/ John B. Edwards
                            --------------------------------------------------
                            John B. Edwards, Assistant Secretary

                              CERTIFICATE OF CHANGE
                                       OF
                                  COMPAX CORP.

              Under Section 805-A of the Business Corporation Law

1.       The name of the corporation is COMPAX CORP.

         If applicable, the original name under which it was formed is

2. The Certificate of Incorporation of said corporation was filed by the Department of State on 7/25/58.

3. The address of C T Corporation System as the registered agent of said corporation is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

6. C T Corporation is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999, and affirm the statements contained herein as true under penalties of perjury.

                                  C T CORPORATION SYSTEM


                                  By:  /s/ Kenneth J. Uva
                                     -----------------------------------
                                      Kenneth J. Uva
                                      Vice President


NY Domestic Corporation - agent/process address

                              CERTIFICATE OF CHANGE

                                       OF

                                  Compax Corp.

              UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

         Pursuant to the provision of Section 805-A of the Business Corporation Law, we the undersigned officers of the above corporation hereby certify:

         1. The name of the corporation is Compax Corp.

         2. The Certificate of Incorporation of the above corporation was filed by the Department of State on July 25, 1958.

         3. The following was authorized by the Board of Directors.

         To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o CT Corporation System, 277 Park Avenue, New York, New York 10017 to c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

         To change the address of the registered agent in New York upon whom all process against the corporation may be served from CT Corporation System, 277 Park Avenue, New York, New York 10017 to CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

         IN WITNESS WHEREOF, we have signed this certificate and we affirm the statement contained therein as true under penalties of perjury on Sept. 22, 1986.

                                 /s/ George H. Hempstead III
                                --------------------------------------------
                                   (Signature)


                                 George H. Hempstead III VP
                                --------------------------------------------
                                 (Type name and title of person signing -
                                  must be president or a vice president)


                                /s/ John J. Hickey
                                --------------------------------------------
                                   (Signature)




                                By: /s/ John J. Hickey, Asst. Secretary
                                --------------------------------------------
                                 (Type name and person signing - must
                                   be president or a vice president)

                              CERTIFICATE OF CHANGE

                                       OF

                                  COMPAX CORP.

                           UNDER SECTION 805-A OF THE

                            BUSINESS CORPORATION LAW

                                   * * * * *

     WE, THE UNDERSIGNED, GERARD B. GIGUERE and PAULA CALLAHAN, being respectively the Vice President and the Assistant Secretary of COMPAX CORP. hereby certify:

     1. The name of the corporation is COMPAX CORP.

     2. The Certificate of Incorporation of said corporation was filed by the Department of State on July 25, 1958.

     3. The following was authorized by the Board of Directors:

     To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from 33-33 54th Street, Woodside, New York to c/o C T Corporation System, 277 Park Avenue, New York, New York 10017.

     The designate CT Corporation System, 277 Park Avenue, New York, New York 10017 as its registered agent in New York upon whom all process against the corporation may be served.

         IN WITNESS WHEREOF, we have signed this Certificate on the 9th day of October, 1978 and we affirm the statements contained therein as true under penalties of perjury.

                                         --------------------------------------
                                          Gerard B. Giguere, Vice President

                                         --------------------------------------
                                          Paula Callahan, Asst. Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  COMPAX CORP.


     (Under Section 805 of the Business Corporation Law)

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certifies:

     FIRST: The name of the corporation is COMPAX CORP.

     SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 25th day of July, 1958.

     THIRD: The amendments to the Certificate of Incorporation effected by this Certificate are as follows:

          1. Article FOURTH of the Certificate of Incorporation, relating to the location of the office of the corporation and the designation of the address to which process is to be mailed, is hereby amended to read as in its entirety as follows:

          "FOURTH: The office of the corporation shall be located in the City of New York, County of Queens, State of New York. The post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is 33-33 54th Street, Woodside 77, Long island, New York."

          2. The Certificate of Incorporation is further amended by striking out in its entirety Article SIXTH, relating to the number of directors of the corporation.

          3. The Certificate of Incorporation is further amended by striking out in its entirety Article TENTH, relating to the meeting place of the Board of Directors.

     FOURTH: The amendments of the Certificate of Incorporation were authorized by the unanimous written consent of the holders of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation.

     IN WITNESS WHEREOF, this Certificate has been signed this 2nd day of July, 1965.

                                     TUBULAR TEXTILE MACHINERY CORPORATION
                                        The Sole Shareholder


                                       By:
                                         --------------------------------------
                                          Eugene Cohn, Vice-President

STATE OF NEW YORK   )
                      : ss.:
COUNTY OF NEW YORK  )

     EUGENE COHN, being duly sown, deposes and says that he is the Vice-President of TUBULAR TEXTILE MACHINERY CORPORATION, which is the sole shareholder of COMPAX CORP., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained therein are true.



                                         --------------------------------------
                                           Eugene Cohn, Vice-President

Sworn to before me this 2nd day of July, 1965.


------------------------------------
Notary Public

DAVID ALBENDA
Notary Public, State of New York
No. 31-0032071
Qualified in New York County
Commission Expires March 30, 1967

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  COMPAX CORP.

             (Pursuant to Article II of the Stock Corporation Law)

     FIRST: The name of the proposed corporation is COMPAX CORP.

     SECOND: The purposes for which said corporation is to be formed are as follows:

                  (a) To buy, sell, exchange, lease, construct, alter and erect all kinds and manner of buildings, houses, structures and real property.

                  (b) To manufacture, buy, sell, exchange, deal in, hire, lease, export and import all kinds and manner of personal property.

                  (c) To buy, sell and exchange all kinds and manner of bonds, mortgages, securities and instruments of indebtedness.

                  (d) To print and publish all kinds of magazines, pamphlets and books of every description.

                  (e) To borrow money for the conduct of its business and to give and receive all kinds and manner of instruments and securities to secure the payment of said loans and of its indebtedness.

     THIRD: The amount of the capital stock shall be Twenty thousand Dollars ($20,000) to consist of two hundred (200) shares of common stock of the par value of One hundred Dollars ($100) each.

     FOURTH: The location of the principal place of business of said corporation shall be in the Borough of Manhattan, City, County and State of New York. The corporation designates Room 2106, 521 Fifth Avenue, in the Borough of Manhattan, City of New York, as the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him.

     FIFTH: The duration of the corporation shall be perpetual.

     SIXTH: The number of directors of said corporation shall be three (3).

     SEVENTH: The names and post office addresses of the directors of the corporation until the first annual meeting of stockholders are as follows:

               Names                                Addresses
               -----                                ---------

         Edwin Efros                               521 Fifth Avenue
                                                   New York 17, N.Y.
         Hannah Padovan                            521 Fifth Avenue
                                                   New York 17, N.Y.
         Rhea R. Spinrad                           521 Fifth Avenue
                                                   New York 17, N.Y.


         EIGHTH: The names and post office addresses of the subscribers to this Certificate, and the number of shares of stock which each agrees to take in said corporation are as follows:

     Names                      Addresses                      No. of Shares
     -----                      ---------                      -------------
Edwin Efros                   521 Fifth Avenue                        1
                                New York 17, N.Y.
Hannah Padovan                521 Fifth Avenue                        1
                                New York 17, N.Y.
Rhea R. Spinrad               521 Fifth Avenue                        1
                                New York 17, N.Y.

     NINTH: The undersigned, all of the subscribers to this Certificate, are of full age; at least two-thirds of them are citizens of the United States, and at least one of them is a resident of the State of New York; and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

     TENTH: The meetings of the Board of Directors are to be held only within the State of New York.

     ELEVENTH: The Secretary of State is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it may be served.

     TWELFTH: It shall not be necessary for directors of this corporation to be stockholders thereof.


     IN WITNESS WHEREOF, the undersigned subscribers have executed this Certificate this 24th day of July, 1958.

                                         /s/ Edwin Efros
                                         --------------------------------------
                                         Edwin Efros

                                         /s/ Hannah Padovan
                                         --------------------------------------
                                         Hannah Padovan




                                         /s/ Rhea R. Spinrad
                                         --------------------------------------
                                         Rhea R. Spinrad

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

         On this 24th day of July, 1958, before me personally came Edwin Efros, Hannah Padovan and Rhea R. Spinrad, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they duly severally acknowledged to me that they executed the same.

                                         /s/ Albert Foreman
                                         --------------------------------------

                                         ALBERT FOREMAN
                                         Notary Public, State of New York
                                         No. 66-1273850
                                         Qualified in Westchester County
                                         Commission Expires March 30, 1959

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                              ELJER SERVICES CORP.
                                      INTO
                             ELJER INDUSTRIES, INC.

         Eljer Industries, Inc., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 26th day of January, 1989, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation organized and existing under the laws of said state.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Eljer Services Corp., a corporation incorporated on the 20th day of June, 1992, pursuant to the Business Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, on the 1st day of February 1999, determined to and did merge into itself said Eljer Services Corp.

         RESOLVED, that Eljer Industries, Inc. merge, and it hereby does merge into itself said Eljer Services Corp. and assumes all its obligations; and

         FURTHER RESOLVED, that the merger shall become effective on March 31, 1999.

         FURTHER RESOLVED, that the proper officer of this corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Eljer Services Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said Eljer Industries, Inc. has caused this Certificate to be signed by George W. Hanthorn, its Secretary, this 25th day of February, 1999.

                                         Eljer Industries, Inc.


                                         By: /s/ George W. Hanthorn
                                            -----------------------------------

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                DESIGN PLUS INC.
                                      INTO
                             ELJER INDUSTRIES, INC.

         Eljer Industries, Inc., a corporation organized and existing under the laws of Delaware, DOES HEREBY:

         FIRST: That this corporation was incorporated on the 26th day of January, 1989, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation of another state into a parent corporation organized and existing under the laws of said state.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Design Plus, Inc., a corporation incorporated on the 21st day of December, 1981, pursuant to the Business Corporation Law of the State of Pennsylvania.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, on the 1st day of February 1999, determined to and did merge into itself said Design Plus, Inc.

         RESOLVED, that Eljer Industries, Inc. merge, and it hereby does merge into itself said Design Plus, Inc. and assumes all its obligations; and

         FURTHER RESOLVED, that the merger shall become effective on March 31, 1999.

         FURTHER RESOLVED, that the proper officer of this corporation be and he is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Design Plus, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said Eljer Industries, Inc. has caused this Certificate to be signed by George W. Hanthorn, its Secretary, this 25th day of February, 1999.

                                         Eljer Industries, Inc.


                                         By: /s/ George W. Hanthorn
                                            ----------------------------------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         Eljer Industries, Inc., a corporation organized and existing under and by virtue of the General Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Eljer Industries, Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  The number of shares of all classes of stock which the Corporation shall have authority to issue be reduced from sixty million (60,000,000) to two thousand (2,000), of which one thousand (1,000) shares shall be Preferred Stock of the par value of $1.00 per share and one thousand (1,000) shares shall be Common Stock of the par value of $1.00 per share.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the state of Delaware.

         IN WITNESS WHEREOF, said Eljer Industries, Inc. has caused this certificate to be signed by George W. Hanthorn, its Secretary, this 31st day of, December, 1997.

                                         ELJER INDUSTRIES, INC.


                                         By:  /s/ George W. Hanthorn
                                            -----------------------------------
                                         its: Secretary

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 01/06/1998
                                                             981005574- 2185580

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                           ZURN ACQUISITION CO., INC.

         ZURN ACQUISITION CO., INC., a corporation organized and existing under the laws of the State of Delaware (this "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That this Corporation was incorporated on the 13th day of December, 1996, pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of the State of Delaware into a subsidiary corporation organized and existing under the laws of the State of Delaware.

         SECOND: That this Corporation owns at least ninety percent (90%) of the outstanding shares of common stock, par value $1.00 per share, of Eljer Industries, Inc., a corporation incorporated on the 26th day of January, 1989, pursuant to the DGCL ("Eljer"), and having no class of stock outstanding other than the common stock.

         THIRD: That this Corporation, by the following resolutions of its Board of Directors (the "Board"), duly adopted as of January 22, 1997 by the unanimous written consent of the members thereof, filed with the minutes of the Board, pursuant to Section 141(f) of the DGCI, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself with and into Eljer:

         WHEREAS, all of the issued and outstanding shares of common stock, par value $1.00 per share, which this Corporation has authority to issue are owned by Zurn Industries, Inc., a Pennsylvania corporation, which is the only stockholder of this Corporation (the "Sole Stockholder");

         WHEREAS, Zurn Acquisition Co., Inc. (this "Corporation") is the legal and beneficial owner of at least ninety percent (90%) of the issued and outstanding shares of common stock, par value $1.00 per share, of Eljer Industries, Inc., a Delaware corporation ("Eljer"), pursuant to a tender offer for the purchase of all of the issued and outstanding shares of common stock, par value $1.00 per share of Eljer ("Common Stock");

         WHEREAS, the Common Stock is the only issued and outstanding class of stock of Eljer; and

         WHEREAS, this Corporation desires to merge itself with and into Eljer pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL"), with Eljer as the surviving corporation (the "Surviving Corporation");

         NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of the State of Delaware (but subject to the approval of the Sole Stockholder) (the "Effective Time"), this Corporation merge and it hereby does merge itself with and into Eljer, which will assume all of the obligations of this Corporation; and

         RESOLVED, that, as provided in the Agreement and Plan of Merger, dated December 14, 1996, among this Corporation, the Sole Stockholder and Eljer, the terms and conditions of the proposed merger are as follows: At the Effective Time, (a) each share of common stock, par value $1.00 per share, of this Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation, certificates for which shall be issued to the Sole Stockholder upon surrender of such stockholder's certificates formerly representing such shares of common stock of this Corporation; (b) each outstanding share of Common Stock owned of record immediately prior to the Effective Time by this Corporation shall cease to be outstanding, shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in respect thereof; (c) each issued or outstanding share of Common Stock owned immediately prior to the Effective Time by Eljer or any direct or indirect wholly owned subsidiary of Eljer shall cease to be outstanding, shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in respect thereof; and (d) each outstanding share of Common Stock held of record immediately prior to the Effective Time (excluding (i) shares of Common Stock owned by Eljer or any direct or indirect wholly owned subsidiary of Eljer or by this Corporation or by the Sole Stockholder and (ii) any shares of Common Stock held by stockholders who shall have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL) shall cease to be outstanding, and shall be converted into the right to receive $24.00 per share, net in cash, without any interest thereon, less any required withholding taxes, upon surrender of the certificates formerly representing such shares to Harris Trust Company of New York, the paying agent, and upon such conversion such shares shall automatically be cancelled and retired and shall cease to exist; and

         RESOLVED, that Harris Trust Company of New York be, and it hereby is, appointed the paying agent of this Corporation for purposes of the proposed merger; and

         RESOLVED, that the proposed merger be submitted to the Sole Stockholder for its approval, and that upon receiving the unanimous written approval of the Sole Stockholder the proposed merger shall be approved; and

         RESOLVED, that the Surviving Corporation shall notify each stockholder of record of the Surviving Corporation within ten (10) days after the Effective Time that the proposed merger has become effective; and

         RESOLVED, that the Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Appendix I attached hereto and made a part hereof; and

         RESOLVED, that the President or any Vice President of this Corporation be, and each of them hereby is, authorized to make and execute, and the Treasurer, Secretary or any Assistant Secretary be, and each of them hereby is, authorized to attest, a Certificate of Ownership and Merger embodying these resolutions providing for the merger of this Corporation with and into Eljer, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the office of the Recorder of Deeds of the County of New Castle, Delaware and any other county in the State of Delaware in which the registered office of Eljer is located, and to do any and all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the proposed merger.

         FOURTH: That the proposed merger has been approved by the holder of all of the outstanding stock of this Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the DGCL.

         IN WITNESS WHEREOF, ZURN ACQUISITION CO., INC. has caused this Certificate to be signed by Robert R. Womack, its President, and attested by Dennis Haines, its Secretary, as of the 27th day of January, 1997.

                                         ZURN ACQUISITION CO., INC.


                                         By:   /s/ Robert R. Womack
                                            -----------------------------------
                                             Name:    Robert R. Womack
                                             Title:   President


Attest:


By: /s/ Dennis Haines
   -----------------------------------
    Name:    Dennis Haines
    Title:   Secretary

                                   APPENDIX I
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ELJER INDUSTRIES, INC.

                                   * * * * *

         FIRST: The name of the Corporation is Eljer Industries, Inc.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one (1) share of Common Stock, par value of $1.00 per share.

         FIFTH: The Board of Directors is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

         SIXTH: The names and mailing addresses of the persons who are to serve as Directors of the Corporation until the first annual meeting of stockholders following the effective date of this Certificate of Incorporation or until their successors are elected and qualified are:

NAME                                                ADDRESS
----                                                -------
Robert R. Womack                                    c/o Zurn Industries, Inc.
                                                    One Zurn Place
                                                    Erie, PA 16505
John R. Mellett                                     c/o Zurn Industries, Inc.
                                                    One Zurn Place
                                                    Erie, PA 16505

         SEVENTH: A. No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided that the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Section A shall apply to or have any adverse effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

         B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

         (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ELJER INDUSTRIES, INC.
                 (Originally Incorporated on January 26, 1989)

         FIRST: The name of the Corporation is Eljer Industries, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million (60,000,000), of which Ten Million (10,000,000) shares shall be Preferred Stock of the par value of $1.00 per share and Fifty Million (50,000,000) shares shall be Common Stock of the par value of $1.00 per share.

         A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         FIFTH. A. Number, Election and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (as defined in Article EIGHTH). The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the 1990 annual meeting of stockholders, the term of office of the second class to expire at the 1991 annual meeting of stockholders and the term of office of the third class to expire at the 1992 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1990 annual meeting,
(i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii), if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy was created.

         B. Stockholder Nomination of Director Candidates and Introduction of Business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

         C. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

         D. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class.

         E. Amendment, Repeal or Alteration. Notwithstanding any other provisions of this Restated Certificate of Incorporation (the "Certificate of Incorporation") or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article FIFTH.

         SIXTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, subject to the power of the holders of the capital stock of the Corporation to alter, amend and repeal the By-Laws; provided, however, that, with respect to the powers of holders of capital stock to alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to (i) alter, amend or repeal any provision of the By-Laws or (ii) alter, amend or repeal any provision of this proviso to this Article SIXTH.

         SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and (B) special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.

         EIGHTH: A. (1) In addition to any affirmative vote required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in Section B of this Article EIGHTH:

         (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of any Interested Stockholder; or

         (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10 million or more; or

         (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10 million or more; or

         (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

         (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

         (2) The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (1) of this Section A.

         (B) The provisions of Section A of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph (1) is met or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (1) or paragraph (2) are met:

         (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided however, that this condition shall not be capable of satisfaction unless there are at least three Continuing Directors.

         (2) All of the following conditions shall have been met:

                  (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) of capital stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                  (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the

                 "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced base rate of interest of The First National Bank of Chicago (or such other major bank headquartered in the City of Chicago as may be selected by the Continuing Directors) from time to time in effect in the City of Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in any amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                           (b) the Fair Market Value per share of Common Stock
                  on the Announcement Date or the Determination Date, whichever is higher.

                  (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (2) (iii) shall be required to be met with respect to every such class (or series) of outstanding capital stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of capital stock:

                           (a) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of capital stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced base rate of interest of The First National Bank of Chicago (or such other major bank headquartered in the City of Chicago as may be selected by the Continuing Directors) from time to time in effect in the City of Chicago, less the aggregate amount of any cash dividends paid, and the Fair

                  Market Value of any dividends paid in other than cash, on each share of such class (or series) of capital stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of capital stock;

                         (b) the Fair Market Value per share of such class (or
                  series) of capital stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (c) the highest preferential amount per share, if
                  any, to which the holders of shares of such class (or series) of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
         Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Continuing Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least three Continuing Directors.

                  (v) After such Interested Stockholder has become an Interested Stockholder, such interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  (vii) Such Interested Stockholder shall have supplied the Corporation with such information as shall have been requested pursuant to Section E of this Article EIGHTH within the time period set forth therein.

         C. For the purposes of this Article EIGHTH:

         (1) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

         (2) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate or an Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner', directly or indirectly, of ten percent (10%) or more of the voting power of the then-outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         (3) A person shall be a "beneficial owner" of, or shall "Beneficially Own," any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1989; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement-arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                  (iii) which are beneficially owned, directly or indirectly, within the meaning of the Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on January 1, 1989, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph (3)) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (or any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

         (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section C but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1989.

         (6) "Subsidiary" means any corporation, limited partnership, general partnership or other firm or entity of which a majority of any class of equity security or other equity interest is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C, the term "Subsidiary" shall mean only a corporation, limited partnership, general partnership or other firm or entity of which a majority of each class of equity security or other equity interest is owned, directly or indirectly, by the Corporation.

         (7) "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors of the Corporation prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board of Directors.

         (8) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price of such stock during the 30-day period immediately preceding the date in question on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in accordance with Section D of this Article EIGHTH; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Corporation in accordance with Section D of this Article EIGHTH.

         (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2) (ii) and (2) (iii) of Section B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

         (10) "Whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

         (11) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article EIGHTH shall not apply.

         D. A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article EIGHTH, including, without limitation,
(i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (2) of Section B have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section C of this Article EIGHTH and (vi) whether the assets which are the subject of any Business Combination referred to in paragraph (1) (ii) of Section A have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1) (iii) of Section A has, an aggregate Fair Market Value of $10 million or more.

         E. A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors shall have the right to demand that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply the Corporation with complete information as to
(i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares and (iii) any other factual matter relating to the applicability or effect of this Article EIGHTH, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

         F. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         G. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of

Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article EIGHTH.

         NINTH. A. No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided that the provisions of this Article NINTH shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Section A shall apply to or have any adverse effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

         B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

         (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         TENTH: The Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article TENTH.

         ELEVENTH: This Certificate of Incorporation shall become effective on April 14, 1989 at 4:00 p.m. Eastern time.

         IN WITNESS WHEREOF, this Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, has been executed by its Chairman of the Board and attested by its Assistant Secretary on this 12th day of April, 1989.


                                         ELJER INDUSTRIES, INC.


                                         By:  /s/ Donald C. Clark
                                            -----------------------------------
                                              Name:    Donald C. Clark
                                              Chairman of the Board


ATTEST:


/s/ Ronald C. Roselli
--------------------------------------
Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                   * * * * *

         Household Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Board of Directors declare it advisable that the Certificate of Incorporation of the Corporation be amended by changing Article FIRST thereof so that, as amended, said Article shall be and read in its entirety as follows:

         "FIRST: The name of the Corporation is Eljer Manufacturing, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendment shall become effective on March 31, 1989 at 6:00 p.m. Eastern time.

         IN WITNESS WHEREOF, said Household Manufacturing, Inc. has caused this Certificate to be signed by Robin G. Munden, its Vice President, and attested by Thomas L. Aldrich, its Assistant Secretary this 30th day of March, 1989.

                                         Household Manufacturing, Inc.


                                         By: /s/ Robin G. Munden
                                             ----------------------------------
                                              Name:    Robin G. Munden
                                                       Vice President


ATTEST:


By: /s/ Thomas L. Aldrich
   --------------------------------
    Name: Thomas L. Aldrich
          Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                SELKIRK/DRY INC.
                                      INTO
                           ELDER MANUFACTURING, INC.

                                    * * * * *


         Eljer Manufacturing, Inc., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY;

         FIRST: That this corporation was incorporated on the 6th day of February, 1981, as Household Acquisition Corporation, pursuant to the General Corporate Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Selkirk/Dry, Inc., a corporation incorporated on the 28th day of April, 1992, pursuant to the General Corporate Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 7th day of December, 1995, determined to and did merge into itself Selkirk/Dry, Inc.

                RESOLVED, that Eljer Manufacturing, Inc. merge, and it hereby does merge into itself Selkirk/Dry, Inc. and assumes all of its obligations; and

                FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

                FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Selkirk/Dry, Inc. and assume its liabilities and obligations, and the date of adoption, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

         IN WITNESS WHEREOF, said Eljer Manufacturing, Inc. has caused this Certificate to be signed by Scott G. Arbuckle, its President and attested by George W. Hanthorn, its Secretary, this 7th day of December 1995.

                                                  Scott G. Arbuckle
                                         --------------------------------------

                                         By: /s/ Scott G. Arbuckle
                                            -----------------------------------
                                             President


ATTEST:


By: /s/ George W. Hanthorn
   ---------------------------------
     Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                 GLASTEC. INC.
                                      INTO
                           ELDER MANUFACTURING, INC.

                                   * * * * *

         Eljer Manufacturing, Inc., a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

         FIRST: That this corporation was Incorporated on the 6th day of February 1981, as Household Acquisition Corporation, pursuant to the General Corporate Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares of the stock of Glastec. Inc., a corporation incorporated on the 28th day of April, 1992, pursuant to the General Corporate Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duty adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 7th day of December, 1995, determined to and did merge into itself Glastec, Inc.

                  RESOLVED, that Eljer Manufacturing, Inc. merge, and it hereby does merge into itself Glastec, Inc. and assumes all of its obligations; and

                  FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

                  FURTHER RESOLVED, that the proper officers of this corporation be and they hereby arc directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Glastec, Inc. and assume its liabilities and obligations, and the date of adoption, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

         IN WITNESS WHEREOF, said Eljer Manufacturing, Inc. has caused this Certificate to be signed by Scott G. Arbuckle, its President and attested by George W. Hanthorn, its Secretary, this 14th day of December, 1995.


                                         --------------------------------------

                                         By: /s/ Scott G. Arbuckle
                                             ----------------------------------
                                             President


ATTEST:


By: /s/ George W. Hanthorn
   -------------------------------------
     Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               HYDROMETALS, INC.
                                      INTO
                         HOUSEHOLD MANUFACTURING, INC.


         Household Manufacturing, Inc., a corporation organized and existing under the laws of Delaware (hereinafter the "Surviving Corporation" or the "Company"),

         DOES HEREBY CERTIFY:

         FIRST: That Surviving Corporation owns all of the outstanding shares of the stock of Hydrometals, Inc., an Illinois corporation and wholly-owned subsidiary of Surviving Corporation ("Merging Corporation").

         SECOND: That Surviving Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members filed with the minutes of the Board on the 21st day of March, 1989, determined to merge into itself said Merging Corporation:

                  RESOLVED, that, pursuant to the provisions of Section 253 of the Delaware General Corporation Law and Section 11.30 of the Illinois Business Corporation Act, the Company merge into itself Hydrometals, Inc., an Illinois corporation and wholly-owned subsidiary of the Company, with the Company surviving such merger; and that the proper officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute a Certificate of Ownership and Merger and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of Recorder of Deeds of New Castle County, Delaware; and that the proper officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute Articles of Merger and to cause such Articles of Merger to be filed with the Secretary of State of the State of Illinois; and that these resolutions shall constitute a Plan of Merger and to cause such Articles of Merger to be filed with the Secretary of State of the State of Illinois; and that these resolutions shall constitute a Plan of Merger in accordance with Section 11.30 of the Illinois Business Corporation Act; and

                  FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to execute, deliver and file such documents, to make such payments and to do any and all other acts and things as they may deem necessary or desirable to carry out the purposes and intent of the foregoing resolution.

IN WITNESS WHEREOF, said Surviving Corporation caused this certificate to be signed by Robin G. Munden, its Vice President and Secretary, and attested by Thomas L. Aldrich, its Assistant Secretary, this 21st day of March, 1989.


                                         HOUSEHOLD MANUFACTURING, INC.


                                         By: /s/ Robin G. Munden
                                            -----------------------------------
                                             Name:  Robin G. Munden
                                             Title: Vice President and Secretary


ATTEST:


By: /s/ Thomas L. Aldrich
   ---------------------------------
    Name:    Thomas L. Aldrich
    Title:   Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                 HMI FSC, INC.
                                      INTO
                         HOUSEHOLD MANUFACTURING, INC.

         Household Manufacturing, Inc., a corporation organized and existing under the laws of Delaware ("Surviving Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: That Surviving Corporation owns all of the outstanding shares of the stock of HMI FSC, Inc. , a Virgin Islands commonwealth corporation and wholly-owned subsidiary of Surviving Corporation ("Merging Corporation").

         SECOND: That Surviving Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members filed with the minutes of the Board on the 21st day of March, 1989, determined to merge into itself said Merging Corporation:

                  RESOLVED, that, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, the Company merge into itself HMI FSC, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with the Company surviving such merger; and

                  FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to prepare, execute and cause to be filed with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger and a certified copy thereof to be recorded in the office of Recorder of Deeds of New Castle County; and

                  FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to execute, deliver and file such documents, to make such payments and to do such other acts and things as they may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, said Surviving Corporation caused this certificate to be signed by Gary G. Dillon, its President, and attested by Robin G. Munden, its Secretary, this 21st day of March, 1989.

                                         HOUSEHOLD MANUFACTURING, INC.


                                         By: /s/ Gary G. Dillon
                                            -----------------------------------
                                             Name:    Gary G. Dillon
                                             Title:   President


ATTEST:


By: /s/ Robin G. Munden
    ------------------------------
    Name:    Robin G. Munden
    Title:   Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                    HOUSEHOLD ACQUISITION CORPORATION SECOND

     FIRST: The name of the Corporation Is Household Acquisition Corporation Second.

     SECOND: The address of its registered office in the State of Delaware Is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address Is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total authorized capital stock of the Corporation shall consist of one thousand shares of Common Stock, par value $1.00 per share.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

NAME                                                MAILING ADDRESS
----                                                ---------------
Howard S. Altaresen                                 c/o Cadwalader,
                                                    Wickersham & Taft
                                                    One Wall Street
                                                    New York, New York 10005

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized, without stockholder action:

         1. To make, alter or repeal by-laws of the Corporation.

         2. From time to time to authorize the issuance of notes, bonds, debentures and other obligations, including, without limitation, obligations convertible Into shares of capital stock of any class or series, for which consideration and upon such terms and conditions as the board of directors may approve.

         3. From time to time to designate the place or places within or without the State of Delaware where the books and records of the Corporation shall be kept.

     In addition to the powers and authorities herein or by law conferred upon it, the board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the by-laws of the Corporation.

         SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation or the board of directors shall so provide.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of February, 1981.


                                         /s/ Howard S. Altaresen
                                        --------------------------------------
                                         Sole Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         WALLACE-MURRAY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Board of Directors declare it advisable that the Certificate of Incorporation of the Corporation be amended to change the corporate name by the amendment of Article FIRST of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST: The name of the corporation is WALLACE MURRAY CORPORATION."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said WALLACE-MURRAY CORPORATION has caused this certificate to be signed by Richard D. Castle, its Vice President and attested by Robert A. Sherman, its Secretary this 2nd day of September, 1981.

                                         WALLACE-MURRAY CORPORATION


                                         By: /s/ Richard D. Castle
                                            -----------------------------------
                                              Name:    Richard D. Castle
                                              Title:   Vice President


ATTEST:


By: /s/ Robert A. Sherman
   -------------------------------
   Name:   Robert A. Sherman
   Title:  Secretary

                              CERTIFICATE OF MERGER
                                       of
                           WALLACE-MURRAY CORPORATION
                                      into
                    HOUSEHOLD ACQUISITION CORPORATION SECOND


-------------------------------------------------------------------------------
           Under Section 251 of the Delaware General Corporation Law
-------------------------------------------------------------------------------

         Household Acquisition Corporation Second, a Delaware corporation, does hereby certify as follow.:

         1. The names of the constituent corporations are Household Acquisition Corporation Second and WALLACE-MURRAY CORPORATION, and the state of incorporation of each of the constituent corporations is Delaware.

         2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 251 of the Delaware General Corporation Law.

         3. The name of the surviving corporation is Household Acquisition Corporation Second (herewith changed to "WALLACE-MURRAY CORPORATION").

         4. Article FIRST of the Certificate of Incorporation of Household Acquisition Corporation Second, the surviving corporation, is amended to read in its entirety as follows:

            "FIRST: The name of the Corporation is WALLACE-MURRAY CORPORATION."

The Certificate of Incorporation of Household Acquisition Corporation Second, as so amended, shall be the Certificate of Incorporation of the surviving corporation until further amended in accordance with law.

         5. The executed agreement of merger is on file at the principal place of business of the surviving corporation, the address of which is 299 Park Avenue, New York, New York 10171.

         6. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         IN WITNESS WHEREOF, Household Acquisition Corporation Second has caused this Certificate of Merger to be signed by Donald C. Clark, its President, and attested by Robert E. Bouma, its Secretary, this 29th day of June, 1981.

                                         Household Acquisition Corporation
                                           Second


                                         By:  /s/ Donald C. Clark
                                             -----------------------------------
                                              Name:    Donald C. Clark
                                              Title:   President


ATTEST:


By:  /s/ Robert E. Bouma
     -------------------------------------
     Name:    Robert E. Bouma
     Title:   Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         WALLACE MURRAY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Board of Directors declare it advisable that the Certificate of Incorporation of the Corporation be amended to change the corporate name by the amendment of Article FIRST of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST: The name of the Corporation is HOUSEHOLD MANUFACTURING, INC."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said WALLACE MURRAY CORPORATION has caused this Certificate to be signed by Jack C. Hoffmann, its Vice President and attested by Robin G. Munden, its Secretary, this 30th day of December, 1982.

                                         WALLACE MURRAY CORPORATION


                                         By:  /s/ Jack C. Hoffman
                                             ----------------------------------
                                              Name:    Jack C. Hoffman
                                              Title:   Vice President


ATTEST:


By: /s/ Robin G. Munden
    -----------------------------
    Name:    Robin G. Munden
    Title:   Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                       WMC INTERNATIONAL SALES CORPORATION
                                      INTO
                         HOUSEHOLD MANUFACTURING, INC.

         Household Manufacturing, Inc., a corporation organized and existing under the laws of Delaware ("Surviving Corporation" or the "Company"),

         DOES HEREBY CERTIFY:

         FIRST: That Surviving Corporation owns all of the outstanding shares of the stock of WMC International Sales Corporation, a Delaware corporation and wholly-owned subsidiary of Surviving Corporation ("Merging Corporation").

         SECOND: That Surviving Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members filed with the minutes of the Board on the 21st day of March, 1989, determined to merge into itself said Merging Corporation:

                  RESOLVED, that, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, the Company merge into itself WMC International Sales Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, with the Company surviving such merger;

                  FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed to prepare and execute a Certificate of Ownership and Merger, and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the office of Recorder of Deeds of New Castle County; and

                  FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized and directed, for and an behalf of the Company, to execute, deliver and file such documents, to make such payments and to do any and all other acts and things as they may deem necessary or desirable in order to carry out the purposes and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, said Surviving Corporation caused this certificate to be signed by Robin G. Munden, its Vice President, General Counsel and Secretary, and attested by Thomas L. Aldrich, its Assistant Secretary, this 21st day of March, 1989.

                                         HOUSEHOLD MANUFACTURING, INC.


                                         By: /s/ Robin C. Munden
                                            -----------------------------------
                                             Name:    Robin C. Munden
                                             Title:   Vice President, General
                                                      Counsel and Secretary


ATTEST:


By: /s/ Thomas L. Aldrich
    ---------------------------------
    Name:    Thomas L. Aldrich
    Title:   Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


         ELJER MANUFACTURING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of ELJER MANUFACTURING, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows;

                  The name of the corporation is ELJER PLUMBINGWARE, INC.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said ELJER MANUFACTURING, INC. has caused this certificate to be signed by James A. Harris, its President, this 18th day of November, 1997.


                                         ELJER MANUFACTURING, INC.


                                         By:  /s/ James A. Harris
                                             ----------------------------------
                                              Name:    James A. Harris
                                              Title:   President

                            ARTICLES OF INCORPORATION
                                       OF
                          ENVIRONMENTAL ENERGY COMPANY


                                    ARTICLE I

         The name of this corporation is ENVIRONMENTAL ENERGY COMPANY.

                                   ARTICLE II

         The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         The name and address in the State of California of this corporation's initial agent for service of process is:

                             C T CORPORATION SYSTEM

                                   ARTICLE IV

         The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is 100,000.

DATED:  September 17, 1987
                                         By: /s/ Charles A. Cobb
                                            -----------------------------------
                                             Charles A. Cobb

         I declare that I am the person who executed the above Articles of Incorporation, which execution is my act and deed.


                                         By:    /s/ Charles A. Cobb
                                              ---------------------------------
                                                Charles A. Cobb

                               ARTICLES OF MERGER

                                       OF

                          GARY CONCRETE PRODUCTS, INC.

                                      INTO

                            ZURN CONSTRUCTORS, INC.


         The undersigned corporations pursuant to the provisions of Title 14, Sec. 14-2-214 and Sec. 14-2-217 of the Official Code of Georgia, as amended, hereby execute the following articles of merger.

         1. The name of the parent and surviving corporation is ZURN CONSTRUCTORS, INC., and said corporation is organized under the laws of the State of California.

         2. The name of the subsidiary corporation is GARY CONCRETE PRODUCTS, INC., and said corporation is organized under the laws of the State of Georgia.

         3. The laws of California, the jurisdiction under which Zurn Constructors, Inc., said foreign corporation is organized permits a merger of a subsidiary corporation into a parent corporation under the same terms and conditions as set forth in Sec. 14-2-214 of the Georgia Business Corporation Code.

         4. Zurn Constructors, Inc., the parent surviving corporation, owns one hundred percent of the outstanding shares of each class of subsidiary corporation.

         5. The surviving corporation shall be governed by the laws of the State of California.

         6. There is no change in the Articles of Incorporation of the parent corporation

         7. The following plan of merger was duly approved by the Board of Directors of the undersigned domestic corporations in the manner pursuant to and in accordance with the provisions of the Georgia Business Corporation Code and was duly approved by the Board of Directors of the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized. The plan of merger was not required to be submitted to or approved by the shareholders of the merging corporations because the surviving corporation owns at least 90% of the outstanding shares of the subsidiary corporation and there is no change in the articles of incorporation of the surviving corporation.

         The affirmative vote of a majority of directors of Zurn Constructors, Inc., and a majority of directors of Gary Concrete Products, Inc., respectively are required to adopt the plan of merger. The plan of merger was adopted by all directors of Zurn Constructors. Inc., and by all directors of Gary Concrete Products, Inc.

                      Plan and Agreement of Merger Between

              GARY CONCRETE PRODUCTS, INC., A Georgia Corporation

                                       and

               ZURN CONSTRUCTORS, INC., A California Corporation

         Plan and Agreement of Merger dared December 16, 1985, between Gary Concrete Products, Inc., a Georgia corporation, and Zurn Constructors, Inc., a California Corporation, being sometimes collectively herein called the "Constituent Corporations."

         WHEREAS, Zurn Constructors, Inc., is a corporation duly organized and existing under the laws of California, having its principal place of business at 1500 W. 9th Street, Upland, CA 91786, and having authorized capital consisting of 1,000 shares of Common Stock, par value $1.00 per share, of which on December 16 , 1985, 500 shares were issued and outstanding; and

         WHEREAS, Gary Concrete Products, Inc., is a corporation duly organized and existing under the laws of the State of Georgia, having its principal place of business at Murray Rd. at I-20, Augusta, Georgia 30907, in the County of Richmond, and existing under the laws of the State of Georgia, and having an authorized capital consisting of 5,500 shares of stock, par value $10.00 per share, of which 3200 shares are issued and outstanding and all of which are owned by Zurn Constructors, Inc.;

         NOW, THEREFORE, it is planned pursuant to the applicable laws of the States of California and Georgia that Cary Concrete Products, Inc., and Zurn Constructors, Inc., shall be merged into a single corporation, Zurn Constructors, Inc., which shall be the surviving corporation, under the following terms and conditions:

ARTICLE 1.        Terms and Conditions of the Merger

         1.1 Following the execution of this Plan and Agreement of Merger by the parties hereto pursuant to resolutions duly adopted by the Boards of Directors of the Constituent Corporations, Articles of Merger shall be executed in compliance with the applicable business corporation laws off the State of California and the State of Georgia and filed with the Department of State of each of the aforesaid states or the appropriate subdivisions thereof; the merger shall become effective as of the opening of business on January 1, 1986, or if later filed then on the date of filing of said Articles of Merger, and upon becoming effective the Constituent Corporation shall be a single corporation which shall be known as Zurn Constructors, Inc., organized and existing under the laws of the State of California, and which shall possess all the singular rights, privileges, powers, and franchises of each of the said corporations; all property, real, personal, and mixed of each of the parties hereto, all debts due to each of the parties hereto, and all and every other interest of each of the parties hereto shall be deemed to be transferred to and vested in Zurn Constructors, Inc. without further act or deed; and Zurn Constructors, Inc., shall be responsible for all liabilities and obligations of the other parties hereto, and all debts, liabilities and duties of Gary Concrete, Products, Inc., shall attach to Zurn Constructors, Inc., and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

         1.2 Gary Concrete Products, Inc., shall from time to time when required by Zurn Constructors, Inc., execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken such further action as Zorn Constructors, Inc. may deem necessary or desirable to confirm the transfer to invest in it the title to and possession of all rights, privileges, immunities, franchises, and authorities.

ARTICLE 2.        Cancellation of Shares

         2.1 The manner of converting shares on the effective date shall be as follows: each share of stock of Gary Concrete Products, Inc., issued and outstanding and owned by Zurn Constructors, Inc., on the effective date shall be cancelled.

         2.2 Each share of Common Stock of Zurn Constructors, Inc., which is issued and outstanding on the effective date shall remain outstanding.

ARTICLE 3:        Articles of Incorporation of Surviving Corporation

         The Articles of Incorporation of Zurn Constructors, Inc., as on file and in effect in California immediately prior to the adoption of this Plan of Merger shall continue without change except as to the within merger.

         8. All provisions of the laws of Georgia and the laws of the State California applicable to the proposed merger have been complied with.

         9. The merger shall be effective on January 1, 1986 at 12:01 A.M.

         10. It is agreed that, upon and after the issuance of a certificate merger by the Secretary of State of the State of Georgia:

                  (1) The surviving corporation may be served with process in the State of Georgia in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Georgia which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Georgia against the surviving corporation;

                  (2) The Secretary of State of the State of Georgia shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding; the address to which service of pro in any such proceeding shall be mailed is One Zurn Place, P.O. Box 2000, Erie, Pennsylvania 16512, Att:
         General Counsel.

                  (3) The surviving corporation will promptly pay to the shareholders of the subsidiary corporation, the amount, if any, to which they shall be entitled under the provisions of Title 14, Sections 14-2-214 and 14-2-251 of the Code of Georgia, as amended, with respect to the right of dissenting shareholders.

         IN WITNESS WHEREOF, each of the undersigned corporations has caused these articles of merger to be executed in its name by its vice-president and attested to by its assistant secretary, as of December 16, 1985.

                                         ZURN CONSTRUCTORS, INC.


                                         By:  /s/ David H. Lund
                                             ----------------------------------
                                              Name:    David H. Lund
                                              Title:   Vice President

ATTEST:


By: /s/ Jay S. Ehle
    -------------------------------------
    Name:   Jay S. Ehle
    Title:  Assistant Secretary


                                         GARY CONCRETE PRODUCTS, INC.


                                         By: /s/ David H. Lund
                                            -----------------------------------
                                             Name:    David H. Lund
                                             Title:   Vice President

ATTEST:


By: /s/ Jay S. Ehle
   ----------------------------------
    Name:    Jay S. Ehle
    Title:   Assistant Secretary

                             ARTICLES OF CORRECTION
                                       OF
                          GARY CONCRETE PRODUCTS, INC.


                                       I.

         By order of the Superior Court for Richmond County, Georgia dated December 27, 1974, Gary Concrete Products, Inc. was merged into Augusta Concrete Products Supply Company and the name of the surviving corporation was changed to "Gary Concrete Products, Inc."

                                       II.

         The shareholders of each merged corporation were the same as the shareholders of the other corporation.

                                      III.

         Subparagraph 6(a) (ii) of the Agreement and Plan Merger contains an error and is an inaccurate record of the corporation action therein referred to.

                                       IV.

         Subparagraph 6(a)(ii) of the said Agreement and Plan of Merger as corrected to reflect an accurate record of the corporation therein referred to is attached hereto as Exhibit A.

                                       V.

         The correction hereby made to section 6(a) (ii) of the said Agreement and Plan of Merger has been approved by the unanimous affirmative vote of the holders of all of tie outstanding shares of Gary Concrete Products, Inc., the surviving corporation of said merger.


                                         GARY CONCRETE PRODUCTS, INC.


                                         By:    /s/ William T. Gary
                                            -----------------------------------
                                                As Its:  President

                                         Attest: /s/ Albert von K Gary
                                                -------------------------------
                                                 As Its:  Secretary

6(a)(ii)

                           All of the Common Stock of Gary issued and outstanding shall be converted into 1,500 shares of the Common Stock of the surviving corporation.

                            IN THE SUPERIOR COURT OF
                            RICHMOND COUNTY, GEORGIA


G E O R G I A

RICHMOND COUNTY

         The petition of Gary Concrete Products, Inc. shows the court as follows:

                                       1.

         The Articles of Correction of Gary Concrete Products, Inc. are attached hereto.

         WHEREFORE, your petitioners pray that the corrections provided for in Articles of Correction be granted.

                                         /s/ A. Zachary Everitt
                                        ---------------------------------------
                                         Attorney For Petitioner


OF COUNSEL:


Hull, Towill, Norman, Barrett & Johnson
P. O. Box 1564
Augusta, Georgia  30903

STATE OF GEORGIA        )
COUNTY OF RICHMOND      )

                                    O R D E R


         The Articles of Correction of Gary Concrete Products, Inc. having been read and considered, and it appearing to the Court that said Articles of Merger are within the purview of the laws of the State of Georgia and that all statutory requirements have been met,

         It is hereby ordered that the Articles of Correction of Gary Concrete Products, Inc. be and the same are hereby granted.

         This 4th day of August, 1975.

                                         /s/ Edwin  D. Drucker
                                        ---------------------------------------
                                         Judge, Superior Court of
                                         Richmond County, Georgia

STATE OF GEORGIA        )                                  CLERK'S OFFICE
COUNTY OF RICHMOND      )                                  SUPERIOR COURT

         I, Helen M. Spitz, Clerk of the Superior Court of Richmond County, Georgia, hereby certify that the foregoing is a true and complete copy of the Articles of Correction of Gary Concrete Products, Inc. together with the order of the judge thereon, and all Clerk's costs have been paid.

         Witness my signature and the seal of said Court hereto affixed at Augusta, Georgia, this 4th day of August, 1975.


                                          /s/ Helen M. Spitz
                                         --------------------------------------
                                          Clerk
                                          Superior Court
                                          Richmond County, Georgia

                               ARTICLES OF MERGER
                                       OF
                          GARY CONCRETE PRODUCTS, INC.
                                      INTO
                    AUGUSTA CONCRETE PRODUCTS SUPPLY COMPANY


                                       I.

         The Agreement and Plan of Merger attached hereto as Exhibit "A" and by reference made a part hereof was duly approved by the Board of Directors of Gary Concrete Products, Inc. and the Board of Directors of Augusta Concrete Products Supply Company.

                                       II.

         On the date of submission of the Agreement and Plan of Merger to the shareholders of Gary Concrete Products, Inc. there were fifty thousand and one (50,001) shares of the Common Stock of said corporation outstanding and entitled to vote thereon.

                                      III.

         A simple majority vote of the outstanding shares of Gary Concrete Products, Inc. is required to adopt the Agreement and Plan of Merger. The Agreement and Plan of Merger was approved by the unanimous-affirmative vote of the holders of all of the outstanding shares of Gary Concrete Products, Inc. entitled to vote thereon.

                                       IV.

         On the date of submission of the Agreement and Plan of Merger to the shareholders of Augusta Concrete Products Supply Company there were three hundred thirty eight (338) shares of the Common Stock of said corporation outstanding and entitled to vote thereon.

                                       V.

         A simple majority vote of the outstanding shares of Augusta Concrete Products Supply Company is required to adopt the Agreement and Plan of Merger. The Agreement and Plan of Merger was approved by the unanimous affirmative vote of the holders of all of the outstanding shares of Augusta Concrete Products Supply Company entitled to vote thereon.


                                         GARY CONCRETE PRODUCTS, INC.


                                          /s/ William T. Gary
                                         --------------------------------------
                                          As Its:  President


ATTEST:


By:  /s/ Albert Von K. Gary
   --------------------------------
    As Its:  Secretary


                                         AUGUSTA CONCRETE PRODUCTS
                                           SUPPLY COMPANY


                                         By: /s/ William T. Gary
                                            -----------------------------------
                                             As Its:  President


ATTEST:


   /s/ Robert E. Sula, Jr.
  -------------------------------------
   As Its:  Secretary

                                  AGREEMENT AND
                                 PLAN OF MERGER
                          GARY CONCRETE PRODUCTS, INC.
                                       AND
                    AUGUSTA CONCRETE PRODUCTS SUPPLY COMPANY


         This Agreement and Plan of Merger made and entered into this 27th day of December, 1974, (hereinafter referred to as the "Agreement") by and between Gary Concrete Products, Inc., a Georgia corporation, (hereinafter referred to as "Gary"), and Augusta Concrete Products Supply Company, a Georgia corporation, (hereinafter referred to as "Supply Company"), said corporations being hereinafter referred to as the "Constituent Corporations":

                              W I T N E S S E T H:

         WHEREAS, Gary is a corporation duly organized and validly existing under the laws of the State of Georgia; and

         WHEREAS, Supply Company is a corporation duly organized and validly existing under the laws of the State of Georgia; and

         WHEREAS, the Board of Directors of each of said corporations do deem it advisable and for the benefit of each of said corporations and their respective stockholders that Gary merge itself into Supply Company;

         NOW, THEREFORE, for and in consideration of the Premises and of the mutual agreements, promises and covenants hereinafter contained, it is hereby agreed by and among the parties hereto, subject to the approval and adoption of this Agreement by the respective shareholders of each of the Constituent Corporations which are parties hereto, and subject to the conditions hereinafter set forth, that Gary be merged into and with Supply Company (hereinafter referred to as the "Surviving Corporation"), the corporate existence of which shall be continued under the name of Gary Concrete Products, Inc., and thereafter the individual existence of Gary shall cease. The terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the shares of Gary into securities of the Surviving Corporation are and shall be as follows:

                                       1.

         The acts and things required to be done by the Georgia Business Corporation Code in order to make this Agreement effective, including the submission of this Agreement to the shareholders of both of the Constituent Corporations, and the filing of the Articles of Merger in the manner provided for in said Code, shall be attended to and done by the proper officers of the Constituent Corporations as soon as practicable.

                                       2.

         The merger herein contemplated shall be effective as of December 31, 1974 at one (1:00) o'clock p.m. (the "Effective Date").

                                       3.

         The Articles of Incorporation of Supply Company as heretofore amended shall on the Effective Date be the Articles of Incorporation of the Surviving Corporation, and shall on the Effective Date be deemed to be further amended to read as set forth in Exhibit "A" annexed hereto and made a part hereof with the same force and effect as if herein set forth in full. From and after the Effective Date, and until further amended as provided by law, said Exhibit "A", separate and apart from this Agreement, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation, and in addition to the powers conferred on it by statute the Surviving Corporation shall be governed by the provisions thereof.

                                       4.

         Until altered, amended or repealed, as therein provided, the By-Laws of Supply Company as in effect on the Effective Date shall be the By-Laws of the Surviving Corporation.

                                       5.

         Upon the merger contemplated herein becoming effective, the directors of the Surviving Corporation shall be as follows:

     Name of Director                                       Address
    ----------------                                       -------
Albert Von K. Gary                                  805 Carriage Court
                                                    Augusta, Georgia
William T. Gary                                     9 Somerset Court
                                                    Augusta, Georgia
Edward H. Selby, Jr.                                2153 Richmond Avenue
                                                    Augusta, Georgia
Paul B. Bailey                                      3 Highgate Circle
                                                    Augusta, Georgia
Thomas M. Blanchard                                 3017 Fox Spring Road
                                                    Augusta, Georgia
Hugh R. Papy                                        5714 Sweetbriar Circle
                                                    Savannah, Georgia

         Said persons shall hold office until the next annual meeting of the stockholders of the Surviving corporation and until their respective successors are elected in accordance with the By-Laws of the Surviving Corporation. If on the Effective Date any vacancy shall exist on the Board of Directors of the Surviving Corporation, such vacancy shall be filled in the manner specified in the By-Laws of the Surviving Corporation.

                                       6.

         The manner of converting or otherwise dealing with the shares of each of the Constituent Corporations is

         (a) Upon the Effective Date of the Merger:

                           (i) Each share of the Common Stock of Supply Company issued acid outstanding immediately prior to the Effective Date shall continue unchanged and shall continue to evidence the same number of shares of Common Stock of the Surviving Corporation.

                           (ii) Each share of the Common Stock of Gary shall be converted into 1,500 shares of the Common Stock of the Surviving Corporation.

         (b) From and after the Effective Date, each holder of any of the shares to be converted as above provided shall be entitled, upon presentation and surrender to the Surviving Corporation of the certificates representing such shares, to receive in exchange therefor certificates representing the number of whole shares of the stock of the Surviving Corporation into which such shares shall have been converted, said surrendered shares to be cancelled. Until so surrendered, each such outstanding certificate which prior to the effective date of the merger represented common stock of Gary shall be deemed for all corporate purposes except the payment of dividends to evidence ownership of the number of common shares or preferred snares of the Surviving Corporation into which the same shall have been converted. Unless and until any such outstanding certificate shall be so surrendered, no dividends payable as of any date subsequent to the Effective Date on the common stock of the Surviving Corporation into which the shares represented by such outstanding certificates shall have been converted shall be paid to the holders of such outstanding certificates, but upon the surrender of any such outstanding certificate or certificates there shall be paid to the record holder of the certificate or certificates representing the shares of the common stock of the Surviving Corporation into which such share shall have been converted, the amount of dividends which theretofore became payable with respect to such shares of the common or preferred stock of the Surviving Corporation.

                                       7.

         Upon the Effective Date, the separate existence of Gary shall cease, and in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well of a public as of a private nature, of etch of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choices in action and all and every other interest of or belonging to or due to each of such corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any reams estate, whether by deed or otherwise, vested in either of said corporations, shall not revert or be in any way impaired by reason of this merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of said Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent shall be impaired by the merger.

                                       8.

         If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of Gary, the proper officers and directors of Gary shall and will execute and make all such proper assign vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

                                       9.

         From the date of this Agreement until the Effective Date or until the abandonment of the merger pursuant to the provisions hereof:

         (a) Gary and Supply Company shall continue to conduct their respective businesses in the ordinary course and neither Gary nor Supply Company shall, without the prior written consent of the other, engage in any transaction or incur any obligation except in the ordinary course of business or as otherwise authorized by this Agreement. Without limiting the foregoing, neither

Gary nor Supply Company shall during the foregoing period, without the prior consent of the other:

                  (i) amend its Articles of Incorporation, except as may be necessary to carry out this Agreement, or as required by law;

                  (ii) borrow any money, other than short term borrowings in the ordinary course of business;

                  (iii) issue, sell, encumber or otherwise dispose of any shares of its capital stock;

                  (iv) declare, authorize or pay any dividend on, make any distribution in respect of, redeem or acquire for value any shares of its capital stock, directly or indirectly;

                  (v) sell, lease, or otherwise dispose of any part of its property or assets, except in the ordinary course of business; enter into any new plans or agreements for the benefit of officers or employees or increase the benefits under any existing such plan;

                  (vi) make any purchase of real estate, personal property, merchandise or securities, except in the ordinary course of business.

         (b) Gary and Supply Company shall each make available for examination by the other as requested, in addition to its financial statements, any inventory and other detailed records in support of such statements; records of important contracts, commitments, leases, licensing agreements, deeds, title insurance policies, patents, trademarks, and other evidence of interest or ownership in property; details and status of the various funds, plans, profit sharing and deferred compensation agreements, if any, stock option plans and other provisions of either party for the benefit of its officers and employees, income tax returns, audit material and related data; information concerning claims, litigation threatened or pending, and all other information relevant to their respective businesses and to the merger herein contemplated;

         (c) With respect to all leases and other interests or instruments under which either Gary or Supply Company is obligated to obtain a consent prior to the merger herein contemplated in order to comply with the conditions thereof or to vest its interest therein in the Surviving Corporation, Gary or Supply Company, respectively, will exercise all reasonable efforts to obtain such consent.

                                       10.

         Supply Company represents and warrants to Gary as follows:

         (a) Supply is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; has full corporate power to carry on its business as it is now being conducted, and to own and operate the properties and assets now owned or operated by it, and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.

         (b) All of the outstanding shares of Supply Company are validly issued, fully paid and non-assessable.

         (c) The statement of income and retained earnings dated November 30, 1974, copies of which financial statements have been delivered to Gary, present fairly the financial position and the results of the operations of Supply Company for the current year through November 30, 1974, in accordance with generally accepted accounting principles consistently applied. Supply Company has no liabilities or obligations, either accrued, absolute, contingent or otherwise, which are in the aggregate (in relation to the financial position of Supply Company) material, except (i) to the extent reflected in the balance sheet of November 30, 1974, heretofore presented to Gary and not paid or discharged prior to the date hereof, and (ii) those incurred in or as a result of the normal and ordinary course of Supply Company's business since November 30, 1974, all of which have been consistent with practices and none of which are materially adverse.

         (d) Supply Company has authorized capital stock and on this date has 338 shares outstanding.

         (e) All federal, state and other tax returns and reports that are required by law to be filed by Supply Company have been duly filed and all taxes, assessments, fees and other governmental charges shown to be due on said returns and reports have been paid. The balance sheet as of November 30, 1974, includes adequate provision for all taxes, assessments, fees and other governmental charges for all periods through such date.

         (f) Since November 30, 1974, there has not been (i) any material adverse change in the financial condition or in the operation, business or property of Supply Company from that shown on its November 30, 1974 balance sheet, (ii) any damage, destruction or loss, whether covered by insurance or not, materially affecting the operations, business or property of Supply Company, (iii) any declaration, setting aside or payment of any dividend, or any distribution in respect of the common stock of Supply Company, or any redemption, purchase or other acquisition of such stock, or (iv) any labor trouble other than routine grievance matters, none of which is material.

         (g) Supply Company has good title to all of its property and assets, real and personal, reflected in its November 30, 1974 balance sheet (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except as reflected in said balance sheet and except (i) liens for current taxes not yet due and payable, and (ii) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or proposed use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Supply Company leases any substantial amount of real or personal property, are in good standing, valid and effective in accordance with their restrictive terms, and there is not under any such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default and in respect of which Supply Company has not taken adequate steps to prevent a default from occurring. The plants, structures and equipment of Supply Company that are necessary to the operation of its business are in good condition and repair, subject only to reasonable wear and tear.

         (h) There is no suit, action or litigation, administrative, arbitration or other proceedings, or any change in the zoning or building ordinances affecting the real property, or leasehold interest of Supply Company pending or (to the knowledge of the management of Supply Company) threatened, which might materially and adversely affect the overall financial condition, business or property of Supply Company. Supply Company has complied with and is not default in any material respect under any laws, ordinances, requirements, regulations or orders applicable to its business. Notwithstanding the above notice of pending litigation has been given to Gary.

         (i) The execution of this agreement has been duly authorized by the Board of Directors of Supply Company and no further corporate action is necessary for the execution hereof. Neither the execution and delivery of this agreement, nor the consummation of the transactions provided for herein, will violate any material agreement to which Supply Company is a party or by which it is bound or any provisions of the Articles of Incorporation or By-Laws of Supply Company or any law, order or decree (except that such consummation is subject to shareholder approval as set forth herein).

         (j) Except to the extent heretofore disclosed to Gary in writing, Supply Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects, or so far as

Supply Company can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of Supply Company.

                                       11.

         Gary represents and warrants to Supply Company as follows:

         (a) Gary is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia; has full corporate power to carry on its business as it is now being conducted, and to own and operate the properties and assets now owned or operated by it, and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification.

         (b) All of the outstanding shares of Gary are validly issued, fully paid and non-assessable.

         (c) The statement of income and retained earnings as of November 30, 1974, copies of which financial statements have been delivered to Supply Company, present fairly the financial position and the results of the operations of Gary for the current year through November 30, 1974, in accordance with generally accepted accounting principles consistently applied. Gary has no liabilities or obligations, either accrued, absolute, contingent or otherwise, which are in the aggregate (in relation to the financial position of Gary) material, except (i) to the extent reflected in the balance sheet of November 30, 1974, heretofore presented to Gary and notes thereto and not paid or discharged prior to the date hereof, and (ii) those incurred in or as a result of the normal and ordinary course of Gary's business since November 30, 1974, all of which have been consistent with practices and none of which are materially adverse.

         (d) Gary has authorized capital stock and on this date has 50,0001 shares outstanding.

         (e) All federal, state and other tax returns and reports that are required by law to be filed by Gary have been duly filed and all taxes, assessments, fees and other governmental charges shown to be due on said returns and reports have been paid. The balance sheet as of November 30, 1974, includes adequate provision for all taxes, assessments, fees and other governmental charges for all periods through such date.

         (f) Since November 30, 1974, there has not been (i) any material adverse change in the financial condition or in the operation, business or property of Gary from that shown on its November 30, 1974 balance sheet, or in the rates thereto, (ii) any damage, destruction or loss, whether covered by insurance or not, materially affecting the operations, business or property or Gary, (iii) any declaration, setting aside or payment of any dividend, or any distribution in respect of the common stock of Gary, or any redemption, purchase or other acquisition of such stock, or (iv) any labor trouble other than routine grievance matters none of which is material.

         (g) Gary has good title to all of its property and assets, real and personal, reflected in its November 30, 1974 balance sheet (except properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except as reflected in said balance sheet and except (i) liens for current taxes not yet due and payable, and (ii) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or proposed use, of the property subject thereto or affected thereby, or otherwise materially impair business operations. All leases pursuant to which Gary leases any substantial amount of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default and in respect of which Gary has not taken adequate steps to prevent a default from occurring. The plants, structures and equipment of Gary that are necessary to the operation of its business are in good condition and repair, subject only to reasonable wear and tear.

         (h) There is no suit, action or litigation, administrative, arbitration or other proceedings, or any change in the zoning or building ordinances affecting the real property, or leasehold interest of Gary pending or (to the knowledge of the management of Gary) threatened, which might materially and adversely affect the overall financial condition, business or property of Gary. Gary has complied with and is not default in any material respect under any laws, ordinances, requirements, regulations or orders applicable to its business. Notwithstanding the above notice of pending litigation has been given to Supply Company.

         (i) The execution of this agreement has been duly authorized by the Board of Directors of Gary and no further corporate action is necessary for the execution hereof. Neither the execution and delivery of this agreement, nor the consummation of the transactions provided for herein, will violate any material agreement to which Gary is a party or by which it is bound or any provisions of the Articles of Incorporation of By-Laws of Gary or any law, order or decree (except that such consummation is subject to shareholder approval as set forth herein).

         (j) Except to the extent heretofore disclosed to Supply Company in writing, Gary is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects, or so far as Gary can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of Gary.

                                       12.

         Supply Company has on this date entered into an "Agreement And Plans of Reorganization" with Augusta Concrete Products Company a Georgia corporation, the terms of which have been and are hereby approved by Gary.

                                       13.

         Anything herein to the contrary notwithstanding, this agreement may be terminated and abandoned at any time prior to the filing of the Articles of
Merger:

         (a) By mutual consent of the Board of Directors of both Constituent Corporations, expressed in an instrument in writing signed on behalf of each by its President and Secretary.

         (b) By the Board of Directors of either of the Constituent Corporations, if, in the opinion of such Board, the merger is impracticable by reason of the possible exercise of such statutory rights of appraisal and payment for shares as the shareholders of such corporations shall possess, provided that the merger shall not be deemed impracticable unless valid exercise of such statutory rights shall have been duly made, pursuant to the applicable provisions of the Georgia Business Corporation Code, by holders of shares, which, but for the exercise of such rights of appraisal and payment, would represent after the Effective Date at least 25 per cent of the maximum number of common shares of the Surviving Corporation which could result from the merger.

         (c) By the Board of Directors of either of the Constituent Corporations, if this agreement is not duly approved by the shareholders of both of the Constituent Corporations prior to the 31st day of December, 1974, or such later date as the Board of Directors of Gary and Supply Company shall mutually approve.

         (d) By the Board of Directors of either corporation if the other shall pay or declare any dividend on its outstanding shares.

         (e) By the Board of Directors of either corporation if the other shall, without its consent, engage in, or become obligated to engage in, any material transaction outside the ordinary course of its business between the date hereof and

December 31, 1974, other than the "Agreement And Plans Of Reorganization" provided for in paragraph 12 of this Agreement.

         In the event of termination or abandonment as herein provided, the party so electing shall give written notice thereof to the other party to this agreement.

         If the merger contemplated hereby becomes effective, all expenses incurred hereunder shall be borne by the Surviving Corporation. If, for any reason other than breach of the covenants of the parties set forth herein, the merger shall not become effective or shall be abandoned, then each of the Constituent Corporations shall bear its own expenses, separately incurred in connection herewith, with no liability to the other party hereto, and each shall pay one-half of the expenses incurred by them jointly.

                                       15.

         All notices, waivers, consents or requests required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery or when deposited in the United States mail, postage prepaid, in an envelope properly addressed as follows:

                  (a) In the case of Gary, to: Gary Concrete Products, Inc. Post Office Box 4600 Augusta, Georgia 30907

                  (b) In the case of Supply Company, to: Augusta Concrete Products Supply Company Post Office Box 4600
                             Augusta, Georgia 30907

                                       16.

         Each of the Constituent Corporations represents to the other that it has not incurred and will not incur any liability for brokerage fees or agent's commissions in connection with the agreement and the merger contemplated hereby.

                                       17.

         The warranties and representations of the Constituent Corporations contained in paragraphs 10 and 11 of this agreement shall survive the Effective Date.

                                       18.

         At any time before or after approval and adoption by the respective stockholders of the Constituent Corporations, this agreement may be modified in matters of form, or supplemented by additional agreements, articles or certificates, as may be mutually determined by the Board of Directors of the Constituent Corporations to the necessary, desirable or expedient to clarify the intention of the parties hereto or to effect or facilitate the filing, recording or official approval of this Agreement and the consummation of the merger herein contemplated, in accordance with the purpose and intent of this Agreement.

         IN WITNESS WHEREOF, Gary Concrete Products, Inc. and Augusta Concrete Products Supply Company have each caused this Agreement and Plan of Merger to be executed on their respective behalfs and their respective corporate seals to be affixed and the foregoing attested, all by their respective duly authorized officers on the 27th day of December, 1974.

                                         GARY CONCRETE PRODUCTS, INC.


                                         By: /s/ William T. Gary
                                            -----------------------------------
                                             As Its President

                                         Attest:  /s/ Albutiran K. Gary
                                                -------------------------------
                                                 As Its Secretary

                                         AUGUSTA CONCRETE PRODUCTS,
                                           SUPPLY COMPANY


                                         By:  /s/ William T. Gary
                                             ----------------------------------
                                               As Its President

                                         Attest: /s/ Robert E. Sulas, Jr.
                                                -------------------------------
                                                 As Its Secretary

                          GARY CONCRETE PRODUCTS, INC.


                                       I.

         The name of the corporation is:

                          Gary Concrete Products, Inc.

                                       II.

         The corporation shall have perpetual duration.

                                      III.

         The general nature of the business to be transacted is as follows:

         (a) The manufacture, designing, buying, selling and dealing in all types of brick, block, tiles, pipes, pottery, earthenware, china, terra cotta, ceramic ware, and concrete products of all kinds whatsoever, and associated and allied products of all kinds whatsoever, and associated and allied products.

         (b) The manufacture, designing, buying, selling and dealing in all types of building materials or supplies whatsoever.

         (c) The operation of a general contracting and construction business, including the entering into and the performance of contracts for the improvement of real estate, the construction of all types of buildings, roads, bridges, streets and sidewalks.

         (d) With the right to conduct and carry on all such businesses either on its own behalf as principal, or as agent or representative of others, as well as the right of doing all other things in connection with the businesses conducted by the corporation that may be necessary, helpful or appropriate to the exercise and enjoyment of the rights, powers and privileges herein specified, and such as are conferred generally upon corporations of similar character under the laws of this State.

                                  EXHIBIT "A"

                                       IV.

         The corporation shall have authority to issue not more than 25,000 shares of common stock of Ten ($10.00) Dollars par value.

                                       V.

         The corporation shall have all the rights, powers, and privileges referred to herein, as well as all the rights, powers, and privileges conferred upon corporations by Section 22-202 of the Code of Georgia of 1933.

                                       VI.

         These Articles of Incorporation are an amendment to and a restatement of the original Articles of Incorporation (charter) of Augusta Concrete Products Company incorporated June 18, 1946, as hereby and heretofore amended. These Articles of Amendment purport merely to restate those provisions now in effect not being amended hereby. The provisions herein relating to the purposes and powers of the corporation constitute mere restatements and the remaining provisions hereof constitute amendments.

                                      VII.

         This restatement and amendment was authorized by the stockholders of the corporation on the 27th day of December, 1974.

                                      VIII.

         A simple majority vote of the outstanding shares of the corporation is required to adopt this restated Articles of Incorporation. There are 50,001 shares of the stock of the corporation outstanding and entitled to vote. This restated Articles of Incorporation was approved by the unanimous affirmative vote of the holders of all of the outstanding shares of the corporation.

                                       IX.

         These restated Articles of incorporation supersede the original Articles of Incorporation of the corporation as heretofore amended.

         IN WITNESS WHEREOF, Augusta Concrete Products Supply Company has caused these restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 27th day of December, 1974.

                                         AUGUSTA CONCRETE PRODUCTS,
                                           SUPPLY COMPANY


                                         By: /s/ William T. Gary
                                            -----------------------------------
                                             As President




ATTEST


/s/
-----------------------------------------
As Secretary

                            IN THE SUPERIOR COURT OF

                            RICHMOND COUNTY, GEORGIA

G E O R G I A

RICHMOND COUNTY

         The petition of Augusta Concrete Products Supply Company and Gary Concrete Products, Inc. shows the court as follows:

                                       1.

         The Articles of Merger of Gary Concrete Products, Inc. into and with Augusta Concrete Products, Inc. are attached hereto.

         WHEREFORE, your petitioners pray that the merger provided for in said Articles of Merger be granted.


                                         /s/
                                         --------------------------------------
                                          Attorney for Petitioners


OF COUNSEL:

Hull, Towill, Norman, Barrett & Johnson
P.O. Box 1564
Augusta, Georgia

STATE OF GEORGIA      ]
                      ]
COUNTY OF RICHMOND    ]

                                    O R D E R

         The Articles of Merger of Augusta Concrete Products Supply Company and Gary Concrete Products, Inc. into Augusta Concrete Products Supply Company as the Surviving Corporation, the name of which shall hereafter be Gary Concrete Products, Inc., having been read and considered, and it appearing to the Court that said Articles of Merger are within the purview of the laws of the State of Georgia and that all statutory requirements have been met,

         It is hereby ordered that the merger of Gary Concrete Products, Inc. into Augusta Concrete Products Supply Company as the Surviving Corporation be and the same hereby is granted.

         This 27th day of December, 1974.

                                          /s/
                                         --------------------------------------
                                          Judge, Superior Court of Richmond
                                          County, Georgia

STATE OF GEORGIA      ]
                      ]
COUNTY OF RICHMOND    ]


                             NEWSPAPER ADVERTISEMENT

         Pursuant to an order of the Honorable Franklin H. Pierce, Judge of the Superior Court of Richmond County, entered in accordance with the applicable provisions of the Georgia Business Corporation Code, a merger has been effected by and between Gary Concrete Products, Inc., a Georgia corporation and Augusta Concrete Products Supply, a Georgia corporation. The name of the surviving corporation in the merger is Gary Concrete Products, Inc., a Georgia corporation, the registered office of which is located at Post Office Box 4600, Murray Road, Augusta, Georgia.

                                          /s/ A. Zachry Everitt
                                         --------------------------------------
                                          Attorney for Petitioners


OF COUNSEL:

Hull, Towill, Norman, Barrett & Johnson
P. O. Box 564
Augusta, Georgia

STATE OF GEORGIA      ]
                      ]
COUNTY OF RICHMOND    ]


         Before me, the undersigned officer, duly authorized by law to administer oaths, personally appeared Dianne L. Turner, who being duly sworn, on oath deposes and says that she is Cashier of the Augusta Herald, which is a newspaper having a general circulation in Richmond County, Georgia, with its principal place of business in the City of Augusta, said state and county, and that he is duly authorized to make this affidavit.

         Deponent further says that there has been deposited with said Augusta Herald a sum sufficient to cover the cost of publishing once a week, for four weeks, the Notice of Merger of Augusta Concrete Products Supply Company and Gary Concrete Products, Inc.

                                          /s/ Dianne L. Turner
                                         --------------------------------------


Sworn to and subscribed before me this 27th day of December, 1974.

/s/ Katie Broadhouse
--------------------------------------
Notary Public, Richmond County,
Georgia

STATE OF GEORGIA      ]                                          CLERK'S OFFICE
                      ]
RICHMOND COUNTY       ]                                          SUPERIOR COURT


         I, Helen M. Speltz, Deputy Clerk of the Superior Court of Richmond County, Georgia, hereby certify that the foregoing is a true and complete copy of the Articles of Merger of Augusta Concrete Products Supply Company and Gary Concrete Products, Inc. together with the order of the judge thereon, and that applicants have submitted an affidavit that the costs of publication have been paid as provided by law, and I further certify that all Clerk's costs have been paid.

         Witness my signature and the seal of said Court hereto affixed at Augusta, Georgia, this 27th day of December, 1974.

                                          Helen M. Speltz
                                         --------------------------------------
                                          DEPUTY CLERK
                                          SUPERIOR COURT
                                          RICHMOND COUNTY, GEORGIA

                              ARTICLES OF AMENDMENT



         The shareholders of AUGUSTA CONCRETE PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of Georgia, did on January 28, 1974, adopt an amendment to the Articles of incorporation of said corporation as follows:

                  RESOLVED, that the name and title of this Company be changed from the name and title heretofore born by it, to wit, "Augusta Concrete Products Company", to "Augusta Concrete Products Supply Company", and that the officers of the Company are hereby empowered and directed to institute and pursue all legal steps requisite to accomplishing the change of name hereby authorized and effected.

         Said amendment was adopted by the vote of 338 shares, there being 338 shares outstanding and entitled to vote thereon. The vote of a majority of shares entitled to vote is required to amend the Articles of incorporation.

         IN WITNESS WHEREOF, AUGUSTA CONCRETE PRODUCTS COMPANY has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 28th day of January, 1974.


                                         AUGUSTA CONCRETE PRODUCTS COMPANY


                                         By: /s/ William T. Gary
                                            -----------------------------------
                                             As President

ATTEST:

/s/                                                            (CORPORATE SEAL)
---------------------------------
  As Secretary

                            IN THE SUPERIOR COURT FOR

                            RICHMOND COUNTY, GEORGIA


G E O R G I A

RICHMOND COUNTY

         The petition of AUGUSTA CONCRETE PRODUCTS COMPANY, petitioner, shows the court as follows:

                                       1.

         The Articles of Amendment of AUGUSTA CONCRETE PRODUCTS COMPANY executed by the President and attested by the Secretary are attached hereto.

                                       2.

         The certificate of the Secretary of State that the name AUGUSTA CONCRETE PRODUCTS SUPPLY COMPANY is available is attached hereto.

         WHEREFORE, petitioner prays that the Articles of Amendment of AUGUSTA CONCRETE PRODUCTS COMPANY be granted.


                                          A. Zachry Everitt
                                         --------------------------------------
                                          Attorney for Petitioner

OF COUNSEL:


Hull, Towill, Norman, Barrett & Johnson
P. O. Box 1564
Augusta, Georgia 30903

                                      ORDER

         The Articles of Amendment of Augusta Concrete Products Company and the certificate of the Secretary of State of Georgia that the corporate name AUGUSTA CONCRETE PRODUCTS SUPPLY COMPANY is available having been examined and found lawful,

         IT IS HEREBY ORDERED that the Articles of Amendment of AUGUSTA CONCRETE PRODUCTS COMPANY be and the same are hereby granted and the name of the corporation is hereby changed to AUGUSTA CONCRETE PRODUCTS SUPPLY COMPANY.

         This 31st day of January, 1974.

                                          /s/ William M. Fleming, Jr.
                                         --------------------------------------
                                          Judge, Superior Court for
                                          Richmond County, Georgia

STATE OF GEORGIA      ]                                 NEWSPAPER ADVERTISEMENT
                      ]
COUNTY OF RICHMOND    ]


         Articles of Amendment have been granted to Augusta Concrete Products Company by the Honorable William M. Fleming, Jr., Judge of the Superior Court of Richmond County, in accordance with the applicable provisions of the Georgia Business Corporation Act. The purpose of said articles of amendment is to change the name of the corporation from Augusta Concrete Products Company to Augusta Concrete Products Supply Company.

                                          A. Zachry Everitt
                                          /s/ A. Zachry Everitt
                                         --------------------------------------
                                          ATTORNEY FOR PETITIONER

OF COUNSEL:


HULL, TOWILL, NORMAN, BARRETT & JOHNSON
P. O. Box 1564
Augusta, Georgia 30903

STATE OF GEORGIA      ]
                      ]
COUNTY OF RICHMOND    ]


         Before the undersigned officer, duly authorized by law to administer oath, personally appeared Dianne L. Turner, who, first being duly sworn, on oath and deposes and says that she is cashier of the Augusta Herald, which is the newspaper having a general circulation in Richmond County, Georgia, with its principal place of business in the City of Augusta, said State and County, and that she is duly authorized to make this affidavit.

         Deponent further states that there has been deposited with said Augusta Herald, a sum sufficient to cover the cost of publishing once a week for four
(4) weeks the petition of Augusta Concrete Products Company for an amendment to its Articles of Incorporation for the purpose of changing its name to Augusta Concrete Products Supply Company.

                                          /s/ Dianne L. Turner L.S.
                                         --------------------------------------


Sworn to and subscribed before me, this 31st day of January, 1974.


/s/ Katie Broadwater
-----------------------------
Notary Public, Richmond
County, Georgia

My Commission Expires:
January 10, 1976
-----------------------------

TO THE SUPERIOR COURT OF SAID COUNTY:

         The petition of AUGUSTA CONCRETE PRODUCTS COMPANY, a corporation organized and existing under the laws of the State of Georgia, and of AUGUSTA CONCRETE CORPORATION, a corporation organized and existing under the laws of the State of Georgia, shows to the Court at follows:

         (1) Petitioners desire to merge under the laws of the State of Georgia, whereby AUGUSTA CONCRETE CORPORATION shall be merged into the AUGUSTA CONCRETE PRODUCTS COMPANY, and the AUGUSTA CONCRETE PRODUCTS COMPANY shall continue as the resulting corporation.

         (2) All things have been done and all acts have been taken which are required by the laws of the State of Georgia for the effectuation of the said merger herein prayed.

         There is attached hereto and made a part hereof as Exhibit "A" a duly certified copy of the agreement of merger which has been entered into and adopted by each of the petitioning corporations, all as required by law, according to the terms of which this merger is prayed.

         (3) The name of the resulting corporation shall be AUGUSTA CONCRETE PRODUCTS COMPANY, and its principal office shall be in Richmond County, Georgia. It is desired, however, that the corporation have the privilege of establishing branch offices elsewhere whether in the State of Georgia or in other States.

         (4) This said agreement of merger prescribes the manner of completing the said merger, the capitalization of the resulting corporation and all other matters required to be set forth by law. The said merger agreement shall govern the terms of the merger and the provisions of the corporate charter of the resulting corporation.

         (5) The name and post office address of each of the petitioners is as follows:

         Augusta Concrete Products Company, Post Office Box 3325, Augusta, Georgia.

         Augusta Concrete Corporation, Post Office Box 3325, Augusta, Georgia.

         (6) Petitioners desire that the merged corporation, Augusta Concrete Products Company, shall have all of the powers permitted to private corporations operated for pecuniary gain, although such powers are not specifically prayed for herein.

         WHEREFORE, petitioners pray that the Augusta Concrete Corporation be merged into Augusta Concrete Products Company, which shall continue as the resulting corporation as set forth in this petition, and as provided by law.

                                         HULL, WILLINGHAM, TOWILL & NORMAN


                                         By: /s/ W. Hale Barrett
                                            -----------------------------------
                                             W. Hale Barrett,
                                             Attorneys for Petitioners

         THIS AGREEMENT dated as of March 30, 1964, between AUGUSTA CONCRETE PRODUCTS COMPANY, (hereinafter sometimes called "Products Company") a corporation having its principal office in Richmond County, Georgia, and AUGUSTA CONCRETE CORPORATION, (hereinafter called "Corporation"), a Georgia corporation having its principal office in Richmond County, Georgia.

         WHEREAS, each of the corporations, parties hereto, by unanimous action of their respective Boards of Directors have determined that it is to the best interest of each of the parties to merge and consolidate the said corporations into the one corporation.

         NOW, THEREFORE, for the purpose of carrying into effect the said merger and consolidation and in accordance with the provisions of law pertaining thereto to formulate the manner and terms of said merger, IT IS HEREBY AGREED AS
FOLLOWS:

         (1) Augusta Concrete Corporation shall merge into the Augusta Concrete Products Company, the Augusta Concrete Products Company to be the resulting corporation. Except as modified by the terms hereof, the provisions of the present charter of Products Company shall remain unchanged and shall continue as the provisions of the charter of Products Company, the continuing corporation resulting from this merger, and it shall be governed by the laws of Georgia.

         (2) The name and principal place of business of the resulting corporation shall remain the Augusta Concrete Products Company, Richmond County, Georgia.

         (3) The capitalization of the resulting company shall be the present capitalization of the Products Company, which consists in an authorized capitalization of Five Hundred (500) shares of common stock of the par value of $100.00 per share. The terms and provisions governing the rights of the said common stock shall be that contained in the present charter of the Products Company.

         (4) Immediately following the merger, and issuance of stock pursuant thereto, as herein provided, the Products Company, the resulting and continuing corporation, will have outstanding 338 shares of Common Stock.

         (5) The Corporation shall transfer, convey, and assign to Products Company all of its assets and properties of whatsoever nature and Products Company shall assume all liabilities and obligations of whatsoever nature of Corporation.

         (6) A fair and careful analysis has been made of the relative value of the business and properties of each of the two parties. After taking into consideration all relevant facts and circumstances, it is agreed that an exchange of 4.4 shares of the Common Stock of Products Company for each share of Common Stock of the Corporation will be fair to the stockholders of both corporations and will represent a true appraisal of the relative value of the two corporations.

         (7) There are outstanding twenty (20) shares of Common Stock of the Corporation there being no other stock of Corporation of any other class or type outstanding. Upon the surrender to the Products Company of the said Corporation stock so received by the Products Company, the same shall be cancelled.

         (8) The merger of the Corporation into the Products Company shall be effective as of the close of business on the day that an order of the Superior Court of Richmond County, Georgia, is entered granting the petition of merger. Upon entry of such order, Products Company will be vested with all rights, privileges, powers, franchises, and immunities and all property, real, personal and mixed and all debts due on whatever account, and all other things in action of or belonging to Corporation and shall assume all debts, rights and duties of Corporation. The separate corporate existence of the Corporation will thereupon end and terminate. The Products Company will call upon all Corporation shareholders to surrender their shares in exchange for Products Company shares, as aforesaid, and upon the dispatch of such notice, all rights of the stockholders of the Corporation shall cease and terminate save only the rights to exchange such shares for shares of the Products Company, and such rights as are given by law to shareholders dissenting from this merger.

         (9) The officers of each corporation, parties hereto, have been authorized and directed to take the following actions:

         (a) Submit this agreement for approval to the stockholders of each corporation at a meeting to be called as quickly as practical under the controlling State law and under the by-laws of the respective companies;

         (b) Upon approval by the stockholders to prepare and file a petition to the Superior Court of Richmond County, requesting that Corporation be merged into Products Company in accordance with the terms of this agreement.

         (c) Upon approval of the said petition by the Court, the officers of Products Company are to call for a surrender of Corporation stock and issue Products Company stock in accordance herewith;

         (d) Upon approval of the said petition, all of the assets and properties of Corporation will be transferred to Products Company and the Products Company is to assume all obligations and liabilities of the Corporation;

         (e) To do such other acts and execute such documents as may be required by the laws of Georgia to carry into effect this merger.

         IN WITNESS WHEREOF, said parties hereto have caused their corporate names and seals to be hereto affixed by their duly authorized officers and by their directors, the day and year so indicated.

                                         AUGUSTA CONCRETE PRODUCTS COMPANY


                                         By: /s/ Albert van K. Guri
                                            -----------------------------------
                                                President

                                         Attest: /s/ Anna S. Bailey
                                                -------------------------------
                                                Secretary


                                          /s/ Albert V. Gary
                                         --------------------------------------
                                          Albert V. Gary, Director

                                          /s/ William T. Gary
                                         --------------------------------------
                                          William T. Gary, Director

                                          /s/ Anna S. Salley
                                         --------------------------------------
                                          Anna S. Salley, Director

                                         AUGUSTA CONCRETE CORPORATION


                                         By: /s/
                                            -----------------------------------

                                                President

                                         Attest: /s/
                                                -------------------------------

                                                Secretary

                                          /s/ Albert V. Gary
                                         --------------------------------------
                                          Albert V. Gary, Director



                                          /s/ William T. Gary
                                         --------------------------------------
                                          William T. Gary, Director

                                          /s/ Anna S. Salley
                                         --------------------------------------
                                          Anna S. Salley, Director

                  CERTIFICATE OF SECRETARIES OF AUGUSTA
                  CONCRETE PRODUCTS COMPANY AND AUGUSTA
                  CONCRETE CORPORATION



         I, Anna Salley, do certify that I am Secretary of Augusta Concrete Products Company, and that the within and foregoing agreement of merger having been duly executed by the officers and directors of Augusta Concrete Products Company was submitted to the stockholders of the company at a meeting called specially for the purpose of voting upon said merger, of which meeting notice of the time, place and object was duly given in accordance with the terms of the by-laws of said corporation and that all of the stockholders were present at said meeting and by the unanimous vote of all of the stockholders of the company it was voted to approve the said merger on the terms and conditions set forth in the said agreement of merger.

         This 30th day of March, 1964.

                                                    /s/ Anna S. Salley
                                                    ----------------------------
                                                                       Secretary

                                                                    Seal Affixed

         I, Albert V. Gary, do certify that I am Secretary of Augusta Concrete Corporation, and that the within and foregoing agreement of merger having been duly executed by the officers and directors of Augusta Concrete Corporation was submitted to the stockholders of the company at a meeting called specially for the purpose of voting upon said merger, of which meeting notice of the time, place and object was duly given in accordance with the terms of the by-laws of said corporation and that all of the stockholders were present at said meeting and by the unanimous vote of all of the stockholders of the company it was voted to approve the said merger on the terms and conditions set forth in the said agreement of merger.

         This 30th day of March, 1964.

                                                    /s/ Albert V. Gary
                                                    ----------------------------
                                                                       Secretary

                                                                    Seal Affixed

STATE OF GEORGIA  )
                  )
RICHMOND COUNTY   )


         BEFORE THE UNDERSIGNED OFFICER, duly authorized by law to administer oaths, personally appeared Patricia Hadden, who, first being duly sworn, on oath deposes and say that she is Cashier of The Augusta Herald, which is a newspaper having a general circulation in Richmond County, Georgia, with its principal place of business in the City of Augusta, said State and County, and that he is duly authorized to make this affidavit.

         Deponent further says that there has been deposited with said The Augusta Herald, a sum sufficient to cover the cost of publishing once a week for four weeks the petition for the merger of Augusta Concrete Products Company with Augusta Concrete Corporation, together with the order of the Court entered thereon.


Sworn to and subscribed before ) me this 30th day of March, 1964. )
                                 )
/s/ Joseph S. Wright             )    /s/ Patricia Hadden
---------------------------------)   ------------------------------------------
Notary Public                    )
Richmond County, Georgia         )

         The foregoing petition of the AUGUSTA CONCRETE PRODUCTS COMPANY, a Georgia corporation, and AUGUSTA CONCRETE CORPORATION, a Georgia corporation, praying that the Augusta Concrete Corporation be merged into the Augusta Concrete Products Company, having been presented to the Court, same having been examined, and it appearing that the application is legitimately within the purview and intention of the laws of this State, and that all acts required for such merger by the laws of this State have been complied with;

         NOW, THEREFORE, IT IS HEREBY ORDERED AND ADJUDGED that the said application be and it is hereby granted and the Augusta Concrete Corporation is hereby merged into the Augusta Concrete Products Company which shall continue as the resulting corporation, separate existence of the Augusta Concrete Corporation being hereby terminated, and all properties, both real and personal, tangible and intangible, of Augusta Concrete Corporation shall hereby become the property of Augusta Concrete Products Company, Augusta Concrete Products Company to have all of the rights, privileges and immunities prayed in said application or authorized by the laws of this State, said merger being hereby approved pursuant to this petition and merger agreement, this 30th day of March, 1964.

                                       /s/
                                     -------------------------------------------
                                       Judge, Superior Court, Richmond
                                       County, Georgia

STATE OF GEORGIA  )
                  :               CLERK'S OFFICE, SUPERIOR COURT:
RICHMOND COUNTY   )

         I, HELEN M. SPELTZ, Deputy Clerk of the Superior Court of Richmond County, Georgia, hereby certify that the foregoing is a true and complete copy of the application for merger IN RE: "AUGUSTA CONCRETE CORPORATION AND AUGUSTA CONCRETE PRODUCTS COMPANY.", together with the order of the Judge thereon, and that applicants have submitted an affidavit that the costs of publication have been paid as provided by law, and I further certify that all Clerk's costs have been paid.

         WITNESS my signature and seal of said Court hereto affixed in Augusta, Georgia, this 30th day of March 1964.

                                                    /s/ Helen M. Speltz
                                                    ----------------------------
                                                    Deputy Clerk

TO THE SUPERIOR COURT OF RICHMOND COUNTY, GEORGIA, AND
TO THE HONORABLE A. L. FRANKLIN, JUDGE THEREOF:

         The petition of Albert Von K. Gary, whose Post Office address is 8708 Bellevue Avenue, Augusta, Georgia, Frank Dunbar, whose Post Office address is 1000 St. Charles Avenue, Atlanta, Georgia, and Ernest B. Williamson, whose Post Office address is 519 West Howard Avenue, Decatur, Georgia, respectfully shows:

         1. They desire for themselves, their associates and successors, to be incorporated for a period of thirty-five years, with the privilege of renewal thereafter under the provisions of the Corporation Act of 1938, now codified as Chapter 22-18 of the Civil Code of Georgia of 1933.

         2. The name of the proposed corporation is "Augusta Concrete Products Company."

         3. The general nature of the business to be transacted is as follows:

         (a) The manufacture, designing, buying, selling and dealing in all types of brick, block, tiles, pipes, pottery, earthenware, china, terra cotta, ceramic ware, and concrete products of all kinds whatsoever, and associated and allied products.

         (b) The manufacture, designing, buying, selling and dealing in all types of building materials or supplies whatsoever.

         (c) The operation of a general contracting and construction business, including the entering into and the performance of contracts for the improvement of real estate, the construction of all types of buildings, roads, bridges, streets and sidewalks.

         (d) With the right to conduct and carry on all such businesses either on its own behalf as principal, or as agent or representative of others, as well as the right of doing all other things in connection with the businesses conducted by the corporation that may be necessary, helpful or appropriate to the exercise and enjoyment of the rights, powers and privileges herein specified, and such as are conferred generally upon corporations of similar character under the laws of this State.

         4. The capital stock of the corporation shall consist of two hundred and fifty (250) shares of common stock of the par value of $100.00 per share, which will be paid for either in cash or partly in cash and partly in property or services suitable to the uses of the corporation, which property or services shall be equivalent in value to the full par value of the stock issued thereof, so that said corporation will begin business with a paid-in capital of Twenty-five Thousand Dollars ($25,000.00), but your petitioners desire the right to said corporation of increasing said stock at any time and from time to time by a majority vote of its common stockholders to an amount not in excess of $50,000.00, and with like rights of reducing said capital stock of said corporation, upon a majority vote of its common stockholders, to an amount not less than $25,000.00.

         5. The principal office of the corporation shall be located in Richmond County, Georgia, but petitioners desire the privilege of establishing branch offices elsewhere, either within or without the State of Georgia.

         6. Petitioners desire that said corporation shall have all the rights, powers, and privileges referred to herein, as well as all the rights, powers, and privileges conferred upon corporations by Chapter 22-18 of the Civil Code of Georgia of 1933, together with such other rights, powers, privileges, and immunities as are now or may hereafter be allowed corporations of similar character under the laws of the State of Georgia.

         WHEREFORE, petitioners pray that this their petition be filed and recorded as required by law and that they, their associates and successors, be incorporated under the name and style of Augusta Concrete Products Company, for the purposes and objects and with all the powers and privileges set forth above, and with such other rights, powers, privileges and immunities as are now or may hereafter be allowed corporations of similar character under the laws of the State of Georgia.

                                       Hull, Barrett, Willingham & Towill
                                       -----------------------------------------
                                       Attorneys for Petitioners.

                                STATE OF GEORGIA

                                     (SEAL)

                          OFFICE OF SECRETARY OF STATE

     I, Ben W. Fortson, Jr., Secretary of State of the State of Georgia, do hereby certify, that the name

                      "AUGUSTA CONCRETE PRODUCTS COMPANY"

is not the name of any other existing corporation now registered in this office, as prescribed by law.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of office, at the Capitol, in the City of Atlanta, this 5th day of June in the year of our Lord One Thousand Nine Hundred and Forty-six and of the Independence of the United States of America the One Hundred and Seventieth.

                                 Ben W. Fortson, Jr.
                                 -----------------------------------------------
                                 Secretary of State, Ex-Officio Corporation
                                 Commissioner of the State of Georgia.


(SEAL OF GEORGIA)

STATE OF GEORGIA, )
                  )
RICHMOND COUNTY.  )

IN RE:     APPLICATION FOR CHARTER OF AUGUSTA CONCRETE PRODUCTS COMPANY.

         The foregoing petition having been presented this day and upon examination it appearing to the Court that said application is legitimately within the purview and intention of the laws of this State and that all the requirements of law prerequisite to incorporation have been fully complied with, and there having been submitted with said petition a certificate from the Secretary of State of the State of Georgia certifying that the name of the proposed corporation is not the name of any other existing corporation registered on the records of the Secretary of State, the applicants, their associates and successors, are hereby incorporated and make a body corporate for a period of thirty-five years, with the privilege of renewal at the expiration thereof, under the name and style of Augusta Concrete Products Company, with all the rights, powers, privileges, immunities, and exemptions set forth in said petition, together with those now after conferred upon similar corporations by the laws of the State of Georgia.

         In open Court, this 18th day of June, 1945.

                                                    A.L. Franklin
                                                    ----------------------------
                                                    J.S. (illegible)


         Filed in office, this 18th day of June, 19__.


                                Don J. O'Connor,
                    Clerk of the Superior Court of Richmond
                                 County, Georgia

STATE OF GEORGIA, )
                  )
RICHMOND COUNTY.  )

         In person appeared before the undersigned authority, duly authorized by law to administer oaths, J.R. __enfield, who, first being duly sworn, on oath deposes and says that he is Agent and Auditor of The Augusta Chronicle Publishing Company, and duly authorized to make this affidavit for and in behalf of said publishing company, which publishes a newspaper having a general circulation in Richmond County, Georgia, and has its principal place of business located therein.

         Deponent further says that there has been deposited with said The Augusta Chronicle Publishing Company the sum of $32.00, covering the cost of publishing four insertions, once a week for four weeks, of the application of Albert Von K. Gary, Frank Dunbar, and Ernest B. Williamson for incorporation under the name of Augusta Concrete Products Company, for a period of thirty-five years, together with the order of incorporation entered by the Judge of the Superior Court of said County thereon.


Sworn to and subscribed before me, ) this 18th day of June, 1946. )
                                       )
Louise D. Johnson                      )    J.R. _enfield
---------------------------------------)   ---------------------------
Notary Public, Richmond County Ga.     )

STATE OF GEORGIA, )
                  )
RICHMOND COUNTY.  )


         I, Dan J. O'Connor, Clerk of the Superior Court of Richmond County, Georgia, do hereby certify that the foregoing and attached six pages of typewritten matter constitute and are a true copy of the original petition of Albert Von K. Gary, Frank Dunbar, and Ernest B. Williamson for incorporation under the name and style of Augusta Concrete Products Company, and the order entered thereon on the 18th day of June, 1946, for the Honorable A.L. Franklin, Judge of the Superior Courts of the Augusta Circuit, granting said petition and creating said corporation for a period of thirty-five years from this date. I do further certify that said applicants have duly paid to the undersigned, as Clerk of said Court, all costs and fees in connection with said proceeding.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of said Court, on this the ____ day of June, 1946.

                                                    /s/ Dan J. O'Connor
                                                    ----------------------------
                                                    Clerk of the Superior Court
                                                    of Richmond County, Georgia.

               ARTICLES OF INCORPORATION OF NEW GATSBY SPAS, INC.

         The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I                  NAME

The name of the corporation shall be:  New Gatsby Spas, Inc.

ARTICLE II                 PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

Principal Place of Business:
4408 Airport Road, Suite A-100
Plant City, Florida 33567-1112

Mailing Address:
P.O. Drawer J
Walnut Creek, California 94596

ARTICLE III                SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is: one hundred (100) shares in only one class of shares which shall be designated as "common" shares.

ARTICLE IV                 INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and Florida street address of the initial registered agent are:

C T Corporation System
1200 South Pine Island Road
Plantation, Florida  333324

ARTICLE V                  INCORPORATOR

The name and address of the incorporator to the incorporator to these Articles of Incorporation are:

Robert N. Wood
c/o Donahue, Gallagher, Woods & Wood, LLP
1646 N. California Blvd., Suite 310
Walnut Creek, CA  94596

By:      /s/ Robert N. Wood                                      May 19, 1999
         -----------------------------------------               ---------------
         Robert N. Wood, Incorporator                            Date


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

By:      /s/ Connie Bryan                                        May 20, 1999
         ----------------------------------------------------    ---------------
         CT Corporation System/Registered Agent                  Date
         Connie Bryan
         Special Assistant Secretary

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             NEW GATSBY SPAS, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:            Amendments adopted:

                  ARTICLE I, NAME, is amended to read as follows:

                  "The name of the corporation is Gatsby Spas, Inc."

                  ARTICLE III, SHARES, is amended to read as follows:

                  " The maximum number of shares the corporation is authorized to issue is one hundred (100) shares of common stock having a par value of $0.01 per share."

                  ARTICLE VI, INDEMNIFICATION, is added to read as follows:

                  "(a) The corporation shall indemnify any person who is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation or its subsidiaries, to the fullest extent not prohibited by law, for actions taken in the capacity of such person as a director or officer of the corporation or its subsidiaries. To the fullest extent not prohibited by law, the corporation shall advance indemnification expenses for actions taken in the capacity of such person as an officer or director, within twenty (20) days after receipt by the corporation of (1) a written statement requesting such advance, (2) evidence of the expenses incurred, and (3) a written statement by or on behalf of such person agreeing to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified against such expenses.

                  (b) The corporation by action of its board of directors, in its sole discretion, may indemnify any person who is or was a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the corporation or its subsidiaries, to the fullest extent not prohibited by law, for actions taken in the capacity of such person as an employee or agent of the corporation or its subsidiaries. The corporation by action of its board of directors, in its sole discretion, may advance indemnification expenses for actions taken in the capacity of such person as an employee or agent, after receipt by the corporation of (1) a written statement requesting such advance, (2) evidence of the expenses incurred, and (3) a written statement by or on behalf of such person agreeing to repay the advanced expenses if it is ultimately determined that such person is not entitled to be indemnified against such expenses. Absent specific action by the board of directors, the authority granted to the board of directors in this paragraph (b) shall create no rights in the persons eligible for indemnification or advancement of expenses and shall create no obligations of the corporation relating thereto."

SECOND:           The date of each amendment's adoption is June 10, 1999.

THIRD: The amendments were approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 29th day of June, 1999.

/s/ Roy A. Jacuzzi
---------------------------------------
Roy A. Jacuzzi, Chief Executive Officer

                            ARTICLES OF INCORPORATION

                                       OF

                                HL CAPITAL CORP.

         The undersigned Incorporator hereby executes, acknowledges and files the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:

                                       I.

         The name of the corporation shall be:

                                HL CAPITAL CORP.

                                       II.

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

         The name in this State of the Corporation's initial agent for service of process in accordance with subdivision (c) of Section 202 of the California Corporations Code is:

                             C T Corporation System

                                       IV.

         The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is One Hundred Thousand (100,000).

                                       V.

         The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI.

         The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on March 8, 1988.

                                           /s/ Cheryl S. Rivers
                                           -------------------------------------
                                           Cheryl S. Rivers, Incorporator

         The undersigned declares that she is the person who executed the foregoing Articles of Incorporation and that such instrument is the act and deed of the undersigned.

                                           /s/ Cheryl S. Rivers
                                           -------------------------------------
                                           Cheryl S. Rivers

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    NJO INC.

         The undersigned, a natural person, for the purpose of organizing a corporation under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, referred to below as the General Corporation Law of Delaware), hereby certifies that:

         FIRST:   The name of the corporation is NJO Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock, having a par value of $.01 per share.

         FIFTH: The name and mailing address of the incorporator is Kim Maguire, 101 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

         SIXTH:   The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         NINTH:   Election of directors need not be by written ballot.

         TENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this June 9, 1998.

                                                                 /s/ Kim Maguire
                                                           ---------------------
                                                                     Kim Maguire
                                                                    Incorporator

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 12:01 PM 06/30/1998
                                                       981256102 - 2905991

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    NJO INC.

         FIRST: That, by unanimous consent of the Board of Directors of NJO Inc. (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be submitted to a vote of stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that as amended, said Article shall be and read as follows:

         "FIRST: The name of the corporation is Jacuzzi Inc."

         SECOND: That thereafter the amendment was adopted by unanimous written consent pursuant to Section 228 of to General Corporation Law of the State of Delaware.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Steven C. Barre, its Assistant Secretary, on the 30th day of June, 1998.


                                       NJO INC.


                                       By /s/ Steven C. Barre
                                          --------------------------------------
                                          Steven C. Barre
                                          Its Assistant Secretary

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 04:30 PM 09/28/2000
                                                   001492829-2905991


                            CERTIFICATE OF OWNERSHIP
                                     MERGING
                              MONET PRODUCTS, INC.
                                      INTO
                                  JACUZZI INC.
                    (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

         Jacuzzi Inc, a corporation incorporated on the 9th day of June, 1998, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify that this corporation owns all the capital stock of Monet Products, Inc., a corporation incorporated under the laws of the State of California, and that this corporation, by a resolution of its Board of Directors by unanimous written consent executed as of September 26, 2000, determined to and did merge into itself Monet Products, Inc., which resolution is in the following words:

         WHEREAS, this corporation lawfully owns all the outstanding stock of Monet Products, Inc., a corporation organized and existing tinder the laws of California;

         WHEREAS, this corporation desires to merge into itself Monet Products, Inc. and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

         RESOLVED, that this corporation merge into itself, and it does hereby merge into itself Monet Products, Inc., its wholly owned subsidiary, and assumes all of its liabilities and obligations in accordance with the law of the State of Delaware and pursuant to Section 1110 of the California Corporations Code;

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are directed to make and execute, under the corporate seal of this corporation, a certificate of ownership setting forth a copy of the resolution to merge Monet Products, Inc. into itself and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its authorized officer as of September 27, 2000.

                                     JACUZZI INC.
                                     By:  /s/ Roy A. Jacuzzi
                                        --------------------------------
                                         Roy A. Jacuzzi, Chairman of the
                                         Board, President and Chief
                                         Executive Officer

                            ARTICLES OF INCORPORATION
                                       OF
                             JACUZZI RESEARCH INC.

KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, have voluntarily associated ourselves and do hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of California, and we do hereby certify:

         FIRST: That the name of this corporation is JACUZZI RESEARCH, INC.

         SECOND: That the principal office for the transaction of the business of this Corporation is to be located in the County of Alameda, State of California.

         THIRD: That this corporation shall have perpetual existence, and shall operate in the State of California, and other states of the United States of America, and elsewhere.

         FOURTH: That the primary business in which this corporation intends initially to engage in the manufacture, selling and distribution of Whirlpool Bath Units, all parts thereof and accessories, machines and devices used in connection therewith.

         FIFTH: That the purposes for which this corporation is formed are as follows:

         (a) To manufacture, construct, repair, own, buy, lease from others, or otherwise acquire, sell, convey, transfer, lease to others, and otherwise, dispose of, mortgage, or otherwise encumber, and install the Jacuzzi Whirlpool Bath, and other mechanical devices, also all parts, instruments, appliances, engines, motors, machinery, and things used in the manufacture, construction, repair, operation, or installation of the Jacuzzi Whirlpool Bath, and other mechanical devices.

         (b) To manufacture, buy, sell, install, and generally deal in the machinery of all kinds, and such mechanical devices and engineering appliances as are generally manufactured, bought, sold, and dealt in by manufacturers and dealers in Therapy Equipment, and other mechanical devices of all kinds.

         (c) To own, maintain, conduct, and operate a factory, machinery, and all other equipment and facilities necessary for or incidental to the manufacture, construction, repair, sale, and installation of the Jacuzzi Whirlpool Bath, and other mechanical devices.

         (d) To purchase, apply for, and otherwise acquire, sell, transfer, and otherwise dispose of, mortgage, and otherwise encumber, franchises, easements, rights, privileges, licenses, trade marks, trade names, patents, inventions, improvements, and processes.

         (e) To purchase, lease from others, and otherwise acquire, sell, convey, transfer, lease to others, and otherwise dispose of, mortgage, or otherwise encumber real or personal property.

         (f) To acquire, hold, and sell the shares of other corporations, and negotiate for the sale, hypothecation, or disposal of the same; to borrow and loan money in connection with the foregoing purposes with or without security therefor; to purchase, hold, sell, and transfer the shares of its own capital stock in any manner that is lawful, provided that shares of its own capital stock shall not be voted upon directly or indirectly while owned by this corporation; to execute notes, bonds, and all other obligations for money borrowed, property purchases, or otherwise acquired by this corporation, or any lawful purposes, and to secure the payment of the principal and interest of said purchases, bonds, or other obligations by mortgage, pledge, hypothecation, deed of trust or otherwise of any and all property owned or which may be acquired by this corporation, and generally to transact and carry on any other business, and to exercise any other powers which may be necessary, proper, or convenient to be carried on or exercised in connection with any of the foregoing purposes or incident thereto.

         (g) Except as otherwise expressly provided herein this corporation from time to time may do any one or more of the acts or things or carry out any one or more of the purposes herein set forth and carry on any other business in connection with the foregoing or otherwise, and have exercise all of the powers conferred by all of the laws of the State of California, and do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do, and the foregoing shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit in any manner the powers of this corporation.

         SIXTH: That the total number of shares that this corporation shall have authority to issue is three hundred thousand shares (300,00); that the par value of each share is one dollar ($1.00) and that the aggregate par value of all shares is Three Hundred Thousand Dollars ($300,000); that all the shares of this corporation shall be common shares, and that said common shares shall have full voting rights, one vote to each such share.

         SEVENTH: That this corporation shall be governed by a Board of five (5) directors, provided that the number of directors may be changed by a by-law duly adopted by the shareholders.

That the names and addresses of the persons who are appointed to act as the first directors are as follows:

       Names                                    Addresses

Joseph Jacuzzi               15 Edwin Drive, Berkeley 7, California
C.J. Jacuzzi                 1239 Upper Happy Valley Road, Lafayette, California
Giocondo Jacuzzi             858 Rosemount Road, Oakland, California
Peter Kosta                  1035 Upper Happy Valley Road, Lafayette, California
Rino Marin                   691 The Alameda, Berkeley 7, California

         EIGHTH: That subject to the approval of the shareholders holding two-third (2/3) of the voting power, the Board of Directors of this corporation shall have the authority to sell the unissued shares, or any issued shares purchased or to be purchased or acquired, with the consideration or purchase price thereof payable in installments, and upon such terms and conditions as the Board of Directors may determine, and may sell such shares to employees of this corporation under any of the terms and conditions enumerated by Sections 1107 and 1108 of the Corporations Code or any statute amendatory thereto.

         NINTH: That the shareholders of this corporation stall have preemptive rights to subscribe to any issue of shares or securities of this corporation, other than those shares issued to the employees pursuant to the provisions of Sections 1107 and 1108 of the Corporations Code or any statute amendatory thereto, in the same percentage that the shares then owned by him bears to the number of shares then outstanding.

         TENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of corporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         We, the persons hereinbefore named, who are appointed to act as the first directors of this corporation, do hereunto set our hands this 1st day of January, 1959.

                                       By: /s/ Joseph Jacuzzi
                                           -------------------------------------
                                           Joseph Jacuzzi

                                       By: /s/ C.J. Jacuzzi
                                           -------------------------------------
                                           C.J. Jacuzzi

                                       By: /s/ Giocondo Jacuzzi
                                           -------------------------------------
                                           Giocondo Jacuzzi

                                       By: /s/ Peter Kosta
                                           -------------------------------------
                                           Peter Kosta

                                       By: /s/ Rino Marin
                                           -------------------------------------
                                           Rino Marin

STATE OF CALIFORNIA   )
                      :     ss.
County of Alameda     )

         On this 3rd day of February, 1959, before the undersigned, a notary public in and for the County of Alameda, State of California, residing therein, duly commissioned and sworn, personally appeared, JOSEPH JACUZZI, C. J. JACUZZI, GIOCONDO JACUZZI, PETER KOSTA, AND RINO MARIN, known to me to be the persons described in and whose names are subscribed to the within instrument, and they acknowledged that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                         /s/
                                           -------------------------------------
                                           [SEAL]        NOTARY PUBLIC in and
                                                         for the County of
                                                         Alameda, State of
                                                         California.

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION


         ROY JACUZZI and GRANT G. CALHOUN certify:

         1. That they are the President and Secretary, respectively, of Jacuzzi Research, Inc., a California Corporation.

         2. That at a meeting of the board of directors of said corporation duly held at Walnut Creek, California on February 26, 1976, the following resolution was adopted:

                  "RESOLVED, that Article First of the Articles of Incorporation of this Corporation is amended to read as follows:

                  'FIRST: The name of this Corporation is Jacuzzi Whirlpool Bath, Inc.'

                  "RESOLVED FURTHER, that Article Second of the Articles of Incorporation of this Corporation is amended to read as follows:

                  `SECOND: The County in the State of California where the principal office for the transaction of the business of this Corporation is located is Contra Costa County.'"

         3. That the shareholders have adopted said amendment by resolution at a meeting held at Walnut Creek, California, on February 26, 1976. That the wording of the amended articles, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in paragraph two above.

         4. That the number of shares which voted affirmatively for adoption of said resolution is 50,000, and that the total number of shares entitled to vote on or consent to the amendment is 50,000 shares.


                                                  /s/ ROY JACUZZI
                                                  ------------------------------
                                                  ROY JACUZZI, President


                                                  /s/ GRANT G. CALHOUN
                                                  ------------------------------
                                                  GRANT G. CALHOUN, Secretary


         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

         Executed at Walnut Creek, California, this 26th day of February, 1976.


                                                  /s/ ROY JACUZZI
                                                  ------------------------------
                                                  ROY JACUZZI


                                                  /s/ GRANT G. CALHOUN
                                                  ------------------------------
                                                  GRANT G. CALHOUN

                            CERTIFICATE OF OWNERSHIP

         Roy Jacuzzi and Gary Duncan certify that:

         1. They are the duly elected and acting President and Treasurer of JACUZZI WHIRLPOOL BATH, INC., a California corporation (herein called "this corporation").

         2. This corporation owns all the outstanding shares of Jacglobal International Sales Corporation, a California corporation.

         3. The Board of Directors of this corporation duly adopted the following resolution:

               RESOLVED that this corporation merge Jacglobal International Sales Corporation, a California corporation, its wholly-owned subsidiary, into itself and assume all its liabilities pursuant to
          Section 1110 of the California Corporations Code.

         4. The above resolution was duly adopted at a meeting of the Board of Directors held on December 16, 1977 at 9:15 a.m. at 298 North Wiget Lane, Walnut Creek, California, by a vote of four directors voting for the resolution.

                                      /s/ Roy Jacuzzi
                                     --------------------------------
                                      Roy Jacuzzi, President


                                      /s/ Gary Duncan
                                     --------------------------------
                                      Gary Duncan, Treasurer

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct. Executed at Walnut Creek, California on January 27, 1978.


                                      /s/ Roy Jacuzzi
                                     --------------------------------
                                      Roy Jacuzzi, President


                                      /s/ Gary Duncan
                                     --------------------------------
                                      Gary Duncan, Treasurer

             STATE OF DELAWARE
             SECRETARY OF STATE
          DIVISION OF CORPORATIONS
         FILED 10:01 AM 03/03/1995
            950047918 - 2485719


                          CERTIFICATE OF INCORPORATION
                                       OF
                              JUSI HOLDINGS, INC.

                     -------------------------------------


         The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

         FIRST:   The name of the corporation is:

                              JUSI HOLDINGS, INC.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

         FIFTH: The name and mailing address of the incorporator is Inge Lepore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

         SIXTH:   The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         NINTH: The corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH:   Election of directors need not be by written ballot.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 3rd day of March, 1995.


                                 /s/ Inge Lepore
                              --------------------------------------------------
                                   Inge Lepore
                                  Incorporator

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 12:02 PM 06/30/1998
                                                      981256105 - 2485719

                              CERTIFICATE OF MERGER

                                     MERGING

                                SUSI CORPORATION

                                      INTO

                              JUSI HOLDINGS, INC.

         JUSI Holdings, Inc. ("JUSI"), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That JUSI is a corporation duly organized and existing under the laws of the State of Delaware and that SUSI Corporation ("SUSI") is a corporation duly organized and existing under the laws of the State of Delaware.

         SECOND: That an agreement of merger has been approved, adopted, certified, executed and acknowledged by JUSI and by SUSI pursuant to Section 251 of the General Corporation Law of the State of Delaware.

         THIRD:  That JUST is the surviving corporation.

         FOURTH: That the Certificate of Incorporation of JUSI shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed agreement of merger is on file at the office of JUSI located at 1 Commerce Center, 12th & Orange Streets, Suite 504, Wilmington, Delaware 19801.

         SIXTH: That JUSI will furnish a copy of the agreement of merger to any stockholder of JUSI or SUSI upon request and without cost.

         IN WITNESS WHEREOF, JUSI has caused this Certificate to be signed by Steven C. Barre, its Assistant Secretary, on the 30th day of June, 1998.

                                                    JUSI Holdings, Inc.


                                                    By: /s/ Steven C. Barre
                                                        ------------------------
                                                        Steven C. Barre
                                                        Its Assistant Secretary

          STATE OF DELAWARE
          SECRETARY OF STATE
       DIVISION OF CORPORATIONS
      FILED 03:00 pm 06/03/1996
         960160845 - 2629934

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    KUA Corp.

         The undersigned, a natural person, for the purpose of organizing a corporation under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, referred to below as the General Corporation Law of Delaware), hereby certifies that:

         FIRST:   The name of the corporation is KUA Corp.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock, having a par value of $.01 per share.

         FIFTH: The name and mailing address of the incorporator is Kim Maguire, 101 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

         SIXTH:   The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         NINTH:   Election of directors need not be by written ballot.

         TENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this June 3, 1996.

                                 /s/ Kim Maguire
                                --------------------------------
                                   Kim Maguire
                                  Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    KUA CORP.


                             ----------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                             ----------------------

         KUA Corp., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

         FIRST:       The name of the corporation is KELLER LADDERS, INC.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Assistant Secretary this 17th day of July, 1996.

                                                    KUA Corp.

                                                    By:  /s/ Steven C. Barre
                                                       -------------------------
                                                       Steven C. Barre
                                                       Assistant Secretary





                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 03:00 PM 07/17/1996
                                                        960208365 - 2629934

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 04:50 PM 10/29/1999
                                                        991461059-2629934

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              KELLER LADDERS, INC.

         KELLER LADDERS, INC., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the board of directors of the Corporation, by unanimous written consent filed with the minutes of proceedings of the board, duly adopted a resolution declaring advisable the amendment of the certificate of incorporation of the Corporation and submitting the same to the stockholders of the Corporation for approval. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the certificate of incorporation of the Corporation be amended by deleting the FIRST ARTICLE thereof and substituting therefor the following:

                  FIRST: The name of the Corporation is: KLI, Inc.

         SECOND: That the stockholders of the Corporation duly consented in writing to the aforesaid amendments in accordance with the provisions ofss.228 of the Delaware General Corporation Law ("DGCL"),

         THIRD: That the amendments were duly adopted in accordance with the provisions ofss.242 of the DGCL.

         IN WITNESS WHEREOF, KELLER LADDERS, INC. has caused this certificate to be signed by Alan Schutzman, Vice President this 29th day of October, 1999.


                                            /s/ Alan Schutzman
                                            -----------------------------------
                                            Alan Schutzman, Vice President

           STATE OF DELAWARE
          SECRETARY OF STATE
       DIVISION OF CORPORATIONS
       FILED 04:00 PM 05/20/1992
           732141015-2298331

                          CERTIFICATE OF INCORPORATION
                                       OF
                          SELKIRK CANADA U.S.A., INC.

         1.       The name of the corporation is SELKIRK CANADA U.S.A., INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of all classes of stock which the corporation shall have authority to issue is Eleven Thousand (11,000), of which One Thousand (1,000) shares shall be Preferred Stock having a par value of $100.00 per share (the "Preferred Stock") and Ten Thousand (10,000) shares shall be Common Stock having a par value of $1.00 (the "Common Stock").

         A. Preferred Stock. The express terms and provisions of the shares classified as Preferred Stock arc as follows:

                  (1) The holders of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  (2) Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote at meetings of the shareholders of the corporation.

                  (3) In case of a dissolution or liquidation of the corporation, the holders of shares of Preferred Stock shall be entitled to receive payment of the par value thereof, and all accrued and unpaid dividends thereon, from the assets remaining, after paying the debts and liabilities of the corporation, before any payments shall be made to the holders of the shares of Common Stock, but shall not be entitled to participate any further in the distribution of the assets of the corporation.

         B. Common Stock. The express terms and provisions of the shares classified as Common Stock are as follows:

                  (1) The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  (2) Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                  (3) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         5. The name and mailing address of the incorporator is:

                           Gerald J. Morris
                             Eljer Industries, Inc.
                           17120 N. Dallas Parkway
                           Dallas, Texas 75248

         6. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the persons who are to serve a directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

                         Name                      Address:
                         ----                      -------
                1.       Scott G. Arbuckle         Eljer Industries, Inc.
                                                   17120 N. Dallas Parkway
                                                   Dallas, Texas 75248
                2.       A. Carl Mudd              Eljer Industries, Inc.
                                                   17120 N. Dallas Parkway
                                                   Dallas, Texas 75248


         7. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate or limit the liability of a director. (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

         8, The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

         9. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of May, 1992.

                                                    /s/ Gerald J. Morris
                                                    ---------------------------
                                                    Gerald J. Morris

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         SELKIRK CANADA U.S.A., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of SELKIRK CANADA U.S.A., INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation hereafter, shall be Krikles Canada U.S.A., Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SELKIRK CANADA U.S.A., INC. has caused this certificate to be signed by Alan Schutzman, its Vice President and Assistant Secretary, this 11th day of October, 2002.

                                       SELKIRK CANADA U.S.A., INC.


                                       By:  /s/ Alan Schutzman
                                          --------------------------------------
                                          Alan Schutzman
                                          Vice President and Assistant Secretary

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 04:00 PM 04/28/1992
                                                         732119023-2296013

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SELKIRK EUROPE U.S.A., INC.

         1. The name of the corporation is SELKIRK EUROPE U.S.A., INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of all classes of stock which the corporation shall have authority to issue is Eleven Thousand (11,000), of which One Thousand (1,000) shares shall be Preferred Stock having a par value of $100.00 per share (the "Preferred Stock") and Ten Thousand (10,000) shares shall be Common Stock having a par value of $1.00 (the "Common Stock").

     A. Preferred Stock. The express terms and provisions of the shares classified as Preferred Stock are as follows:

          (1) The holders of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          (2) Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote at meetings. of the shareholders of the corporation.

          (3) In case of a dissolution or liquidation of the corporation, the holders of shares of Preferred Stock shall be entitled to receive payment of the par value thereof, and all accrued and unpaid dividends thereon, from the assets remaining, after paying the debts and liabilities of the corporation, before any payments shall be made to the holders of the shares of Common Stock, but shall not be entitled to participate any further in the distribution of the assets of the corporation.

         B. Common Stock. The express terms and provisions of the shares classified as Common Stock are as follows:

          (1) The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          (2) Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote,

          (3) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         5. The name and mailing address of the incorporator is;

               Gerald J. Morris
               Eljer Industries, Inc.
               17120 N. Dallas Parkway
               Dallas, Texas 75248

         6. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

                       Name                             Address:
                       ----                             -------
              1.       Scott G. Arbuckle                Eljer Industries, Inc.
                                                        17120 N. Dallas Parkway

                                                        Dallas, Texas 75248

              2.        A. Carl Mudd                    Eljer Industries, Inc.
                                                        17120 N. Dallas Parkway
                                                        Dallas, Texas 75248

         7. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

         8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

         9. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of April, 1992.

                                                    /s/ Gerard J. Morris
                                                    ----------------------------
                                                    Gerard J. Morris

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         SELKIRK EUROPE U.S.A., INC., a corporation organized and existing under and by virtue of the Genera] Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of SELKIRK EUROPE U.S.A., INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation hereafter, shall be Krikles Europe U.S.A., Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SELKIRK EUROPE U.SA., INC. has caused this certificate to be signed by Alan Schutzman, its Vice President and Assistant Secretary, this 11th day of October, 2002.

                                     SELKIRK EUROPE U.S.A., INC.

                                     By: /s/ Alan Schutzman
                                        ----------------------------------------
                                        Alan Schutzman
                                        Vice President and Assistant Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                        FILED 04:30 PM 6/24/1992
                                                           732176021-2301909

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SELKIRK UK, U.SA. NO. 1, INC.

         1. The name of the corporation is SELKIRK UK, U.S.A. NO. 1, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         4. The total number of shares of all classes of stock which the corporation shall have authority to issue is Eleven Thousand (11,000), of which One Thousand (1,000) shares shall be Preferred Stock having a par value of $100.00 per share (the "Preferred Stock") and Ten Thousand (10,000) shares shall be Common Stock having a par value of $1.00 per share (the "Common Stock").

         A. Preferred Stock. The express terms and provisions of the shares classified as Preferred Stock are as follows:

         (1) The holders of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         (2) Except as otherwise required by law, the holders of Preferred Stock shall not be entitled to vote at meetings of the shareholders of the corporation.

         (3) In case of a dissolution or liquidation of the corporation, the holders of shares of Preferred Stock shall be entitled to receive payment of the par value thereof, and all accrued and unpaid dividends thereon, from the assets remaining, after paying the debts and liabilities of the corporation, before any payments shall be made to the holders of the shares of Common Stock, but shall not be entitled to participate any further in the distribution of the assets of the corporation.

         B. Common Stock. The express terms and provisions of the shares classified as Common Stock are as follows:

         (1) The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         (2) Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         (3) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         5. The name and mailing address of the incorporator is:

                  Gerald J. Morris
                  Eljer Industries, Inc.
                  17120 N. Dallas Parkway
                  Dallas, Texas 75248

         6. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation, and the name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

             Name                            Address:
             ----                            --------
1.       Scott G. Arbuckle                   Eljer Industries, Inc.
                                             17120 N. Dallas Parkway
                                             Dallas, Texas 75248

2.       A. Carl Mudd                        Eljer Industries,
                                             Inc. 17120 N. Dallas Parkway
                                             Dallas, Texas 75248


         7. A director of the corporation is not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this article does not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

         8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

         9. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of June, 1992.

                                                    /s/ Gerard J. Morris
                                                    ---------------------------
                                                    Gerard J. Morris

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         SELKIRK UK, U.S.A. NO.1, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of SELKIRK UK, U.S.A. NO.1, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation hereafter, shall be Selkirk, Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SELKIRK UK, U.S.A. NO.1, INC. has caused this certificate to be signed by Brooks F. Sherman, its President, this 14th ____ of October 1997.

                                             SELKIRK UK, U.S.A., NO. 1 INC.

                                             By: /s/ Brooks F. Sherman
                                                -------------------------
                                                 Brooks F. Sherman

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

         SELKIRK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of SELKIRK, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

         The name of the corporation hereafter, shall be Krikles, Inc.

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said SELKIRK, INC. has caused this certificate to be signed by Alan Schutzman, its Vice President and Assistant Secretary, this 11th day of October, 2002.

                                      SELKIRK, INC.


                                      By: /s/ Alan Schutzman
                                          --------------------------------------
                                          Alan Schutzman
                                          Vice President and Assistant Secretary

                                                    STATE OF DELAWARE
                                                    SECRETARY OF STATE
                                                 DIVISION OF CORPORATIONS
                                                FILED 12:00 PM 10/11/2002
                                                    020632528-2301909

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:53 PM 02/01/1993
                                                           930335052-2324469


                          CERTIFICATE OF INCORPORATION

                                       OF

                        LOKELANI DEVELOPMENT CORPORATION

         FIRST: The name of the Corporation is Lokelani Development Corporation (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having no par value.

         FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name                                                Mailing Address
----                                                ---------------
Deborah M. Reusch                                   P.O. Box 636
                                                    Wilmington, DE 19899

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of February, 1993.



                                                    /s/ Deborah M. Reusch
                                                    ----------------------------
                                                    Deborah M. Reusch
                                                    Sole Incorporator

                                                 STATE OF DELAWARE
                                                 SECRETARY OF STATE
                                              DIVISION OF CORPORATIONS
                                             FILED 12:00 PM 10/02/1992
                                                 722276070-2311506


                          CERTIFICATE OF INCORPORATION
                                       OF
                                    HS 1 INC.


         The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

         FIRST:   The name of the corporation is:

                                    HS 1 INC.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

         FIFTH: The name and mailing address of the incorporator is Inge Lepore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

         SIXTH:   The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case nay be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

         NINTH: The corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached his or her duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH:   Election of directors need not be by written ballot.

         ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 2nd day of October, 1992.

                                                    /s/ Inge Lepore
                                                    ----------------------------
                                                    Inge Lepore
                                                    Incorporator

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:30 AM 09/16/1994
                                                          944174367-2311506


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    HS 1 INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                   * * * * *

         HS 1 Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                    "FIRST: The name of the Corporation is Luxor Industries Inc. (hereinafter, the "Corporation")."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 15th day of September, 1994.

                                      HS 1 INC.


                                      By: /s/ George H. Hempstead, III
                                          -------------------------------------
                                          George H. Hempstead, III
                                          Vice President

ATTEST:


By:/s/ C. William Carmean
   ------------------------
   William Carmean
   Assistant Secretary

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 01:10 PM 07/03/1990
                                                         901845216-2235137

                          CERTIFICATE OF INCORPORATION

                                       OF

                     MAILI KAI LAND DEVELOPMENT CORPORATION

                               A Close Corporation

         FIRST: The name of the Corporation is Maili Kai Land Development Corporation (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, each having no par value. All of the Corporation's issued stock, exclusive of treasury shares, shall be represented by certificates and shall be held of record by not more than 30 persons. All of the issued stock shall be subject to one or more restrictions on transfer permitted by Section 202 of the GCL. The Corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time.

         FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name                                                Mailing Address
----                                                ---------------
Catherine D. Ledyard                                P.O. Box 636
                                                    Wilmington, DE 19899

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of July, 1990.

                                                    /s/ Catherine D. Ledyard
                                                    ----------------------------
                                                    Catherine D. Ledyard
                                                    Sole Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 MOBILITE, INC.

               UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


         WE, THE UNDERSIGNED, all of the age of twenty-one years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

         FIRST: The name of the corporation is MOBILITE, INC.

         SECOND:. The purposes for which it is formed are:

         To manufacture, buy, sell, import, export, and generally trade and deal in and with lighting fixtures, portable lighting units, lighting accessories and similar products.

         THIRD: The office of the corporation is to be located in the Village of Great Neck, County of Nassau, State of New York.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is ten thousand (10,000) of the par value of Ten Dollars ($10.00) each.

         FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post-office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o The Corporation Trust Company, 277 Park Avenue, New York, New York 10017.

         SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are THE CORPORATION TRUST COMPANY, 277 Park Avenue, New York, New York 10017.

         SEVENTH: No shareholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

         IN WITNESS WHEREOF, we have made, signed and acknowledged this c ertificate this 26 day of January A.D. 1965.

                                         /s/ Robert E. Boyd
                                         ------------------------------------
                                         Robert E. Boyd
                                         401 Spring Mill Rd.
                                         Villanova, Pa.


                                         /s/ J. L. Wilsterman
                                         ------------------------------------
                                         J. L. Wilsterman
                                         15 E. Dartmouth Cr.
                                         Media, Pa.

                                 ACKNOWLEDGMENT


STATE OF PENNSYLVANIA      )
                           ) SS:
COUNTY OF PHILADELPHIA     )


         On this 26 day of January, 1965, before me personally came Robert E. Boyd and J. L. Wilsterman, to me known, and known to me to be the persons described in and who executed the foregoing certificate, and they severally duly acknowledged to me that they had executed the same.

                                                    /s/ Nancy J. Kerst
                                                    Nancy J. Kerst
                                                    Notary Public

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

                             ---------------------

                           Under Section 805-A of the
                            Business Corporation Law

                             ----------------------

         Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

         FIRST:   That the name of the corporation is MOBILITE, INC.

         SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 29th day of January, 1965.

         THIRD:   That the change to the Certificate of Incorporation effected by this Certificate is as follows:

                  (a) To change the designation of a registered agent to United States Corporation Company, 60 Wall Street, New York, New York.

                  (b) The designation of the Corporation Trust Company as the registered agent of this corporation is hereby revoked.

         FOURTH: That the Change of the Certificate of Incorporation was authorized by the vote of a majority of directors present at a meeting of the Board at which a quorum was present.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23rd day of January, 1969.

                                         MOBILITE, INC.


                                         /s/ James J. Brown
                                         --------------------------------------
                                         James J. Brown
                                         Vice President




                                         /s/ Hugh H. Shull Jr.
                                         --------------------------------------
                                         Hugh H. Shull Jr.
                                         Assistant Secretary

STATE OF NEW YORK     )
                      ) SS:
COUNTY OF NEW YORK    )

         Hugh H. Shull, Jr., being duly sworn, deposes and says that he is Ass't Secretary of Mobilite, Inc., the corporation mentioned and described in the foregoing instrument; that he has read and signed the same and that the statements contained herein are true.


Sworn to before me this
    day of       , 1969

-----------------------
Notary Public

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

                             ---------------------
                           Under Section 805-A of the
                            Business Corporation Law
                             ----------------------

         Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

         FIRST:   That the name of the corporation is
                           MOBILITE, INC.

         SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 29th day of January, 1965.

         THIRD:   That the change to the Certificate of Incorporation effected by this Certificate is as follows:

                           To change the post office address to which the
                  Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be c/o United States Corporation Company, 14th Floor, 70 Pine Street, New York, N. Y. 10005 and to change the address of the Registered Agent to 70 Pine Street, New York, N.Y. 10005.

         FOURTH: That a notice of the proposed change was mailed to the corporation by the United States Corporation Company not less than thirty days prior to the date of delivery of this certificate to the Department of State and that the corporation has not objected thereto. The United States Corporation Company is the agent of the corporation to whose address the Secretary of State is required to mail copies of process and is the Registered Agent.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 24th day of May, 1974.


                                         UNITED STATES CORPORATION COMPANY

                                         /s/ Garvin P. Kiernan
                                         --------------------------------------
                                         Garvin P. Kiernan, Vice President


                                         /s/ Catherine E. McNealy
                                         --------------------------------------
                                         Catherine E. McNealy, Asst. Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

             (Under Section 805-A of the Business Corporation Law)

                                ----------------

         FIRST: The name of the corporation (the "corporation") is MOBILITE, INC.

         SECOND: The Certificate of incorporation of the corporation was filed by the Department of State on January 29, 1965.

         THIRD: The Certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him and to change the address of the registered agent; and, to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

"The post office address within the State of New York to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him is c/o United States Corporation Company, 1 Gulf+Western Plaza, New York, New York 10023-7773."

"The name and the address of the registered agent of the corporation are United States Corporation Company, 1 Gulf+Western Plaza, New York, New York 10023-7773. Said registered agent is to be the Agent upon which process against the corporation may be served."

         FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than thirty days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of the State of New York is required to mail copies of process and the registered agent of the corporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


Dated:  November 10, 1986

                                         UNITED STATES CORPORATION COMPANY

                                         /s/ Dennis E. Howarth
                                         --------------------------------------
                                         Dennis E. Howarth, Vice President


                                         /s/ Grant M. Dawson
                                         --------------------------------------
                                         Grant M. Dawson, Asst. Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

             (Under Section 805-A of the Business Corporation Law)


         FIRST:   The name of the corporation (the "corporation") is
                           MOBILITE, INC.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State, on 01/29/1965.

         THIRD: The Certificate of Incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon him and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

         "The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o United States Corporation Company, 15 Columbus Circle, New York, New York 10023-7773.

         "The name and the address of the registered agent of the corporation are United States Corporation Company, 15 Columbus Circle, New York, New York 10023-7773. Said registered agent is to be the agent upon which process against the corporation may be served."

         FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of the State of New York is required to mail copies of process and the registered agent of the corporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated:  11/13/90

                                         UNITED STATES CORPORATION COMPANY


                                         /s/ Alan E. Spiewak
                                         --------------------------------------
                                         Alan E. Spiewak, Vice President


                                         /s/ Richard L. Kushay
                                         --------------------------------------
                                         Richard L. Kushay, Asst. Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

                           UNDER SECTION 805-A OF THE
                            BUSINESS CORPORATION LAW

                                   * * * * *


         WE, THE UNDERSIGNED, GEORGE H. HEMPSTEAD, III and STEVE BARRE, being respectively the Vice President and the Assistant Secretary of MOBILITE, INC., hereby certify:

         1.       The name of the corporation is MOBILITE, INC.

                  It was incorporated under the name MOBILITE, INC.

         2. The Certificate of Incorporation of said corporation was filed by the Department of State of January 29, 1965.

         3. The following was authorized by the Board of Directors:

         To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceedings against the corporation which may be served on him from c/o UNITED STATES CORPORATION COMPANY, 15 Columbus Circle, New York, New York 10023-7773 to c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

         To change the registered agent in New York, upon whom all process against the corporation may be served from UNITED STATES CORPORATION COMPANY, 15 Columbus Circle, New York, New York 10023-7773 to C T Corporation System, 1633 Broadway, New York, New York 10019.

         IN WITNESS WHEREOF, we have signed this Certificate on the 19th day of June, 1992, and we affirm the statements contained therein as true under penalties of perjury.

                                         /s/ George H. Hempstead, III
                                         --------------------------------------
                                         George H. Hempstead, III
                                         Vice President



                                         /s/ Steve Barre
                                         --------------------------------------
                                         Steve Barre
                                         Assistant Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                                 MOBILITE, INC.

              Under Section 805-A of the Business Corporation Law


         1.       The name of the corporation is MOBILITE, INC.

         If applicable, the original name under which it was formed is

         2. The Certificate of Incorporation of said corporation was filed by the Department of State on 1/29/65.

         3. The address of C T Corporation System as the registered agent of said corporation is hereby changed from C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

         4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011.

         5. Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto.

         6. C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.

                                         C T CORPORATION SYSTEM

                                         By:  /s/ Kenneth J. Uva
                                            -----------------------------------
                                            Kenneth J. Uva
                                            Vice President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 33 Inc.

                            -----------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                            -----------------------


         HKID 33 Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                  "FIRST:  The name of the Corporation is Nissen
                  Universal Holdings Inc. (hereinafter, the
                  "Corporation")."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 4th day of April, 1988.


                                         HKID 33 Inc.


                                         By: /s/ George Hempstead, III
                                            -----------------------------------
                                            Name:    George Hempstead, III
                                            Title:   Vice President


ATTEST:

/s/ Robert E. Walton
-------------------------------
Name:    Robert E. Walton
Title:   Assistant Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 33 Inc.


         1. The name of the corporation is HKID 33 Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                           Yoshihisa Kainuma
                           c/o Weil, Gotshal & Manges
                           767 Fifth Avenue
                            New York, New York 10153

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of September, 1987.


                                         /s/ Yoshihisa Kainuma
                                         --------------------------------------
                                         Yoshihisa Kainuma

                            CERTIFICATE OF FORMATION
                                       OF
                              OUTDOOR PRODUCTS LLC


         This Certificate of Formation of Outdoor Products LLC (the "LLC") is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.).

         FIRST: The name of the limited liability company formed hereunder is Outdoor Products LLC.

         SECOND: The address of the registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are as follows: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 24th day of February 2000.


                                         By:       /s/ Steven C. Barre
                                            -----------------------------------
                                         Name:    Steven C. Barre
                                         Title:   Authorized Person



                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 03:00PM 02/24/2000
                                                             00129 4248-3182989

                              CERTIFICATE OF MERGER

                                     MERGING

                             OUTDOOR PRODUCTS, INC.

                                      INTO

                              OUTDOOR PRODUCTS LLC

         Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, Outdoor Products LLC, a Delaware limited liability company, does hereby certify that:

         FIRST: The name and jurisdiction of formation or organization of each of the domestic limited liability companies and other business entities which are to merge (the "Constituent Entities") are as follows:

         Name                       Jurisdiction of Formation or Organization
         ----                       -----------------------------------------

         Outdoor Products, Inc.     Delaware

         Outdoor Products LLC       Delaware

         SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the provisions of subsection (c) of Section 264 of the General Corporation Law of the State of Delaware and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

         THIRD: The name of the surviving limited liability company of the merger is Outdoor Products LLC and shall continue its existence as said limited liability company under the name of "Outdoor Products LLC" upon the effective date and time of said merger pursuant to the provisions of the Delaware Limited Liability Company Act.

         FOURTH: The effective date and time of the merger shall be the time of the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

         FIFTH: The executed Agreement of Merger is on file at the principal place of business of the surviving domestic limited liability company, the address of which is 1 Commerce Center, Suite 504, 12th & Orange Street, Wilmington, DE 19899.

         SIXTH: A copy of the Agreement of Merger will be furnished by the surviving domestic limited liability company, on request and without cost, to any member of, or any person holding an interest in, either of the Constituent Entities.

         IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of this 24th day of March 2000.

                                         OUTDOOR PRODUCTS LLC


                                         By:  JUSI HOLDINGS, INC., its sole
                                              member


                                         By:  /s/ George H. MacLean
                                             ----------------------------------
                                             Name:    George H. MacLean
                                             Title:   Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                        P H PROPERTY DEVELOPMENT COMPANY

                                   * * * * *

     1.  The name of the corporation is
         P H PROPERTY DEVELOPMENT COMPANY.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) Common; all of such shares shall be without par value.

     5A. The name and mailing address of each incorporator is as follows:

         Name                                 Mailing Address
         ----                                 ---------------

         L. J. Vitalo                         Corporation Trust
                                              Center 1209 Orange Street
                                              Wilmington, Delaware 19801

         J.A. Grodzicki                       Corporation Trust
                                              Center 1209 Orange Street
                                              Wilmington, Delaware 19801

         S.J. Queppet                         Corporation Trust
                                              Center 1209 Orange Street
                                              Wilmington, Delaware 19801

         5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

         Name                                 Mailing Address
         ----                                 ---------------

         George H. Hempstead                  100 Wood Avenue South
                                              Iselin, NJ 08830

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 17th day of November, 1987.

                                         /s/ L. J. Vitalo
                                         --------------------------------------
                                         L. J. Vitalo


                                         /s/ J. A. Grodzicki
                                         --------------------------------------
                                         J. A. Grodzicki


                                         /s/ S. J. Queppet
                                         --------------------------------------
                                         S. J. Queppet

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        P H PROPERTY DEVELOPMENT COMPANY

                     --------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                     --------------------------------------

         P H Property Development Company, a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended, effective upon filing, by changing Article 1. thereof so that, as amended, said Article shall read in its entirety as follows:

         "1. The name of the corporation is PH Property Development Company (hereinafter, the "Corporation")."

         Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the written consent, in accordance with the provisions of Section 228 of such statute, of the holders of all outstanding stock entitled to vote thereon.

         IN WITNESS WHEREOF, P H Property Development Company has caused this Certificate to executed in its corporate name by its Vice President and attested by its Assistant Secretary this 10th day of February, 1994.

                                         PH PROPERTY DEVELOPMENT COMPANY


                                         By: /s/ George H. MacLean
                                            -----------------------------------
                                            Name:    George H. MacLean
                                            Title:   Vice President


Attest:


/s/ Dennis W. Luddy
-------------------------
Dennis W. Luddy
Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               KIDDE REALTY, INC.

                                      INTO

                         PH PROPERTY DEVELOPMENT COMPANY

                                   * * * * *

         PH PROPERTY DEVELOPMENT COMPANY, a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That this corporation was incorporated on the 24th day of November, 1987, pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of KIDDE REALTY, INC., a corporation incorporated on the 21st day of April, 1981, pursuant to the General Corporation Law of the State of Delaware.

         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 24th day of September, 1996, determined to and did merge into itself said KIDDE REALTY, INC.:

                  RESOLVED, that the Corporation merge, and it hereby does merge into itself said KIDDE REALTY, INC., a wholly-owned subsidiary of the Corporation organized under the laws of the State of Delaware, and assumes all of the obligations and liabilities of KIDDE REALTY, INC.

                  FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

                  FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said KIDDE REALTY, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

         FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of PH PROPERTY DEVELOPMENT COMPANY at any time prior to the date of filing the merger with the Secretary of State.

         IN WITNESS WHEREOF, said PH PROPERTY DEVELOPMENT COMPANY has caused this Certificate to be signed by George H. MacLean, its Vice President, this 24th day of September, 1996.

                                         PH PROPERTY DEVELOPMENT COMPANY


                                         By: /s/ George H. MacLean
                                            ----------------------------------
                                            Name:    George H. MacLean
                                            Title:   Vice President

                            ARTICLES OF INCORPORATION

                                       OF

                         PRESCOLITE LITE CONTROLS, INC.

                             ----------------------

         I, the undersigned, a natural person of the age of twenty-one years or more, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE ONE

         The name of the corporation is

                         PRESCOLITE LITE CONTROLS, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose or purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the aforesaid Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) shares of the par value of ten dollars ($10.00) each.

                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE SIX

         The post office address of its initial registered office is the Littlefield Building, Austin, Texas 78701, and the name of its initial registered agent at such address is the United States Corporation Company.

                                  ARTICLE SEVEN

         The number of directors constituting the initial Board of Directors is one (1) and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualifies are:

         Name                                      Address
         ----                                      -------

         Edward D. Toole, Jr.                      Suite 700, University Tower
                                                   Dallas, Texas 75206


                                  ARTICLE EIGHT

         The name and address of the incorporator are:

         Name                                      Address
         ----                                      -------

         Christopher H. Benbow                     70 Pine Street
                                                   New York, New York 10270


         IN WITNESS WHEREOF, I have hereunto set my hand on the day opposite my signature.


Dated:  December 2nd, 1983               /s/ Christopher H. Benbow
                                         --------------------------------------
                                         Christopher H. Benbow

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )


         I, Ann Patalano, a Notary Public, do hereby certify that on the 2nd day of December, 1983, personally appeared before me Christopher H. Benbow, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

                                         /s/ Ann Patalano
                                         --------------------------------------
                                         Ann Patalano

                              ARTICLES OF AMENDMENT


         Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

         1. The name of the corporation is: Prescolite Lite Controls, Inc.

         2. Article One of the Articles of Incorporation is hereby amended so as to read as follows: The name of the corporation is PLC Realty Inc.

         3. The date of adoption of each amendment is: May 30, 2002.

         4        The amendment was approved by shareholders as follows:

         a) The number of shares outstanding is 100. None of which are entitled to vote as a separate class.

         b)       The number of shares that voted for the amendment is 100.

Date May 30, 2002.

                                         By: /s/ Steven C. Barre
                                             ----------------------------------
                                             Steven C. Barre, Vice President

                  OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
              P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
                            Articles of Incorporation


1.                    Type of
                      Corporation
Profit                Nonprofit
2.                    Name of the
                      Corporation
Redmont, Inc.
3.                    The future
                      effective date is
                      (Complete if
                      applicable)
4.                    FOR NONPROFITS           years or          perpetual
                      ONLY: The period of
                      duration is
5.                    FOR PROFITS ONLY:
                      The Number (and
                      Classes) if any
                      of shares the
                      corporation is
                      authorized to
                      issue is (are) as
                      follows
Classes               # of Shares         If more than one    (See Attached)
                      Authorized          (1) class of
                                          shares is
Common                100                 authorized, the
                                          preferences,
                                          limitations, and
                                          relative rights
                                          of each class are
                                          as follows:
6.                    Name and Street
                      Address of the
                      Registered Agent
                      and Registered
                      Office is
Name                  C T Corporation
                      System
Physical Address      118 North
                      Congress Street
P.O. Box
City, State, ZIP5,    Jackson             MS                  39201
ZIP4
7.                    The name and
                      complete address
                      of each
                      incorporator are
                      as
                      follows
Name                  Michael J. Dalton
Street                1646 N.
                      California Blvd.,
                      Suite 310
City, State, ZIP5,    Walnut Creek        CA                  94596 -
ZIP4
Name
Street
City, State, ZIP5,
ZIP4
Name
Street
City, State, ZIP5,
ZIP4
Name
Street
City, State, ZIP5,
ZIP4
8.                    Other Provisions   See Attached
9.                    Incorporators'
                      Signatures
                      (please keep
                      writing within
                      blocks)


         /s/ Michael J. Dalton

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 11 Inc.

         1. The name of the corporation is HKID 11 Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which shares shall be without par value.

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6. The name and mailing address of the incorporator is:

                           Yoshihisa Kainuma
                           c/o Weil, Gotshal & Manges
                           767 Fifth Avenue
                            New York, New York 10153

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of September, 1987.


                                         /s/ Yoshihisa Kainuma
                                         --------------------------------------
                                         Yoshihisa Kainuma

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  HKID 11 Inc.

                       ----------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                       ----------------------------------

         HKID 11 Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                  "FIRST:  The name of the Corporation is
                  Rexair Holdings Inc. (hereinafter,
                  the "Corporation")."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 4th day of April, 1988.

                                         HKID 11 Inc.


                                         By: /s/ George Hempstead, III
                                            -----------------------------------
                                            Name:    George Hempstead, III
                                            Title:   Vice President


ATTEST:


/s/ Robert E. Walton
---------------------------------
Name:    Robert E. Walton
Title:   Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              REXAIR HOLDINGS INC.

                            -----------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                            -----------------------

         Rexair Holdings Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article 1. thereof so that, as amended, said Article shall read in its entirety as follows:

         1. The name of the corporation is Strategic Industries, Inc.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Secretary this 8th day of July, 1999.

                                         Rexair Holdings Inc.


                                         By: /s/ George H. MacLean
                                            -----------------------------------
                                            George H. MacLean
                                            Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           STRATEGIC INDUSTRIES, INC.


         STRATEGIC INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL") (the "Corporation"), does hereby certify pursuant to Section 242 of the GCL:

         FIRST: That, at a meeting of the Board of Directors of the Corporation, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article 4 of the Certificate of Incorporation of the Corporation be, and the same hereby is, amended and restated in its entirety to read as follows:

                  "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Thousand (5,000), all of which shall be Common Stock, no par value."

         SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL, at which meeting the holders of a majority of the outstanding common stock entitled to vote thereon voted in favor of the amendment.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed this 21st day of March 2000.

                                         STRATEGIC INDUSTRIES, INC.


                                         By: /s/ George H. MacLean
                                            -----------------------------------
                                            George H. MacLean
                                            Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           STRATEGIC INDUSTRIES, INC.

                         -----------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                         -----------------------------

         Strategic Industries, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article 1. thereof so that, as amended, said Article shall read in its entirety as follows:

         1. The name of the corporation is Rexair Holdings, Inc.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its President this 28th day of March, 2000.

                                         STRATEGIC INDUSTRIES, INC.


                                         By: /s/ Robert C. Stift
                                            -----------------------------------
                                            Robert C. Stift
                                            President

                          CERTIFICATE OF INCORPORATION

                                      -of-

                                   LC 1, INC.

                          ---------------------------


         WE, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST:   The name of the corporation is

                           LC 1, INC.

         SECOND: The registered office, of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred (100), all of which are without par value.

         FIFTH: The name and address of each of the incorporators are as follows:

Name                                    Address

Paul Allersmeyer                        60 Wall Street, New York, NY 10005
Robert F. Gilhooley                     60 Wall Street, New York, NY 10005
John B. Hoenigmann                      60 Wall Street, New York, NY 10005

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

         (2) The Board of Directors shall have power without the assent or vote of the stockholders

                           (a) To make, alter, amend, change, add to or repeal
                  the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or not profits; and to fix the times for the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to
                  what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

         (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be here represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of director's interest, or for any other reason.

         (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 13th day of October, 1971.


                                         /s/ Paul Undersmeyer             (L.S.)
                                         ---------------------------------
                                         Paul Allersmeyer


                                         /s/ Robert F. Gilhooley          (L.S.)
                                         ----------------------------------
                                         Robert F. Gilhooley


                                         /s/ John B. Hoenigmann           (L.S.)
                                         ---------------------------------
                                         John B. Hoenigmann

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   LC 1, Inc.

                  Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         We, Maurice M. Rosen, President, and Samuel H. Barker,
Secretary-Treasurer of LC 1, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

         FIRST:   That the Certificate of Incorporation of said corporation has been amended as follows:

         By adding at the end of Article Sixth, Section (5) thereof as it now exists, the following:

                           "(5) As long as at least a majority of the
                  outstanding shares of the Corporation's voting stock are held of record by LCA Corporation, a Delaware corporation ("LCA") and/or its majority owned domestic subsidiaries, without the written consent of LCA:

                           (a) The Corporation will not create, incur, assume,
                  guarantee, become liable with respect to or suffer to exist any indebtedness other than: (i) indebtedness of the Corporation outstanding or in existence at the time of the first acquisition by LCA of shares of the Corporation's voting stock; (ii) indebtedness of the Corporation (A) to LCA, wholly-owned domestic subsidiaries of Walter Kidde & Company, Inc., a Delaware corporation ("Kidde"); (B) secured by liens permitted by subparagraph (b) of paragraph (5) of Article Sixth of these articles and not overdue; (C) to subsidiaries of LCA arising out of transactions permitted under subparagraph (c) of paragraph (5) of Article Sixth of these articles and (D) for taxes, assessments or governmental charges for levies; (iii) current liabilities of the Corporation (other than for borrowed money) incurred in the ordinary course of business; and (iv) liabilities of the Corporation in respect of dividends declared and payable within 60 days after declaration, but, in accordance with the terms of declaration, not yet paid.

                           (b) The Corporation will not create, incur or suffer
                  to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon any of its property or assets (collectively, "liens"; provided, however, that this restriction shall not apply to or restrict any of the following: (i) liens upon property or assets of the Corporation outstanding or in existence at the time of the first acquisition by LCA of shares of the Corporation's voting stock; (ii) liens in favor of LCA, wholly-owned domestic subsidiaries of LCA Kidde or wholly-owned domestic subsidiaries of Kidde; (iii) pledges or deposits under workmen's compensation laws or similar legislation, or deposits in connection with bids, tenders, contracts (other than for the payment of money), membership in associations, or leases to secure public or statutory obligations of the Corporation, or deposits to secure surety and appeal bonds to which the Corporation is a party, or liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, liens on personal property in course of transportation under letter of credit or similar retention of title contracts, or liens arising through the pledge of documents representing merchandise being shipped to any place within or without the continental limits of the United States in connection with the financing of such shipments, or liens arising out of judgments or awards against the Corporation with respect to which the Corporation at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or liens, incurred in the ordinary course of business, pursuant to the terms of any lease under which the Corporation shall be the lessee, on the property located on the leased premises securing the lessor thereunder the payment of rentals due under such lease; or (iv) liens for taxes not yet subject to penalties for non-payment or the payment of which is being contested in good faith; or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, which encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Corporation, in the aggregate material detract from the value of said properties or materially impair their use in the operation of the business of the Corporation.

                           (c) The Corporation will not have or make any
                  investment in securities or any other investments in a corporation or other entity, whether by acquisition of stock or indebtedness or by loan, advance, transfer of property, capital contribution, guarantee of indebtedness or otherwise (collectively "investments"); provided, however, that this restriction shall not prevent: (i) the Corporation from purchasing prime commercial paper and direct obligations of the United States Government having a maturity of not more than 24 months from the date of purchase; or (ii) the Corporation from having or making any investment in (A) any subsidiary of LCA at least a majority of the outstanding voting stock of which was acquired by LCA from Kidde and/or subsidiaries of Kidde, or (B) in LCA, any wholly-owned domestic subsidiary of LCA, Kidde, any wholly-owned domestic subsidiary of Kidde or any corporation which, simultaneously with the making of such investment, becomes a wholly-owned domestic subsidiary of LCA or Kidde.

                           (d) The Corporation will not enter into any lease of
                  manufacturing property or plant or related manufacturing equipment in any such plant

                  (other than leases outstanding or in existence at the time of the first acquisition by LCA of shares of the Corporation's voting stock) which has an original, term, together with any term or terms for which the lease is renewable or extendible at the option of the lessor or the lessee, in excess of three years.

                           Notwithstanding the foregoing, the Corporation will
                  not enter into any transaction which would constitute a breach or violation of the provisions of LCA's Certificate of Incorporation."

         SECOND: That such amendment has been duly adopted by the written consent of the sole stockholder of this Corporation's stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         THIRD: Pursuant to the provisions of section 242 of the General Corporation Law of the State of Delaware, it is hereby stated that the capital of the Corporation will not be reduced under or by reason of this amendment.

         IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the Corporation to be hereunto affixed this 1st day of March, 1972.

                                         /s/ Maurice M. Rosen
                                         --------------------------------------
                                         Maurice M. Rosen, President


ATTEST:


/s/ Samuel H. Barker
---------------------------------------
Samuel H. Barker, Secretary-Treasurer


STATE OF PENNSYLVANIA      )
                           ) ss.
COUNTY OF PHILADELPHIA     )



         BE IT REMEMBERED that on this 1st day of March 1972, personally came before me Pinkus Gaizer, a Notary Public in and for the County and State aforesaid, Maurice M. Rosen party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

         GIVEN under my hand and seal of office the day and year aforesaid.



                                                    /s/ Pinkus Gaizer
                                                    ----------------------------
                                                    Notary Public

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   LC 1, INC.

                            ------------------------

                  Adopted in accordance with the provisions of
                 Section 242 of the General Corporation Law of
                              the State of Delaware


         We, Maurice M. Rosen, President, and Samuel H. Barker,
Secretary-Treasurer of LC 1, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of said corporation as follows:

                  FIRST: That the Certificate of Incorporation of said corporation was filed in the Office of the Secretary of State of the State of Delaware on October 14, 1971, and a certified copy thereof was recorded in the Office of the Recorder of Kent County, Delaware, on October 14, 1971; and that an amendment to the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on March 23, 1972, and a certified copy thereof was recorded in the Office of the Recorder of Kent County, Delaware on March 23, 1972.

                  SECOND: That the Certificate of Incorporation of said corporation has been amended as follows:

                  By striking out the whole of Article First thereof as it now exists and inserting in lieu and instead thereof a new Article First, reading as follows:

                  "First: The name of the corporation is Rexair, Inc."

                  THIRD: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, Section 242, by the unanimous vote of the holders of the shares of stock entitled to vote thereon.

                  FOURTH: Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, it is hereby stated that the capital of the Corporation will not be reduced under or by reason of this amendment.

         IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the Corporation to be hereunto affixed this 14th day of April 1972.

                                         /s/ Maurice M. Rosen
                                         --------------------------------------
                                         Maurice M. Rosen, President

(SEAL)

ATTEST:

/s/ Samuel H. Barker
-------------------------------------
Samuel H. Barker, Secretary-Treasurer

STATE OF PENNSYLVANIA      )
                           ) SS.
COUNTY OF PHILADELPHIA     )



         BE IT REMEMBERED that on this 14th day of April 1972, personally came before me Pinkus Gaizer, a Notary Public in and for the County and State aforesaid, Maurice M. Rosen a party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.

         GIVEN under my hand and seal of the office the day and year aforesaid.

                                         /s/ Pinkus Gaizer
                                         --------------------------------------
                                         Notary Public

         We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of Connecticut; and we further certify:

         FIRST: That the name of the. corporation is

                     SANITARY-DASH MANUFACTURING CO., INC.

         SECOND: That the corporation is to be located in the Town of Thompson, County of Windham, State of Connecticut.

         THIRD: That the nature of the business to be transacted, and the purposes to be promoted or carried out, by said corporation are as follows:

         (a) To invent, design, manufacture, assemble, buy, sell, import, export, install, inspect and repair beating, cooling, ventilating, water supply, waste, sewage and sewerage disposal systems, lighting, lavatories, bathrooms, kitchen equipment, appliances, apparatus, machinery, equipment, materials :and supplies of all kinds, as well as parts and components therefor and thereof; to make and furnish plans, specifications and estimates of costs and to enter into and perform contracts for work and materials for any and all of the aforementioned systems, equipment and supplies.

         (b) To buy, sell, import, export, design, manufacture, assemble, fabricate, install, inspect and repair all kinds of rubber goods, rubberized parts, synthetic rubber-like materials and goods, waterproofing materials, caulks and cements.

         (c) To invent, design, manufacture, assemble, plate, finish, polish, amalgamate, alloy, treat, harden, soften, buy, sell, import, export, install, inspect and repair metals of every type and variety, and plastics of every type and variety, and generally to deal in lavatory, kitchen and plumbers' supplies, fixtures, materials, parts, tubing, pipes, piping, devices, instruments, equipment and machinery of any and all kinds.

         (d) To invent, design, manufacture, assemble, buy, sell, import, export, install, inspect and repair electrical parts and supplies, wiring, tubing, conduit, fixtures, equipment, instruments, devices and machinery of any and all kinds.

         (e) To invent, design, manufacture, assemble, buy, sell, import, export, install and inspect cloths, coated materials, curtains, lavatories, toilets, washrooms, basins, commodes, sinks, showers, curtain rods, towel bars, racks, rings, hooks and devices or equipment of all kinds, whether similar or dissimilar, now known or hereafter developed.

         (f) To apply for, obtain, register, purchase, lease and otherwise acquire, and to hold, use and operate, and sell, assign, license and otherwise dispose of any patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States and elsewhere, or otherwise; and to use, exercise, develop and grant licenses in respect of and otherwise turn into account such patents, licenses, processes and the like, and any property or rights in connection therewith.

         (g) To apply for, obtain, record, purchase, lease or otherwise acquire trade marks, trade names, licenses, copyrights and other rights in or to properties of all kinds, and to use, develop, sell, dispose of and grant licenses in respect of and otherwise to turn to account any such marks, names, licenses or rights.

         (h) To enter into, make, perform and carry out contracts for any lawful purpose pertaining to its business with any firm, person, association or corporation.

         (i) To manufacture, purchase or otherwise acquire, own, pledge, mortgage, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, merchandise and real and personal property of every class and description.

         (j) To buy, purchase, exchange, lease, hire or otherwise acquire real estate and property, whether improved or unimproved, and interests therein, or any rights, fixtures, easements or privileges appertaining or appurtenant thereto, and to own, hold, control, maintain, manage, develop, sell, exchange, lease, hire and otherwise to dispose of the same in any State of the United States, or in any of the territories, possessions, colonies or dependencies of the United States, and in the District of Columbia, and in any part of the world.

         (k) To buy, purchase, hire, lease or otherwise acquire such personal property, chattels, rights, easements, permits, privileges, and franchises as may lawfully be bought, purchased, hired, leased or otherwise acquired pursuant to the Laws of the State of Connecticut relating t o stock corporations; and to own, hold, control, maintain, manage, develop, sell, exchange, lease, hire or otherwise dispose of the same,

         (1) To purchase, acquire, hold, sell, exchange, pledge, hypothecate or otherwise dispose of or deal in or with, the stocks, bonds, notes, debentures and other evidences of indebtednesses and obligations of any private, public, quasi-public or municipal corporation, domestic or foreign, or of any domestic or foreign state, government or governmental authority, or of any political or administrative subdivision or department thereof, and all trust, participation or other certificates of, or receipts evidencing interest in any such securities; and, while the owner of any such securities or evidences of indebtedness or interest therein, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes.

         (m) To sell, manage, improve, develop, assign, transfer and convey, exchange, lease, sublease, pledge or otherwise alienate or dispose of, and to mortgage and otherwise encumber the lands, buildings, structures, fixtures, hereditaments, rights, interests and other property, real and personal, and chattels real, or any portion or portions thereof and wheresoever situated, and any and all legal and equitable rights therein.

         (n) To borrow money with or without pledge of or mortgage on any and all of its property, real or personal, or any interest, estate or rights therein, as security, and to loan and advance money upon mortgages of personal and real property.

         (o) To buy, sell, exchange or otherwise deal in and with, or to acquire, or dispose of, with or without guaranty of payment, thereof, bonds, mortgages, leases, rights and interests of, in and to real and personal property and other securities, and other kinds of property, whether real or personal, not prohibited or specially excepted by law, and to do and prosecute any acts and things incident to or property in connection with the carrying on of its business.

         (p) To acquire the good will, rights, property and assets of all kinds, and to undertake the whole or any part of the liabilities of any person, partnership, association or corporation engaged in any business the same as or similar or related to that the conduct of which this corporation is formed for, and to pay for the same in cash, stock, notes, bonds or other obligations of this corporation or any other manner.

         (q) To acquire any and all rights and property (and to acquire and take over as a going concern and to carry on the business) of any person, firm, association or corporation engaged in any business which this corporation is organized to carry on, and in connection therewith to acquire the good will and any and all of the assets, and assume and otherwise provide for all or any of the liabilities, in any lawful manner, of the whole or any part of the business as acquired.

         (r) To purchase and otherwise acquire, hold, own, sell, pledge, exchange or otherwise dispose of the shares of the capital stock, notes, bonds, obligations and other evidences of indebtedness of any corporation, domestic or foreign, and the good will, rights, assets and property of any and all kinds, and parts thereof, or of any person, firm or corporation, domestic or foreign, engaged in any business which this corporation is organized to carry on, with the power to issue in exchange therefor the stock, notes, bonds or other obligations of this corporation, and to exercise in respect thereof all rights, powers and privileges of the individual owners or holders thereof, including the right to vote thereon.

         (s) To purchase, hold, sell and transfer the shares of its own capital stock and its own bonds, debentures or other obligations, secured or unsecured.

         (t) To have one or more offices and to carry on and conduct all or any of its operations and business in any of the States, Districts, territories, possessions, colonies or dependencies of the United States of America, and in any and all foreign countries, subject to the laws of the State of Connecticut and of each such other State, District, territory, possession, colony, dependency or foreign country.

         (u) In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the Laws of the State of Connecticut upon corporations and so far as permitted by law to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         FOURTH: That the amount of capital stock of said corporation hereby authorized is Three Hundred Sixty (360) shares without par value, all of the same class.

         FIFTH: That the amount of paid-in capital with which this corporation shall commence business is Three Thousand Six Hundred Dollars ($3,600.00) and the authorized capital of this corporation likewise is Three Thousand Six Hundred Dollars ($3,600.00).

         SIXTH: That the duration of the corporation is perpetual.

         SEVENTH: The number of Directors of the corporation shall not be less than three nor more than four. At all elections of Directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of shares of stock owned by such stockholder and recorded as such on the books of the corporation as of the date of the election multiplied by the number of Directors to be elected at such election, and each stockholder may cast all of his votes for a single candidate for Director or may cast portions of the total of his votes for any two or more such candidates as he may see fit.

                           SIGNATURES OF INCORPORATORS


          Name                                 Residence
          ----                                 ---------

     GERALD LANDGARTEN               of 132 Coolidge Road, Worcester, Mass.

     IRVING FINS                     of 31 Roxbury Street, Worcester, Mass.

     ALBERT FINS                     of 74 Reed Street, Worcester, Mass.






/s/ Gerald Landgarten        (L.S.)      /s/ Irving Fins                 (L.S.)
-----------------------------            -------------------------------
    Gerald Landgarten                        Irving Fins

                                         /s/ Albert Fins                 (L.S.)
                                         --------------------------------
                                             Albert Fins


Dated at North Grosvenordale, Windham County, Connecticut, this 4th day of June, 1959.

STATE OF CONNECTICUT   )
COUNTY OF WINDHAM      ) ss:


                                                                   June 4, 1959


         Personally appeared ALBERT FINS, IRVING FINS and GERALD LANDGARTEN, being all of the incorporators of

                     SANITARY-DASH MANUFACTURING CO., INC.,

and they made solemn oath to the truth of the foregoing certificate by them respectively subscribed before me.


                                         /s/ Louis E. Molinaro
                                         --------------------------------------
                                         Notary Public

                         CERTIFICATE OF NUMBER OF SHARES

                        WITHOUT PAR VALUE TO BE ISSUED,

                               AND VALUE PER SHARE


         We, the undersigned, a majority of the directors of SANITARY-DASH MANUFACTURING, CO., INC., a corporation organized under the statute laws of the State of Connecticut and located in the Town of Thompson in said State, hereby certify:

         That said corporation will issue One Hundred Eighty (180) shares of its stock without par value for the value of One Thousand Dollars ($1,000.00) per share.

Dated at North Grosvenordale, Connecticut, this 14th day of September, 1959.


           /s/ Albert Fins                )
-----------------------------------------
             Albert Fins                  )                A majority
        /s/ Gerald Landgarten             )                  of the
-----------------------------------------                  Directors
          Gerald Landgarten               )
           /s/ Irving Fins                )
-----------------------------------------
             Irving Fins                  )


STATE OF CONNECTICUT       )
COUNTY OF WINDHAM          ) ss:

         Personally appeared ALBERT FINS, GERALD LANDGARTEN and IRVING FINS, a majority of the directors of SANITARY-DASH MANUFACTURING CO., INC., and made oath to the truth of the foregoing certificate by them signed before me.

                                         /s/ Louis E. Molinaro
                                         --------------------------------------
                                         Notary Public

                              CERTIFICATE OF MERGER

         We, the undersigned, a majority of the Directors of the following named corporations, to wit:

         SANITARY-DASH MANUFACTURING CO., INC., organized under the statute laws of the State of Connecticut, located in the Town of Thompson in the State of Connecticut,

                                       and

         SANI-DASH MANUFACTURING CO., INCORPORATED, organized under the statute laws of the State of New York, which statute laws authorize a merger such as that contemplated herein,

for the purpose of effecting a merger of the above-named corporations under and by virtue of the provisions of the statute laws of the State of Connecticut, said corporations being engaged in business of the same or a similar nature, hereby enter into an agreement as follows:

         A. SANITARY-DASH MANUFACTURING CO., INC. owns all of the outstanding capital stock of SANI-DASH MANUFACTURING CO., INCORPORATED;

         B. SANITARY-DASH MANUFACTURING CO., INC. is authorized to do business in the State of New York as a foreign corporation;

         C. SANI-DASH MANUFACTURING CO., INCORPORATED is authorized to do business in the State of Connecticut as a foreign corporation;

         D. The by-laws of the resulting corporation shall be the by-laws, heretofore adopted, of SANITARY-DASH MANUFACTURING CO., INC.;

         E. SANITARY-DASH MANUFACTURING CO., INC. shall, upon the effective date of the merger contemplated herein, assume all of the obligations of SANI-DASH MANUFACTURING CO., INCORPORATED and shall acquire and become, and be possessed of all of the estate, property, rights, privileges, and franchises of the said SANI-DASH MANUFACTURING CO., INCORPORATED; and

         F.       The resulting corporation shall be a Connecticut corporation.

         And we further agree:

         FIRST: The name of the resulting corporation shall be "SANITARY-DASH MANUFACTURING CO., INC."

         SECOND: That the following are the names and places of residence of all of its directors:

Name                                Residence
GERALD LANDGARDEN                   47 Valley Hill Drive, Worcester, Mass.
IRVING FINS                         31 Roxbury Street, Worcester, Mass.
ALBERT FINS                         74 Reed Street, Worcester, Mass.

         THIRD: That said corporation and its principal office or place of business is to be located in the Town of Thompson; County of Windham, State of Connecticut.

         FOURTH: That the nature of the business to be transacted, and the purposes to be promoted, or carried out, by said corporation, are as follows:
Manufacturer, designer, fabricator, assembler, installer, repairer, purchaser and seller of lavatory, bathroom and other kitchen and other plumbers' equipment, fixtures, supplies, instruments, devices, appliances and other materials, together with all other business authorized under the certificate of incorporation of SANITARY-DASH MANUFACTURING CO., INC. prior to such merger.

         FIFTH: That the amount of capital stock of the resulting corporation is One Hundred Eighty shares of common stock (all of a single class) without par value.

         SIXTH:  That the duration of said resulting corporation is unlimited.

         SEVENTH: That the effective date of such merger shall be at the opening of business on the first Monday following the approval of this agreement by the stockholders of the constituent corporations and the filing of this agreement in the office of the Secretary of State of Connecticut.

         IN WITNESS WHEREOF, we have hereunto set our hands and attached the seals of the two corporations at North Grosvenordale, Connecticut, this day of February, 1960.

(SEAL)

/s/ Gerald Landgarten                       )
--------------------------------------------
Gerald Landgarten                           )        Directors of Sanitary-Dash
/s/ Irving Fins                             )          Manufacturing Co., Inc.
--------------------------------------------
Irving Fins                                 )
/s/ Albert Fins                             )
--------------------------------------------
Albert Fins                                 )



/s/ Gerald Landgarten                       )
--------------------------------------------          Directors of Sani-Dash
Gerald Landgarten                           )           Manufacturing Co.,
/s/ Irving Fins                             )             Incorporated
--------------------------------------------
Irving Fins                                 )
/s/ Albert Fins                             )
--------------------------------------------
Albert Fins

State of Connecticut       )
County of Windham )


         I, IRVING FINS, Secretary of SANI-DASH MANUFACTURING CO., INCORPORATED, a corporation organized under the statute laws of the State of New York and authorized to do business in the State of Connecticut, hereby certify that the foregoing agreement was, on the first day of February, 1960, submitted to the Board of Directors of SANITARY-DASH MANUFACTURING CO., INC., the sole stockholder of SANI-DASH MANUFACTURING CO., INCORPORATED, at a meeting called for the purpose of considering the same, notice thereof having been given as required by law, and that two-thirds or more of all of the outstanding stock of each of the three classes thereof voted to approve such merger.


(Seal)                                   /s/ Irving Fins
                                         --------------------------------------
                                            IRVING FINS, Secretary of
                                            SANI-DASH MANUFACTURING CO.,
                                                 INCORPORATED


STATE OF CONNECTICUT                )
COUNTY OF WINDHAM                   )


         I, IRVING FINS, Secretary of SANITARY-DASH MANUFACTURING CO., INC., a corporation organized under the statute laws of the State of Connecticut, hereby certify that the foregoing agreement was on the 6th day of February, 1960, submitted to the stockholders of the said corporation at a meeting called for the purpose of considering the same, notice thereof having been given, as required by law, and that two-thirds or more of all of the outstanding stock, of which there is a single class, voted to approve such merger.

(Seal)                                   /s/ Irving Fins
                                         --------------------------------------
                                            IRVING FINS, Secretary of
                                           SANITARY-DASH MANUFACTURING
                                               CO., INCORPORATED



STATE OF CONNECTICUT                )
COUNTY OF WINDHAM                   )


         Personally appeared IRVING FINS, secretary of SANITARY-DASH MANUFACTURING CO., INC. and Secretary of SANI-DASH MANUFACTURING CO., INCORPORATED, and made oath to the truth of the foregoing two certificates by him signed, before me.

                                         /s/ Louie E. Molinero
                                         --------------------------------------
                                                 Notary Public

                              CERTIFICATE OF MERGER


1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

2. The Plan of Merger is as set forth as Exhibit A to this Certificate of Merger.

3. The Plan of Merger was adopted by the merging corporations in the following manner:

         (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said board of directors held on July 26, 1979.

         (b) The Plan of Merger was approved by a resolution adopted by the sole director of Landfins, Inc. pursuant to a Memorandum of Action dated July 25, 1979.

         (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 180 shares of the common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said shareholders held on July 26, 1979. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         (d) The Plan of Merger was approved by a resolution adopted by the consent of the sole holder of all of the 144 shares of the common stock of Landfins, Inc. pursuant to a Memorandum of Action dated July 25, 1979. The approval of 73 shares of common stock of Landfins, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true.

Dated at North Grosvenordale, Connecticut this 26th day of July, 1979.


                                         SANITARY-DASH MANUFACTURING
                                           CO., INC.


                                         By /s/ Gerald Landgarten
                                           ------------------------------------
                                           Gerald Landgarten, President


                                         By  /s/ Irving Fins
                                           -------------------------------------
                                           Irving Fins, Secretary

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Landfins, Inc., are true.

                                         LANDFINS, INC.


                                         By /s/ G. C. Newlin
                                           ------------------------------------
                                           G. C. Newlin, President


                                         By /s/ Thomas N. Talley
                                           ------------------------------------
                                           Thomas N. Talley, Assistant Secretary

                                                                       Exhibit A

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the 31st day of July, 1979, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and LANDFINS, INC., a Delaware corporation ("Landfins").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred eighty (180) shares of which are presently issued and outstanding; and

         WHEREAS, said Landfins, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on July 25, 1979, has an authorized capital stock consisting of two hundred (200) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issued and outstanding; and

         NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the Effective Date of the merger (as hereinafter defined), the separate existence of Landfins shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

                  a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law.

                  b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of common stock of Landfins into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

                  a) Each share of common stock of Landfins which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one share of common stock of Sanitary-Dash.

                  b) After the Effective Date of the merger, each recordholder of an outstanding certificate representing shares of common stock of Landfins shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such recordholder shall be entitled upon such surrender to receive in exchange therefore a certificate or certificates representing shares of common stock of Sanitary-Dash, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock of Landfins to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

         4.  Effect of Merger

                  a) On the Effective Date of the merger all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Landfins shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights, and every other interest of Landfins and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and Landfins, respectively.

                  b) Landfins hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of Landfins acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of Landfins are fully authorized in the name of Landfins to take any and all such action.

         5.  Service of Process in Delaware

                  Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Landfins, and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of Landfins with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding.

         6.  Effective Date

                  Subject to prior satisfaction of the applicable requirements of the laws of the States of Delaware and Connecticut, this agreement shall become effective July 31, 1979.

         7.  Governing Law

                  This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment

                  At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or supplemented by additional agreement, articles or certificates as may be determined in the judgment of the respective boards of directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement.

         9.  Executed Originals

                  This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

                  The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provision of this agreement.


         IN WITNESS WHEREOF, the parties to this agreement of merger, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors, have caused these presents to be executed by the Presidents of Landfins and Sanitary-Dash and attested by the Assistant Secretary of Landfins and the Secretary of Sanitary-Dash.


ATTEST:                                  LANDFINS, INC.


By                                       By
  ---------------------------------        ------------------------------------
   Thomas N. Talley, Assistant             G. C. Newlin, President
   Secretary


ATTEST:                                  SANITARY-DASH MANUFACTURING CO., INC.


By                                       By
  ---------------------------------        ------------------------------------
   Irving Fins, Secretary                  Gerald Landgarten, President

                              CERTIFICATE OF MERGER

         1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

         2. The Plan of Merger is as set forth in the Agreement dated the 1st day of December, 1980, annexed hereto as Exhibit A to this Certificate of Merger.

         3. The Plan of Merger was adopted by the merging corporations in the following manner:

                  (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board held on December 1, 1980.

                  (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Webster Fabricators, Inc. at a meeting of said Board held July 1, 1980.

                  (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 180 shares of the common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on December 1, 1980. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

                  (d) The Plan of Merger was approved by a resolution adopted by the consent to the sole holder of all of the 100 shares of the common stock of Webster Fabricators, Inc., at a meeting of said sole shareholder held on July 1, 1980. The approval of 67 shares of common stock of Webster Fabricators, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true.

Dated:   North Grosvenordale, Connecticut
         this 2d day of December, 1980

                                         SANITARY-DASH MANUFACTURING CO.,
                                         INC.

                                         By /s/ Gerald Landgarten
                                           ------------------------------------
                                           Gerald Landgarten, President

                                         By /s/ Irving Fins
                                           ------------------------------------
                                           Irving Fins, Secretary



         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Webster Fabricators, Inc. are true.

Dated:   North Grosvenordale, Connecticut
         this 2d day of December, 1980

                                         WEBSTER FABRICATORS, INC.


                                         By /s/ Albert Fins
                                           ------------------------------------
                                           Albert Fins, President


                                         By /s/ Gerald Landgarten
                                           ------------------------------------
                                           Gerald Landgarten, Clerk

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the lst day of December, 1980, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and between WEBSTER FABRICATORS, INC., a Massachusetts corporation ("Webster").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation, which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred eighty (180) shares of which are presently issued and outstanding; and

         WHEREAS, said Webster, by its certificate of incorporation which was filed in the office of the Secretary of State of Massachusetts on April 2, 1973, has authorized capital stock consisting of seven thousand five hundred(7,500) shares of common stock without par value, one hundred (100) shares of which are presently issued and outstanding; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Sanitary-Dash and Webster do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger.

         On the "Effective Date" of the merger (as such term is hereinafter defined), the separate existence of Webster shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws.

                  a) The certificate of incorporation of Sanitary-Dash in existence at the time of this Agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law.

                  b) The by-laws of Sanitary-Dash in existence at the time of this Agreement shall be and remain the by-laws of

                           Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares.

         The manner of converting the outstanding shares of common stock of Webster into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

                  a) Each share of common stock of Webster which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, forthwith and on the Effective Date shall be changed and converted for one-tenth (1/10th) of one (1) share of common stock of Sanitary-Dash.

                  b)       After the Effective Date of the merger, each record

                           holder of an outstanding certificate representing shares of common stock of Webster shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such record holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing one-tenth (1/10th) of that number of shares of the fully-paid for and non-assessable no-par common stock of Sanitary-Dash, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock of Webster to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

         4.  Effect of Merger.

                  a) On the Effective Date, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Webster shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights, and every other interest of Webster and Sanitary-Dash shell be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and Webster, respectively.

                  b) Webster hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to invest in and confirm to Sanitary-Dash the title to and possession of any property or right of Webster acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of Webster are fully authorized in the name of Webster to take any and all such action.

         5.  Service of Process in Massachusetts.

         Sanitary-Dash hereby agrees that it may be served with process in the Commonwealth of Massachusetts in any proceeding for the enforcement of any obligation of Webster, and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of Webster with and into Sanitary-Dash, including any obligation hereafter incurred by Sanitary-Dash created by Subsection (e) of Massachusetts General Laws Chapter 156B, Section 82 and, as provided for in Massachusetts General Laws Chapter 181, Sanitary-Dash irrevocably appoints the Secretary of State of Massachusetts as its agent to accept service of process in any such proceeding. The parties hereto shall execute appropriate Articles of Merger of Parent and Subsidiary Corporation pursuant to Massachusetts General Laws, Chapter 156B, Section 82.

         6.  Effective Date.

         Subject to prior satisfaction of the requirements of the laws of the State of Connecticut and the Commonwealth of Massachusetts, this Agreement shall become effective March 31, 1981 (the "Effective Date").

         7.  Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment.

         At any time prior to the date of filing with the Secretary of State of Connecticut, this Agreement may be amended in matters of form or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this Agreement and the merger provided for herein, in accordance with the purpose and intent of this Agreement.

         9.  Executed Originals.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which take together shall constitute one and the same instrument.

         10.  Paragraph Headings.

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provisions of this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Presidents of Webster and Sanitary-Dash and attested to by the Clerk of Webster and the Secretary of Sanitary-Dash.


ATTEST:                                  SANITARY-DASH MANUFACTURING
                                           CO., INC.


By:  /s/ Irving Fins                     By:  /s/ Gerald Landgarten
   --------------------------------         -----------------------------------
    Irving Fins, Secretary                   Gerald Landgarten, President
          (Seal)


ATTEST:                                  WEBSTER FABRICATORS, INC.




By:  /s/ Gerald Landgarten               By:  /s/ Albert Fins
   --------------------------------         -----------------------------------
    Gerald Landgarten, Clerk                 Albert Fins, President
          (Seal)

                              CERTIFICATE OF MERGER

         1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

         2. The Plan of Merger is as set forth in the Agreement dated the 19th day of January, 1984, annexed hereto as Exhibit A.

         3. The Plan of Merger was adopted by the merging corporations in the following manner:

         (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of SD Investors, Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holder of all of the 144 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on January 19, 1984. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         (d) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 1,550 shares of the common stock of SD Investors, Inc., at a meeting of Shareholders held on January 19, 1984. The approval of 776 shares of common stock of SD Investors, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true.

Dated at New York, New York, this 19th day of January, 1984.


                                         SANITARY-DASH
                                           MANUFACTURING CO., INC.


                                         By: /s/ Edgar O. Smith
                                           ------------------------------------
                                           Name:    Edgar O. Smith,
                                           Title:   Vice-President




                                         By:  /s/ Philip E. Silberberg,
                                           ------------------------------------
                                           Name:    Philip E. Silberberg
                                           Title:   Assistant-Secretary

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to SD Investors, Inc., are true.

                                         SD INVESTORS, INC.


                                         By: /s/ Edgar O. Smith
                                           ------------------------------------
                                           Name:    Edgar O. Smith,
                                           Title:   Vice-President


                                         By: /s/ Philip E. Silberberg,
                                           ------------------------------------
                                           Name:    Philip E. Silberberg
                                           Title:   Assistant-Secretary

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the 19th day of January, 1984, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and SD INVESTORS, INC., a Delaware corporation ("SDI").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issue and outstanding; and

         WHEREAS, said SDI, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on July 16, 1979, has an authorized capital stock consisting of (a) two thousand (2,000) shares of common stock of a par value of One Dollar ($1.00) per share, one thousand five hundred fifty (1,550) shares of which are presently issued and outstanding and (b) twenty-five (25) shares of preferred stock of a par value of Ten Dollars ($10.00) per share, twenty (20) shares of which are presently issue and outstanding; and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, Sanitary-Dash and SDI do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the "Effective Date" of the merger (as such term is defined in Paragraph 6 hereof), the separate existence of SDI shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

         a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law, and is hereby amended as of the Effective Date to increase the number of authorized shares to four hundred eighty (480) shares of common stock, as follows:

         Article FOURTH of the Certificate of Incorporation of Sanitary-Dash is hereby amended as follows:

             "FOURTH: That the amount of capital stock of said corporation hereby authorized is four hundred eighty (480) shares, all without par value and of the same class."

         b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of stock of SDI into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

         a) Each share of common stock of SDI which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one-eighth (1/8th) of one (1) share of common stock of Sanitary-Dash.

         b) Each share of preferred stock of SDI which shall be outstanding on the Effective Date of the merger and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for eight-tenths (8/10ths) of one (1) share of common stock of Sanitary-Dash.

         c) After the Effective Date of the merger, each record holder of an outstanding certificate representing shares of common stock or preferred stock of SDI shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such record holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing fully paid and non-accessible no par shares of common stock of Sanitary-Dash, calculated in accordance with subparagraphs (a) and (b) above, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock and preferred stock of SDI to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

         d)  The presently issued shares of Sanitary-Dash shall be cancelled.

         4.  Effect of Merger

         a) On the Effective Date of the merger, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of SDI shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights and every other interest of SDI and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash-and SDI, respectively.

         b) SDI hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of SDI acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of SDI are fully authorized in the name of SDI to take any and all such action.

         5.  Service of Process in Delaware

         Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of SDI and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of SDI with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Title 8, Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding. The address to which such service of process shall be mailed is River Street, North Grosvenordale, Conn. 06255.

         6.  Effective Date

         Subject to prior satisfaction of the requirements of the laws of the States of Delaware and Connecticut, the Effective Date of this agreement shall be January 19, 1984.

         7.  Governing Law

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment

         At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement. Any such amendments or additional agreements shall be in writing signed by the parties hereto.

         9.  Executed Originals

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provisions of this agreement.

         IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Vice- Presidents of SDI and Sanitary-Dash and attested to by the Assistant-Secretaries of SDI and Sanitary-Dash.


ATTEST:                                  SD INVESTORS, INC.


By:  /s/ Philip E. Silberberg            By:  /s/ Edgar O. Smith
   -----------------------------------      -----------------------------------
      Philip E. Silberberg                    Edgar O. Smith
      Assistant Secretary                     Vice-President


ATTEST:                                  SANITARY-DASH MANUFACTURING
                                           CO., INC.


By:  /s/ Philip E. Silberberg            By:  /s/ Edgar O. Smith
   ----------------------------------       -----------------------------------
      Philip E. Silberberg                    Edgar O. Smith
      Assistant Secretary                     Vice-President

                              CERTIFICATE OF MERGER

         1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

         2. The Plan of Merger is as set forth in the Agreement dated the 19th day of January, 1984, annexed hereto as Exhibit A.

         3. The Plan of Merger was adopted by the merging corporations in the following manner:

         (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of The Sanitary Dash Group, Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holder of all of the 144 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on January 19, 1984. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         (d) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 1,440 shares of the common stock of The Sanitary Dash Group, Inc. at a meeting of Shareholders held on January 19, 1984. The approval of 901 shares of common stock of The Sanitary Dash Group, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true.


Dated at New York, New York this 19th day of January, 1984.


                                         SANITARY-DASH
                                           MANUFACTURING CO., INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                             Name:    Edgar O. Smith,
                                             Title:   Vice-President


                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                             Name:    Philip E. Silberberg
                                             Title:   Assistant-Secretary

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to The Sanitary Dash Group, Inc. are true.

                                         THE SANITARY-DASH GROUP, INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                             Name:    Edgar O. Smith,
                                             Title:   Vice-President


                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                             Name:    Philip E. Silberberg
                                             Title:   Assistant-Secretary

                               AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the 19th day of January, 1984, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and THE SANITARY DASH GROUP, INC., a Delaware corporation ("Group").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issued and outstanding; and

         WHEREAS, said Group, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on November 30, 1983, has an authorized capital stock consisting of one thousand eight hundred (1,800) shares of common stock without par value, one thousand four hundred forty (1,440) shares of which are presently issued and outstanding; and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, Sanitary-Dash and Group do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the "Effective Date" of the merger (as such term is defined in Paragraph 6 hereof), the separate existence of Group shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

         a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law, and is thereby amended as of the Effective Date to increase the number of authorized shares to four hundred eighty (480) shares of common stock, as follows:

         Article FOURTH of the Certificate of Incorporation of Sanitary-Dash is hereby amended as follows:

             "FOURTH: That the amount of capita stock of said corporation hereby authorized is four hundred eighty (480) shares, all without par value and of the same class."

         b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of common stock of Group into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

         a) Each share of common stock of Group which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one-tenth (1/10th) of one (1) share of common stock of Sanitary-Dash.

         b) After the Effective Date of the merger, each record holder of an outstanding certificate representing shares of common stock of Group shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such record holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing one-tenth (1/10th) of that number of the fully-paid for and non-assessable no-par common stock of Sanitary-Dash, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock of Group to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

         c)  The presently issued shares of Sanitary-Dash shall be cancelled.

         4.  Effect of Merger

         a) On the Effective Date of the merger, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Group shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights and every other interest of Group and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and Group, respectively.

         b) Group hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of Group acquired or to be acquired by reason of or as a result of the merger, herein provided for and otherwise to carry out -the-intent and purposes hereof, and the officers and directors of Group are-fully authorized in the name of Group to take any and all such action.

         5.  Service of Process in Delaware

         Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Group, and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of Group with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Title 8, Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding. The address to which such service of process shall be mailed is River Street, North Grosvenordale, Conn. 06255.

         6.  Effective Date

         Subject to prior satisfaction of the requirements of the laws of the States of Delaware and Connecticut, the Effective Date of this agreement shall be January 19, 1984.

         7.  Governing Law

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment

         At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or, supplemented by additional agreements, articles or certificates as may be determined in the judgment of, the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement. Any such amendments or additional agreements shall be in writing signed by the parties hereto.

         9.  Executed Originals

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provisions of this agreement.

         IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Vice-Presidents of Group and Sanitary-Dash and attested to by the Assistant-Secretaries of Group and Sanitary-Dash.


ATTEST:                                  THE SANITARY DASH GROUP, INC.


By:  /s/ Philip E. Silberberg            By:  /s/ Edgar O. Smith
   ---------------------------------        -----------------------------------
    Philip E. Silberberg                     Edgar O. Smith
    Assistant Secretary                      Vice-President


ATTEST:                                  SANITARY-DASH MANUFACTURING
                                           CO., INC.


By:  /s/ Philip E. Silberberg            By:  /s/ Edgar O. Smith
   ---------------------------------        -----------------------------------
    Philip E. Silberberg                     Edgar O. Smith
    Assistant Secretary                      Vice-President

                              CERTIFICATE OF MERGER

         1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

         2. The Plan of Merger is as set forth in the Agreement dated the 19th day of January, 1984, annexed hereto as Exhibit A.

         3. The Plan of Merger was adopted by the merging corporations in the following manner:

                  (a) The Plan of Merger was approved-by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board of Directors held on January 19, 1984.

                  (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of SD Investors, Inc. at a meeting of said Board of Directors held on-January 19, 1984.

                  (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holder of all of the 144 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on January 19, 1984. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

                  (d) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 1,550 shares of the common stock of SD Investors, Inc., at a meeting of Shareholders held on January 19, 1984. The approval of 776 shares of common stock of SD Investors, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as New York, this 19th day of January, 1984.

                                         THE SANITARY-DASH GROUP, INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President


                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                            Name:    Philip E. Silberberg
                                            Title:   Assistant-Secretary

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to SD Investors, Inc., are true.


                                         SD INVESTORS, INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President

                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                            Name:    Philip E. Silberberg
                                            Title:   Assistant-Secretary

                          CORRECTED AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the 19th day of January, 1984, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and SD INVESTORS, INC., a Delaware corporation ("SDI").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issued and outstanding; and

         WHEREAS, said SDI, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on July 16, 1979, has an authorized capital stock consisting of (a) two thousand (2,000) shares of common stock of a par value of One Dollar ($l.00) per share, one thousand five hundred fifty (1.550) shares of which are presently issued and outstanding and (b) twenty-five (25) shares of preferred stock of a par value of Ten Dollars ($10.00) per share, twenty (20) shares of which are presently issue and outstanding; and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, Sanitary-Dash and SDI do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the "Effective Date" of the merger (as such term is defined in Paragraph 6 hereof), the separate existence of SDI shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

                  a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law, and is hereby amended as of the Effective Date to increase the number of authorized shares to four hundred eighty (480) shares of common stock, as follows:

         Article FOURTH of the Certificate of Incorporation of Sanitary-Dash is hereby amended as follows:

                  "FOURTH: That the amount of capital' stock' of said corporation hereby authorized is four hundred eighty (480) shares, all without par value and of the same class."

                  b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of stock of SDI into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

                  a) Each share of common stock of SDI which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one-eighth (1/8th) of one (1) share of common stock of Sanitary-Dash.

                  b) Each share of preferred stock of SDI which shall be outstanding on the Effective Date of the merger and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for eight-tenths (8/10ths) of one (1) share of common stock of Sanitary-Dash.

                  c) After the Effective Date of the merger, each record holder or an outstanding certificate representing shares of common stock or preferred stock of SDI shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such record holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing fully paid and nonassessable no-par shares of common stock of Sanitary-Dash, calculated in accordance with subparagraphs (a) and (b) above, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock and preferred stock of SDI to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

                  d) The presently issued shares of Sanitary-Dash shall be retired.

         4.  Effect of Merger

                  a) On the Effective Date of the merger, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of SDI shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights and every other interest of SDI and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and SDI, respectively.

                  b) SDI hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of SDI acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of SDI are fully authorized in the name of SDI to take any and all such action.

         5.  Service of Process in Delaware

         Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of SDI and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of SDI with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Title 8, Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding. The address to which such service and process shall be mailed is River Street, North Grosvenordale, Conn. 06255.

         6.  Effective Date

         Subject to prior satisfaction of the requirements of the laws of the States of Delaware and Connecticut, the Effective Date of this agreement shall be January 19, 1984.

         7.  Governing Law

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of the State of Connecticut.

         8.  Amendment

         At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement. Any such amendments or additional agreements shall be in writing signed by the parties hereto.

         9.  Executed Originals

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provisions of this agreement.

         IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Vice-Presidents of SDI and Sanitary-Dash and attested to by the Assistant-Secretaries of SDI and Sanitary Dash.


ATTEST:                                  SD INVESTORS, INC.


By: /s/ Philip E. Silberberg             By: /s/ Edgar O. Smith
   ---------------------------------        -----------------------------------
    Philip E. Silberberg                     Edgar O. Smith
    Assistant Secretary                      Vice-President


ATTEST:                                  SANITARY-DASH MANUFACTURING
                                           CO., INC.



By: /s/ Philip E. Silberberg             By: /s/ Edgar O. Smith
   ---------------------------------        -----------------------------------
    Philip E. Silberberg                     Edgar O. Smith
    Assistant Secretary                      Vice-President

         CORRECTED AGREEMENT OF MERGER

         AGREEMENT OF MERGER, dated as of the 19th day of January, 1984, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and SD INVESTORS, INC., a Delaware corporation ("SDI").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issued and outstanding; and

         WHEREAS, said SDI, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on July 16, 1979, has an authorized capital stock consisting of (a) two thousand (2,000) shares of common stock of a par value of One Dollar ($1.00) per share, one thousand five hundred fifty (1,550) shares of which are presently issued and; outstanding and (b) twenty-five (25) shares of preferred stock of a par value of Ten Dollars ($10.00) per share, twenty (20) shares of which are presently issue and outstanding; and

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, Sanitary-Dash and SDI do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the "Effective Date" of the merger (as such term is defined in Paragraph 6 hereof), the separate existence of SDI shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

                  a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be amended as provided by law, and is hereby amended as of the Effective Date to increase the number of authorized shares to four hundred eighty (480) shares of common stock, as follows:

                  Article FOURTH of the Certificate of Incorporation of Sanitary-Dash is hereby amended as follows:

                           "FOURTH: That the amount of capital stock of said corporation hereby authorized four hundred eighty
                           (480) shares, all without par value and of the same class."

                  b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of stock of SDI into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

                  a) Each share of common stock of SDI which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one-eighth (1/8th) of one (1) share of common stock of Sanitary-Dash.

                  b) Each share of preferred stock of SDI which shall be outstanding on the Effective Date of the merger and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for eight-tenths (8/10ths) of one (1) share of common stock of Sanitary-Dash.

                  c) After the Effective Date of the merger, each record holder, of an outstanding certificate representing shares of common stock or preferred stock of SDI shall surrender the same to Sanitary-Dash or its duly-authorized agent for and each such record holder shall be entitledd upon such surrender to receive in exchange therefore a certificate or certificates representing fully paid and non-assessable no-par shares of common stock of Sanitary-Dash, calculated in accordance with subparagraphs (a) and (h) above, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock and preferred stock of SDI to be converted into the common stock of Sanitary-Dash may be treated by Sanitary-Dash for all corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

                  d) The presently issued shares of Sanitary-Dash shall be retired.

         4.  Effect of Merger

                  a) On the Effective Date of the merger, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of SDI shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights and every other interest of SDI and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and SDI, respectively

                  b) SDI hereby agrees, time to time, as and or its successors and cause to be-executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of SDI acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of SDI are fully authorized in the name of SDI to take any and all such action.

         5.  Service of Process in Delaware

                  Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation cf CDI and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of SDI with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Title 8, Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding. The address to which such service and process shall be mailed is River Street, North Grosvenordale, Conn. 06255.

         6.  Effective Date

                  Subject to prior satisfaction of the requirements of the laws of the States of Delaware and Connecticut, the Effective Date of this agreement shall be January 19, 1984.

         7.  Governing Law

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment

         At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement. Any such amendments or additional agreements shall be in writing signed by the parties hereto.

         9.  Executed Originals

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control-or affect the of this agreement.

         IN WITNESS WHEREOF, the parties to this. Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Vice-Presidents of SDI and Sanitary-Dash and attested to by the Assistant-Secretaries of SDI and Sanitary-Dash.


ATTEST:                                  SD INVESTORS, INC.


By: /s/Philip E. Silberberg              By: /s/Edgar O. Smith
   ------------------------------------     -----------------------------------
   Name:      Philip E. Silberberg,          Name:     Edgar O. Smith,
   Title:     Assistant Secretary            Title:    Vice President


ATTEST:                                  SANITARY-DASH MANUFACTURING CO., INC.


By: /s/Philip E. Silberberg              By: /s/Edgar O. Smith
   ------------------------------------    ------------------------------------
    Name:      Philip E. Silberberg,        Name:     Edgar O. Smith,
    Title:     Assistant Secretary          Title:    Vice President

                              CERTIFICATE OF MERGER

         1. The name of the surviving corporation in the merger is Sanitary-Dash Manufacturing Co., Inc.

         2. The Plan of Merger is as set forth in the Agreement dated the 19th day of January, 1984, annexed hereto as Exhibit A.

         3. The Plan of Merger was adopted by the merging corporations in the following manner:

                  (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board of Directors held on January 19, 1984.

                  (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of SD Investors, Inc. at a meeting of said Board of Directors held on January 19, 1984.

                  (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holder of all of the 144 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on January :9, 1984. The approval of 120 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

                  (d) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 1,550 shares of the common stock of SD Investors, Inc., at a meeting of Shareholders held on January 19, 1984. The approval of 776 shares of common stock of SD Investors, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true. Dated at New York, New York, this 19th day of January, 1984.


                                         SANITARY-DASH
                                            MANUFACTURING CO., INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President




                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                            Name:    Philip E. Silberberg
                                            Title:   Assistant-Secretary

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to SD Investors, Inc., are true.


                                         SD INVESTORS, INC.


                                         By: /s/ Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President


                                         By: /s/ Philip E. Silberberg,
                                            -----------------------------------
                                            Name:    Philip E. Silberberg
                                            Title:   Assistant-Secretary

                          CORRECTED AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated as of the 19th day of January, 1984, by and between SANITARY-DASH MANUFACTURING CO., INC., a Connecticut corporation ("Sanitary-Dash"), and THE SANITARY DASH GROUP, INC., a Delaware corporation ("Group").

                              W I T N E S S E T H

         WHEREAS, the constituent corporations desire to merge into a -single corporation; and

         WHEREAS, said Sanitary-Dash, by its certificate of incorporation which was approved by the office of the Secretary of State of Connecticut on August 6, 1959, has an authorized capital stock consisting of three hundred sixty (360) shares of common stock without par value, one hundred forty-four (144) shares of which are presently issued and outstanding; and

         WHEREAS, said Group, by its certificate of incorporation which was filed in the office of the Secretary of State of Delaware, on November 30, 1983, has an authorized capital stock consisting of one thousand eight hundred (1,800) shares of common stock without par value, one thousand four hundred forty (1,440) shares of which are presently issued and outstanding; and

         NOW; THEREFORE in consideration of the mutual covenants, agreements and provisions, hereinafter contained, Sanitary-Dash and Group do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         1.  Merger

         On the "Effective Date" of the merger (as such term is defined in Paragraph 6 hereof), the separate existence of Group shall cease and it shall be merged into Sanitary-Dash, which shall be the surviving corporation, and which shall continue under the name of Sanitary-Dash Manufacturing Co., Inc.

         2.  Certificate of Incorporation and By-Laws

         a) The certificate of incorporation of Sanitary-Dash in existence at the time of this agreement shall be and remain the certificate of incorporation of Sanitary-Dash after the Effective Date of the merger, until the same may be ended as provided by law, and is hereby amended as of the Effective Date to Increase the number of authorized shares to four hundred eighty (480) shares of common stock, as follows:

         Article FOURTH of the Certificate of Incorporation of Sanitary-Dash is hereby amended as follows:

             "FOURTH: That the amount of capital stock of said corporation hereby authorized is four hundred eighty (480) shares, all without par value and of the same class."

         b) The by-laws of Sanitary-Dash in existence at the time of this agreement shall be and remain the-by-laws of Sanitary-Dash after the Effective Date of the merger and until the same shall be amended or repealed as therein provided and as provided by the certificate of The manner of converting the outstanding shares of common incorporation.

         3.  Conversion of Shares

         The manner of converting the outstanding shares of common stock of Group into the shares of common stock of the surviving corporation, Sanitary-Dash, shall be as follows:

         a) Each share of common stock of Group which shall be outstanding on the Effective Date of the merger, and all rights with respect thereof, shall be changed and converted on the Effective Date of the merger for one-tenth (1/10th) of one (1) share of common stock of Sanitary-Dash.

         b) After the Effective Date of the merger, each record holder of an outstanding certificate representing shares of common stock of Group shall surrender the same to Sanitary-Dash or its duly authorized agent for cancellation and each such record holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing one-tenth (1/10th) of that number of the fully-paid for and non-assessable no-par common stock of Sanitary-Dash, which Sanitary-Dash shall issue on the basis provided herein. Until so surrendered, the outstanding shares of common stock of Group to be converted into.-the-common stock of Sanitary-Dash may be treated by Sanitary-Dashi-for" a corporate purposes as evidencing the ownership of shares of Sanitary-Dash, as though said surrender and exchange had taken place.

         c)  The presently issued shares of Sanitary-Dash shall be retired.

         4.  Effect of Merger

         a) On the Effective Date of the merger, all of the property, rights, contracts, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Group shall be transferred to and devolve upon Sanitary-Dash, the surviving corporation, without further act or deed; and all property, rights and every other interest of Group and Sanitary-Dash shall be effectively the property of Sanitary-Dash as they were of Sanitary-Dash and Group, respectively.

         b) Group hereby agrees, from time to time, as and when requested by Sanitary-Dash, or its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further action as Sanitary-Dash may deem necessary or desirable in order to vest in and confirm to Sanitary-Dash the title to and possession of any property or right of Group acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry, out the intent and purposes hereof, and the officers and directors of Group are fully authorized in the name of Group to take any and all such action.

         5.  Service of Process in Delaware

         Sanitary-Dash hereby agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Group, and in any proceeding for the enforcement of any obligation of Sanitary-Dash arising from the merger of Group with and into Sanitary-Dash, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceedings pursuant to Title 8, Section 262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such proceeding. The address to which service of process shall be mailed is River Street, North Grosvenordale, Conn. 06255.

         6.  Effective Date

         Subject to prior satisfaction of the requirements of the laws of the State of Delaware and Connecticut enforced in accordance with the laws of the State of Connecticut, the Effective Date of this agreement shall be January 19, 1984.

         7.  Governing Law

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut.

         8.  Amendment

         At any time prior to the date of filing with the Secretary of State of Connecticut, this agreement may be amended in matters of form or supplemented by additional agreements, articles or certificates as may be determined, in the judgment of the respective Boards of Directors of the parties hereto to be necessary, desirable or expedient to clarify the intention of the parties hereto and to effect or facilitate the filing, recording. or official approval of this agreement and the merger provided for herein, in accordance with the purpose and intent of this agreement. Any such amendments or additional agreements shall be in writing signed by the parties hereto.

         9.  Executed Originals

         This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         10.  Paragraph Headings

         The paragraph headings herein are for convenience and reference only and shall not be deemed to control or affect the meaning or construction of any provisions of this agreement.

         IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approvals and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the Vice-Presidents of Group and Sanitary-Dash and attested to by the Assistant-Secretaries of Group and Sanitary-Dash.


ATTEST:                                  THE SANITARY DASH GROUP, INC.


By: /s/Philip E. Silberberg              By: /s/Edgar O. Smith
   ------------------------------------    ------------------------------------
    Name:      Philip E. Silberberg,        Name:     Edgar O. Smith,
    Title:     Assistant Secretary          Title:    Vice President


ATTEST:                                  SANITARY-DASH MANUFACTURING
                                           CO., INC.


By: /s/Philip E. Silberberg              By: /s/Edgar O. Smith
  -------------------------------------     -----------------------------------
   Name:      Philip E. Silberberg,          Name:     Edgar O. Smith,
   Title:     Assistant Secretary            Title:    Vice President

                              CERTIFICATE OF MERGER

1. The name of the surviving corporation in the mercer is Sanitary-Dash Manufacturing Co., Inc.

2. The Plan of Merger is as set forth in the Agreement dated the 19th day of January, 1984, annexed hereto as Exhibit A.

3. The Plan of Merger was adopted by the merging corporations in the following manner:

         (a) The Plan of Merger was approved by a resolution adopted by the Board of Directors of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (b) The Plan of Merger was approved by a resolution adopted by the Board of Directors of The Sanitary Dash Group, Inc. at a meeting of said Board of Directors held on January 19, 1984.

         (c) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holder of all of the 144 shares of common stock of Sanitary-Dash Manufacturing Co., Inc. at a meeting of said sole shareholder held on January 19, 1984. The approval of 120 shares of common stock of The Sanitary Dash Group, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         (d) The Plan of Merger was approved by a resolution adopted by the affirmative vote of the holders of all of the 1,440 shares of the common stock of The Sanitary Dash Group, Inc. at a meeting of Shareholders held on January 19, 1984. The approval of 901 shares of common stock of The Sanitary Dash Group, Inc. outstanding and entitled to vote (each share being entitled to one vote) was required to adopt the Plan of Merger.

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to Sanitary-Dash Manufacturing Co., Inc. are true. Dated at New York, New York this 19th day of January, 1984.


                                         THE SANITARY DASH GROUP, INC.


                                         By: /s/Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President



                                         By: /s/Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President

         WE HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate, insofar as they pertain to The Sanitary Dash Group, Inc. are true.

                                         THE SANITARY DASH GROUP, INC.


                                         By: /s/Philip E. Silberberg,
                                            -----------------------------------
                                            Name:    Philip E. Silberberg
                                            Title:   Assistant-Secretary


                                         By: /s/Edgar O. Smith
                                            -----------------------------------
                                            Name:    Edgar O. Smith,
                                            Title:   Vice-President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                             LCA INTERNATIONAL INC.

                   -----------------------------------------

                  LCA International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                  DOES HEREBY CERTIFY:

                  FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

                           "The name of the Corporation is SH 1 Inc."

                  SECOND: That the corporation has not received any payment for any of its stock.

                  THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, LCA International Inc. has caused this Certificate to be signed by Steven C. Barre, its Director, this 30th day of April, 2002.

                                          /s/ Steven C. Barre
                                         --------------------------------------
                                          Steven C. Barre
                                          Director

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LCA INTERNATIONAL INC.

                                 -------------

                  The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

                  FIRST:   The name of the corporation is:

                                    LCA INTERNATIONAL INC.

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock, having a par value of $.01 per share.

                  FIFTH: The name and mailing address of the incorporator is Kim Maguire, 101 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

                  SIXTH:   The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors. and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case maybe, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                  NINTH:   Election of directors need not be by written ballot.

                  TENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for my transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 7" day of December, 2001.


                                          /s/Kimberly D. Maguire
                                         --------------------------------------
                                          Kimberly D. Maguire
                                          Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                       STRATEGIC CAPITAL MANAGEMENT, INC.

                                 -------------

                  The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1. Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

                  FIRST:    The name of the corporation is:

                       Strategic Capital Management, Inc.

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock. having a par value of $.01 per share.

                  FIFTH: The name and mailing address of the incorporator is Kim Maguire, 101 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case maybe, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement. the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders. of the corporation, as the case may be. and also on the corporation.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                  NINTH:    Election of directors need not be by written ballot.

                  TENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would acne or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 12th day of May, 1999.


                                          /s/Kimberly D. Maguire
                                         --------------------------------------
                                          Kimberly D. Maguire
                                          Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                          STRATEGIC MEMBERSHIP COMPANY

                                  ----------

                  The undersigned, a natural person, for the propose of organizing a corporation for the conduct of the business acid promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

                  FIRST:    The name of the corporation is:

                               Strategic Membership Company

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The corporation shall have authority to issue One Thousand (1,000) shares of common stock, having a par value of $.01 per share.

                  FIFTH: The name and mailing address of the incorporator is Kim Maguire, 101 Wood Avenue South, 6th Floor, Iselin, NJ 08830.

                  SIXTH:    The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for the corporation under he provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                  NINTH: Election of directors need not be by written ballot.

                  TENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the mariner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned has duly executed this
Certificate: of Incorporation this 14th day of August, 2000.


                                          /s/Kimberly D. Maguire
                                         --------------------------------------
                                          Kimberly D. Maguire
                                          Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                        QUANTUM PERFORMANCE FILMS, INC.


                             ----------------------

                  The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

                  FIRST:    The name of the corporation is:

                        QUANTUM PERFORMANCE FILMS, INC.

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

                  FIFTH: The name and mailing address of the incorporator is Ingo Lenore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

                  SIXTH: The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware

Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

                  NINTH: The corporation shall have the power to indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, any or all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  TENTH:  Election of directors need not be by written ballot.

                  ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 26th day of April, 1995.


                                          /s/ Ingo Lenore
                                         --------------------------------------
                                          Ingo Lenore
                                          Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        QUANTUM PERFORMANCE FILMS. INC.

             -----------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

             -----------------------------------------------------

                  Quantum Performance Films, Inc. a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                  FIRST:   The name of the corporation is: PDF, INC.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 16th day of August, 1995.


                                         QUANTUM PERFORMANCE FILMS, INC.


                                         By: /s/George H. MacLean
                                            -----------------------------------
                                            Name:    George H. MacLean
                                            Title:   Vice President


ATTEST:


/s/Steven C. Barre
----------------------------------
Steven C. Barre
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    QDF, INC.

               -------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

               -------------------------------------------------

         QDF, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation, as amended, is hereby amended by changing. Article FIRST thereof so that, as further amended, said Article shall read in its entirety as follows:

               FIRST:  The name of the corporation is:  Streamwood Corporation.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 2nd day of January, 1997.

                                         PDF, INC.


                                         By: /s/George H. MacLean
                                            -----------------------------------
                                            Name:    George H. MacLean
                                            Title:   Vice President


ATTEST:

/s/Steven C. Barre
-----------------------------------
Steven C. Barre
Assistant Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                              SUNDANCE SPAS, INC.



         ONE:  The name of the corporation is Sundance Spas, Inc.

         TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE: The name in the State of California of the corporation's initial agent for service of process is CT Corporation System

         FOUR: The corporation is authorized to issue only one class of shares, which shall be designated as "common" shares. The total number of shares which this corporation is authorized to issue is One Thousand (1,000).

         FIVE: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         SIX: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.


                                         By: /s/Michael J. Dalton
                                            -----------------------------------
                                             Michael J. Dalton, Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HKID 30 Inc.

                  1. The name of the corporation is HKID 30 Inc.

                  2. The address of its registered office in the State of Delaware Is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is one Thousand (1,000), all of which shares shall be without par value.

                  5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

                  6. The name and mailing address of the incorporation.

                                    Yoshihisa Kainuma
                                    c/o Weil, Gotahal & Manges
                                    767 Fifth Avenue
                                    New York, New York 10153

                  I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand his 28th day of September, 1987.


                                         By: /s/Yoshihisa Kaihuma
                                            -----------------------------------
                                             Yoshihisa Kaihuma

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HKID 30 Inc.


                   -----------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   -----------------------------------------

                  HKID 30 Inc.; a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:

                  "FIRST: The name of the Corporation is Tommy Armour Golf Company (hereinafter, the "Corporation")."

                  IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 4th day of April, 1988.


                                         HKID 30 Inc.


                                         By: /s/George Hempstead, III
                                            -----------------------------------
                                            Name:    George Hempstead, III
                                            Title:   Vice President


ATTEST


/s/Robert E. Walton
----------------------------------
Name:   Robert E. Walton
Title:  Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TOMMY ARMOUR GOLF COMPANY


                    ---------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                    ---------------------------------------

                  Tommy Armour Golf Company, a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article 1. thereof so that, as amended, said Article shall read in its entirety as follows:

                  1. The name of the corporation is TA Liquidation Corp.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Assistant Secretary this 10th day of November, 1997.


                                         Tommy Armour Gold Company


                                         By: /s/Steven C. Barre
                                            -----------------------------------
                                            Name:    Steven C. Barre
                                            Title:   Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       of

                                 TRIMFOOT, INC.

                  FIRST:   The name of the Corporation is Trimfoot, Inc.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is the United States Corporation Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares and the par value of each of such shares is $1.00.

                  FIFTH: The name and mailing address of the Sole incorporator is as follows:

       Name                                        Mailing Address
       ----                                        ---------------

Julie Frye                                    919 Third Avenue
                                              New York, New York 10022

                  SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                  (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                  (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                  SEVENTH: Meetings of stockholders may by held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on, this Corporation.

                  NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of January, 1981.


                                         By: /s/Jule Frye
                                            -----------------------------------
                                             Julie Frye

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 TRIMFOOT, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  THOMAS L. SEIFERT, Vice President of Trimfoot, Inc. (the "Corporation") does hereby certify as follows:

                  1. That the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed in the office of the Secretary of State of the State of Delaware on the 30th day of January, 1981.

                  2. Article "FIRST" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  "FIRST: The name of the corporation is TRIMFOOT CO. (hereinafter sometimes called the "Corporation")."

                  3. Article "FOURTH" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

                  "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is nine thousand six hundred and fifty-five (9,655), of which one thousand (1,000) shares having a par value of One Dollar ($1.00) per share shall be of a class designated as "Common Stock" and eight thousand six hundred and fifty-five (8,655) shares having a par value of One

Hundred Dollars ($100) per share shall be of a class designated as "Preferred Stock".

                  Each share of the Capital Stock, par value one Dollar ($1.00) per share, of the Corporation heretofore issued, and outstanding on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, is hereby changed into one share of the Common Stock, par value $1 per share, authorized by the preceding paragraph.

                  The designations, voting powers, preferences, and optional or other special rights, and the qualifications, limitations, or restrictions, of the aforementioned classes of stock shall be as follows:

                  (1)      Preferred Stock.

                                    (a) Shares of the Preferred Stock shall be
                           issued in one series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of Preferred Stock shall be of equal rank and identical in all respects.

                                    (b) The holders of Preferred Stock shall be
                           entitled to receive dividends in cash, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, at the rate per share of $12 per annum, and no more, which dividends, if declared, shall be payable on each issued and outstanding share of Preferred Stock quarterly on the first days (the "Dividend Dates") of February, May, August and November, respectively, of each year, commencing on the first of the Dividend Dates occurring at least ten (10) days after the date of original issue of such share (its "Original Issue Date"), and, if not declared, shall be cumulative, without interest, from the Original Issue Date.

                                    (c) Any share of Preferred Stock nay be
                           redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its original Issue Date, at the redemption price of $100 per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that at any time less than all of the issued and outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the Corporation. Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption. If less than all of the shares of the Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. if such notice of redemption shall have been duly mailed to a holder of shares of Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares r, called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or with respect to the Corporation except the right to receive the redemption price of such shares, without interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

                                    (d) In the event of any liquidation,
                           dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Preferred Stock shall be entitled to receive $100 per share of Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment. In the event that the assets of the Corporation available for distribution to the holders of shares of the Preferred Stock upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding paragraph, proportionate distributive amounts shall be paid ratably on account of the issued and outstanding shares of the Preferred Stock.

                                   (e) No share of the Preferred Stock shall be
                           convertible into any other security at the option of either the Corporation or the holder of such share.

                                    (f) The holders of shares of the Preferred
                           Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares.

                                    (g) Except as may be otherwise required by
                           law, the holders of Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of members of the Board of Directors of the Corporation, or otherwise to participate in any matter or issue to be determined by vote or consent of stockholders of the Corporation.

                  (2) Common Stock.

                                    (a) After the requirements with respect to
                           preferential dividends on the Preferred Stock (as provided for in Paragraph (1)(b) of this Article FOURTH) shall have been met, then and not otherwise the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                                    (b) After distribution in full of the
                           preferential amount (as provided in Paragraph (1)(d) of this Article FOURTH) to be distributed to the holders of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock respectively held by them.

                                    (c) Except as may be otherwise required by
                           law, each holder of Common Stock shall have one vote in respect of each share of such Common Stock held by him on all matters voted upon by the stockholders."

         4. That such amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent, in accordance with the provisions of Section 228 of such statute, of the sole stockholder entitled to vote on such amendment.

         IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Vice President and attested by its Assistant Secretary, this 25th May of March, 1981.


                                         TRIMFOOT, INC.


                                         By: /s/Thomas L. Seifert
                                            -----------------------------------
                                            Name:    Thomas L. Seifert
                                            Title:   Vice President


ATTEST:


/s/Edward D. Collins
--------------------------------
Name:  Edward D. Collins
Title: Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                      TUBULAR TEXTILE MACHINERY CORPORATION

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         Tussah Co., Inc., the sole shareholder of Tubular Textile Machinery Corporation, hereby certifies:

         1. The name of the corporation is Tubular Textile Machinery.
Corporation.

         2. The certificate of incorporation of said corporation was filed by the Department of State on January 2, 1929.

         3. Article FIRST of the Certificate. of Incorparahon relating to the name of the corporation is amended in its entirety to read as follows:

              "FIRST:  The name of the corporation is TT LIQUIDATION CORP."

         4. The amendment of the Certificate of Incorporation was authorized .by unanimous written consent of the Board of Directors and the sole shareholder of the corporation as of the 8th day of November, 1996.

         IN WITNESS WHEREOF, the undersigned, an officer of Tusam Co. Inc., has signed this certificate this day of November, 1996, and affirms: the statements contained herein as true under penalties of perjury.


                                         TUSAM CO INC.


                                         By: /s/Steven C. Barre
                                            -----------------------------------
                                            Name:    Steven C. Barre
                                            Title:   Assistant Secretary

                              CERTIFICATE OF CHANGE
                                       OF
                              TT LIQUIDATION CORP.
              Udder Section 805-A of the Business Corporation Law

1.       The name-of the norpotation is TT LIQUIDATION CORP.

         If applicable, the original name under which it was formed is TUBULAR TEXTILE MACHINERY CORPORATION.

2. The Certificate of Incorporation of said corporation was filed by the Department of State

3. The address of C T Corporation System as the registered agent of said corporation is hereby changed from %CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY. 10019 to I I I Eighth Avenue, New York, New York 10011.

4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o CT CORPORATION- SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 11 l-Eighth Avenue, New York, New York 10011.

5. Notice of the above changes was mailed to the corporation by C T corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected-thereto.

6. C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation.

IN WITNESS WHEREOF. I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury.


                                         C T CORPORATION SYSTEM


                                         By:/s/ Kenneth J. Uva
                                            -----------------------------------
                                            Name:    Kenneth J. Uva
                                            Title:   Vice President


NY Domestic Corporation - agent process address

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      TUBULAR TEXTILE MACHINERY CORPORATION

              (Under Section 805 of the Business Corporation Law)

         Pursuant-to-the-provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

         FIRST:   The name of the corporation is TUBULAR TEXTILE MACHINERY
CORPORATION.

         SECOND: The Certificate of Incorporation was filed by the Department of Smote, Albany, January, 1929.

         THIRD:   The amendments to Certificate -ion effected by this
Certificate are as follows:

                           1. Article FIFTH of the Certificate of incorporation,
                  relating to the location of the office of the corporation, is hereby amended so that amended Article FIFTH is to read as in its entirety as follows:

                                    "FIFTH: The office of the corporation shall
                           be located in the City of New York, Comity of Queens, State of New York. The post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is 33-61 54th Street, Woodside 77, Long Island, New York."

                           2. The Certificate of Incorporation is further
                  amended by striking out in its entirety Article SEVENTH, relating to of the corporation.

                           3. The Certificate of Incorporation, is further
                  amended by striking out in its entirety Article SEVENTH, relating to of the to the meeting place of the Board of Directors.

         FOURTH: The amendments of the Certificate of Incorporation were authorized by a vote of the holders of a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

         IN WITNESS WHEREOF, this Certificate has been signed this 28th day of February, 1966.


                                         /s/ Eugene Cohen
                                         --------------------------------------
                                         Eugene Cohen, President


                                         /s/Gene LoBell
                                         --------------------------------------
                                         Gene LoBell, Secretary

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF QUEENS      )

         EUGENE COHN, being duly sworn, deposes and says that he is the President of TUBULAR TEXTILE MACHINERY CORPORATION, the corporation mentioned and described in the foregoing instrument; that he-has read and signed the same and that the statements contained therein are true.


                                         /s/ Eugene Cohen
                                         --------------------------------------
                                         Eugene Cohen, President


Sworn to before me this
  28th day of February, 1966


/s/Ruth R. Evans
-------------------------------
Notary Public

Ruth R. Evans
Notary Public, State of New York
No. 31-6214900-Qual. in NY County
Certificate filed in Queens County
March 30, 1966

                              CERTIFICATE OF CHANGE

                                       OF

                      TUBULAR TEXTILE MACHINERY CORPORATION

                           UNDER SECTION 805-A OF THE

                            BUSINESS CORPORATION LAW

                                   * * * * *

         WE, UNDERSTAND, GERARD B. GIGUERE and PAULA CALLAHAN being respectively the Vice President and the Assistant Secretary of TUBULAR TEXTILE MACHINERY CORPORATION hereby certify:

         1. The name of the corporation is

            TUBULAR TEXTILE MACHINERY CORPORATION.

         2. The Certificate of Incorporation of said corporation was filed by the Department of State on January 2, 1929.

         3. The following, was authorized by the Board of Directors:

         To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which m ay be served on him from 33-61 54th Street, Woodside, New York to c/o C T Corporation System, 277 Park Avenue, New York, New York 10017.

         To designate C T CORPORATION SYSTEM, 277 Park Avenue, New York, New York 10017 as it registered agent in New York upon whom all process against the corporation may be served.

         IN WITNESS WHEREOF, we have signed this Certificate on the 9th day of October, 1978 and we affirm the statements contained therein are true under penalties of perjury.


                                         /s/ Gerard B. Giguere
                                         --------------------------------------
                                         Gerard B. Giguere, Vice President


                                         /s/ Paula Callahan
                                         --------------------------------------
                                         Paula Callahan, Asst. Secretary

                              CERTIFICATE OF CHANGE

                                       OF

                     TUBULAR TEXTILE MACHINERY CORPORATION
              UNDER SECTION 865-A OF THE BUSINESS CORPORATION LAW

         Pursuant to the provisions of Section 805-A of the Business Corporation Law, we the undersigned officers of the above corporation hereby certify:

         1. The name of the corporation is Tubular Textile Machinery
Corporation

         2. The Certificate of Incorporation of the above corporation was filed by the Department of State on January 2, 1929

         3. The following was authorized by the Board of Directors:

         To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from c/o C T Corporation System, 277 Park Avenue, New York, New York 10017 to c/o C T Corporation System, 1633 Broadway, New York, New, York 10019.

         To change the address of the registered agent in New York upon whom all process against the corporation may be served from C T Corporation System, 27-7 Park Avenue, New York, New York 10017 to C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

         IN WITNESS WHEREOF, we have signed this certificate and we affirm the statements contained therein as true under penalties of perjury on Nov. 25, 1985.


                                         /s/Gerard B. Giguere
                                         --------------------------------------
                                                     (Signature)


                                         /s/Gerard B. Giguere, Vice President
                                         --------------------------------------
                                         (Type name and title of person signing-
                                         must be president or a vice president)


                                         /s/ John J. Hickey, Jr. Asst. Secretary
                                         --------------------------------------
                                         (Type name and title of person signing
                                         -must be president or a vice president)

                              CERTIFICATE OF MERGER

                                       OF

                            TCL WOODSIDE CORPORATION

                     TUBULAR TEXTILE MACHINERY CORPORATION
               UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW

                                   * * * * *

                  TUBULAR TEXTILE MACHINERY CORPORATION, pursuant to the provisions of Section 905 of the Business Corporation Law of the State of New York, hereby certifies as follows:

                  1. TUBULAR TEXTILE MACHINERY CORPORATION, a corporation of the State of New, owns all of the outstanding shares of TCL WOODSIDE CORPORATION, a corporation of the State of New York.

                  2. The designation and number of outstanding shares and the number of such shares owned by the surviving corporation are as follows:

                             Designation and Number
Name of Subsidiary
TCL WOODSIDE
CORPORATION                200                               200 Commmon

         3. (a) The certificate of incorporation of Tubular Textile Machinery Corporation was filed in the Department of state on the 2nd day of January, 1929.

            (b) TCL Woodside Corporation was incorporated under the laws of the State of New York on .the 5th day Of August, 2964,

         4. The surviving corporations owns allot the outstanding shares of the corporation to be merged.

         5. The merger shall be effective on the 3rd day of October, 1992.

         6. The plan of merger was adopted by the Board of Directors, of the surviving corporation.

         IN WITNESS WHEREOF, this certificate has been signed on the 30th day of September, 1992 and the statements contained herein are affirmed as true under penalties of perjury.


                                         TUBULAR TEXTILE MACHINERY
                                           CORPORATION


                                         By: /s/George H. Hempstead, III
                                            -----------------------------------
                                            Name:  George H. Hempstead, III
                                            Title: Vice President


                                         By: /s/Steven C. Barre
                                            -----------------------------------
                                            Name: Steven C. Barre,
                                            Assistant Secretary

                          CERTIFICATE OF INCORPORATION


                                       of


                      TUBULAR TEXTILE MACHINERY CORPORATION

                         Pursuant to Article Two of the
                             Stock, Corporation Law

                  FIRST:   The name of the.-proposed corporation is

TUBULAR TEXTILE MACHINERY CORPORATION.

                  SECOND: The purposes for which said corporation to be formed are as follows:

                  To manufacture, buy, sell; import, export, trade, and deal is machines for stretching and drying tubular fabric; for moving tubular fabric while drying, for handling tubular knitted fabrics, for removing moisture from tubular fabrics, for stretching and drying ,tubular fabrics, for winding fabrics, for cutting strips of material, and all other machinery, tools, implements, appliances and equipment of every kind and description.

                  To apply for, obtain, purchase, losses or otherwise acquire and hold; own, use, operate, sell, assign, lease or otherwise dispose of any and all improvements and processes used in connection with or secured under letters patent or otherwise of the United States or off any other country, and to use, exercise and develop any and all such improvements and processes so acquired.

                  To buy, sell, exchange, lease, construct, alter and erect all kinds and manners of buildings, houses, structures and real property.

                  To manufacture, buy, sell, exchange, deal in, hire, lease, export and import all kinds and manners of personal property.

                  To buy, sell and exchange all kinds and manners of bonds, mortgages, securities and instrument of indebtedness.

                  To print and publish all kinds of magazines, pamphlets and books of every description. To borrow money for the conduct of its business and to give all kinds and manners instruments and securities to secure the payment of said loans and of its indebtedness.

                  THIRD: The amount of capital stock of said corporation - shall be ONE HUNDRED THOUSAND DOLLARS, ($100,000), all of which shall be common stock.

                  FOURTH: The number of shares of which said capital stock shall consist shall be one thousand (1000) each of the par value of One Hundred ($100) Dollars.

                  FIFTH: The location of the principal office of said corporation shall be in the Borough of Manhattan, City and State of New York.

                  SIXTH:   The duration of said corporation shall be perpetual.

                  SEVENTH: The number of directors of said corporation shall be three.

                  EIGHTH: The names and post office address of the directors of the corporation until the first- annual meeting of the stockholders are as follows:

FREDERICK ROSENBERG                   535 Fifth Avenue, New York City, N.Y.
ALVIN A. LIGHT                        535 Fifth Avenue, New York City, N.Y.
ELSIE BOCK                            535 Fifth Avenue, New York City, N.Y.

                  NINTH: The names and post office addressee of the subscribers to this Certificate and the number of shares of stock which each agrees to take in said corporation are as follows:

FREDERICK ROSENBERG                  535 Fifth Avenue, N.Y. City       1 share
ALVIN A. LIGHT                       535 Fifth Avenue, N.Y. City       1 share
ELSIE BOCK                           535 Fifth Avenue, N.Y.            1 share

                  TENTH: The meetings of the Board of Directors are to be held only within the State of New

                  ELEVENTH: The undersigned, all of the subscribers to this certificate are of full age, at least two-thirds of them are citizens of the United States, and at least one of them is a resident of the State of New York. All of the persons named-as directors are of full age and at least one of them is a citizen of the United States and a resident of the State of New York.

                  TWELFTH: It shall not be necessary for directors of this corporation to be stockholders thereof.

         IN WITNESS WHEREOF, the undersigned subscribers to this Certificate have executed this Certificate in duplicate this 28th day of December 1928.

                             /s/Frederick Rosenberg L.S.
                             /s/Alin A. Light L.S.
                             /s/Elsie Bock L.S.


STATE OF NEW YORK
COUNTY OF NEW YORK       SS:

                  On this 28th day of December 1928, `before zoo. personally appeared FREDERICK ROSENBERG, ALVIN A. LIGHT and ELSIE BOOK to me known and known to me to be the individuals described in. and who executed the foregoing Certificate and they duly severally acknowledged to as that they executed the name.

/s/Lillian M. Fox
---------------------
Notary Public

Lillian M. Fox
Notary Public, Kings County
Kings Co. Clk's No. 176, Reg. No. 298
N.Y.Co. Clk's No. 777, Reg. No. 0-526
Term Expires March 30, 1930

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  W.K. 25, Inc.

                                   * * * * *

         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the ___________ corporation Law of the State of Delaware, as hereby certify as follows:

         FIRST:  The name of the.-proposed corporation is W. K. 25, INC.

         SECOND: The registered office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

         THIRD: The purposes of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Law of Delaware.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

                           To purchase, manufacture, produce, assemble, receive, lease or in any manner require hold, own, use operate, install, __________a, service, repair process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and sell in and with raw materials, natural or manufacture articles or products, machinery, equipment, devices, systems, and personal property of every kind, _____ or description, tangible or intangible, used or capable of being used for any purpose whatsoever; _________ engage and participate in any mercantile; manufacturing or trading business of any kind or ___________.

                           To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time vary any investments or employment of capital of the corporation.

                           To borrow money, and to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and _____________.

                           To lend money for its corporate purpose, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds to loaned or invested.

                           To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, _________, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses and privileges necessary, convenient or appropriate for any of the purposes herein expressed.

                           To apply for, obtain, register, purchase, lease or otherwise to acquirer and to hold, ______, _____, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brand, labels, patent rights, letters patent of the United States, or of any other country or government, __________ improvements and processes, whether _______________ with or secured under letters patent or otherwise,

                           To participate with others in any corporation, partnership, limited partnership, joint venture, or other ___________ of any kind, or in any transaction, undertaking or arrangement which the participating _________ would have power to conduct by itself, whether or not such participation involves hiring or designation of control with or to others; and to be an incorporated, __________ or manager of other corporations of any type or kind.

                           To pay ___________ and establish and carry out ________, profit sharing, stock option, stock purchase, stock bonus, retirement, benefits, initiation and admission plans, trusts and provisions for any or all of its directors, officers and employees osidiaries and to provide insurance for its __________ on the life of any of its directors, officers or employee, or on the life of any stockholder for the purpose of acquiring at his death shares of its tock owned by such stockholders.

                           To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stock, bonds, or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in each manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any interested; and to do any other ______- or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, or other obligations; and while owner of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to err of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges or ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contacts.

                           To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objectives, the furtherance of any of the powers, hereinafter set forth, either alone or in association with other corporations, firms or individuals, and to ___________ act or acts, thing or things incidental or apparent and to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided, the same be not inconsistent with the law under which their corporation is organized.

                           The business or purpose of the corporation is from time to time to do any one or more the acts and things herein fore set forth, and it shall have power to, _____________________ its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate power and rights, in the State of Delaware, and in the various other states, territories, ________ and ___________ of the United States, in the District of Columbus, and in all or any foreign countries.

                           The corporation herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

                  FOURTH: The total number of shares of stock which the corporation is authorized to issue is one hundred (100) shares; all of which shall be without par value.

                  FIFTH:   The number and address of WK sole incorporator are
as follows:

         NAME                                       ADDRESS

Thomas Hennelly                        70 Pine Street, New York, N.Y.  1005

                  SIXTH:   The following provisions are inserted for the _____
of the business and for the conduct of the affairs of the corporation, and for further definites, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                  (1) The number of directors of the corporation shall abe such as from time to time shall be fixed by, or in the manner provided by the by-laws. Election of directors need not be by ballot unless the by-laws as provided.
                  (2) The Board of Directors shall have your power without the assent or vote of the stockholders.

                           (a) to make, alter, amend, change, add to or repeal
                  the By-Laws of the corporation to ______ and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or not profits; and to fix the times fro the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to
                  what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful _____ of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be _________ to legal ________ because of directors' interest, or for any other reason. ..

                  (4) In addition to the powers and ___________ herein, before or by statute expressly conferred upon then, the directors are hereby ___________ to exercise all such powers and __ all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation ____ of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section ____ of Title __ of the Delaware Code or on the application of trustees in ______________ or of any receiver or receivers appointed for this corporation under the provisions of Section 891 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for _______ corporation under the provisions of
Section 278 of Title 8 of the Delaware Code, order a meeting of the Creditors or class of creditors, and/or of the stockholders ________________ ________, an the case may be succeed in such __________- as the _______ directs. If a majority in _________ ________ three fourth in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of this corporation, as the name may be, agree to any compromise or arrangement, the said compromise or arrangement and the said organization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed as law, and all rights and powers conferred bargain on stockholders, directors and officers are subject to this reserved power.

                  IN WITNESS WHEREOF, I herewith set my hand and seal, the 3rd day of April, 1978.

                                         Thomas __. _______________
                                         --------------------------------------

[START HERE]


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                W.. K. 25, INC.

               - - - - - - - - - - - - - - - - - - - - - - - - -

                 Adopted in accordance with the provi- sions of
               Suction 242 of the General Corporation Law of the
                                State of Delaware

               - - - - - - - - - - - - - - - - - - - - - - - - -

     We, Hugh H. Shull, Jr. and Daryl W. Goodrich, Vice President and Assistant Secretary of W. K. 25, Inc. do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of said corporation has been amended as follows: By striking out the whole of article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:

               "The name of the corporation is Universal Gym Equipment, Inc.'

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

     IN WITNESS WHEREOF, we have signed this certificate this 21st day of June, 1978.

                                              /s/Hugh H. Shull, Jr.
                                              ---------------------------------
                                              Hugh H. Shull, Jr.
                                              Vice President


                                              /s/ Daryl W. Goodrich
                                              ---------------------------------
                                              Daryl W. Goodrich
                                              Assistant Secretary

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:01 AM 03/03/1995
                                                           950047933 - 2479893

                          CERTIFICATE OF INCORPORATION
                                       OF
                          USI AMERICAN HOLDINGS, INC.

                          ---------------------------

     The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

     FIRST: The name of the corporation is:

            USI AMERICAN HOLDINGS, INC.

     SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

     FIFTH: The name and mailing address of the incorporator is Ingo Lenore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     NINTH: The corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements. with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorpora-tion inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: Election of directors need not be by written ballot.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate of incorporation this 3rd day of March, 1995.

                                                    /s/ Inge Lepors
                                                    ----------------------------
                                                    Inge Lepors
                                                    Incorporator

                                    RESTATED
                         CERTIFICATE OF INCORPORATION OF
                               USI ATLANTIC CORP.

     This document constitutes an amendment and restatement of the original Certificate of Incorporation of USI Atlantic Corp. (the "Corporation"), which was filed with the Secretary of State of Delaware on February 14, 1995 under the name U-S. Industries, Inc. and was previously amended and restated on April 13, 1995 and May 3, 1995, and was further amended pursuant to a Certificate of merger filed on June 11, 1998. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 245(c) and 242 of the Delaware General corporation Law.

                                    ARTICLE I
                                      Name

     The name of the Corporation is USI Atlantic Corp.

                                   ARTICLE II
                          Address Of Registered Office;
                            Name Of Registered Agent

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of Now Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.

                                   ARTICLE III
                               PURPOSE AND POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law ("Delaware Law"). It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware Law.

                                   ARTICLE IV
                                  Capital Stock

     Section 4.1. Total Number Of Shares Of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 2,000 (Two Thousand) shares. The authorized capital stock is divided into 1,000 (One Thousand) shares of preferred stock, of the par value of $.01 each (the "Preferred Stock"), and 1,000 (One Thousand) shares of common stock, of the par value of S.01 each (the "Common Stock").

     Section 4.2. Preferred Stock. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the Corporation (the "Board of Directors") as hereinafter provided.

     (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

          (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

          (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

          (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

          (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

          (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

          (viii) the rights of. the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets-of, the Corporation; and

          (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

     Section 4.3. Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

                                    ARTICLE V
                               Board Of Directors

     Section 5.1. Powers Of The Board Of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which shall consist of not less than three members. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

          (a) adopt, amend, alter, change or repeal the ByLaws of the Corporation; provided, however, that no ByLaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-Laws had not been adopted;

          (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

               (c) exercise all such powers and do all such acts as my be exercised or done by the Corporation, subject to the provisions of the Delaware Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

     Section 5.2. Number Of Directors. The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote.

     Section 5.3. Vacancies. Any vacancies in the Board of Directors for any reason and any newly created directorship resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, or by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, and any directors so appointed shall hold office until the next election of directors and until their successors are elected and qualified.

     Section 5.4. Removal Of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 662/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE VI
                STOCKHOLDER ACTIONS AND MEETINGS OF STOCKHOLDERS

     Except as may be provided in a resolution of resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by an written consent in lieu of a meeting by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the ByLaws. For purposes of all meetings of stockholders, a quorum shall consist of a majority of the shares entitled to vote at such meeting of stockholders, unless otherwise required by law.

                                   ARTICLE VII
                      LIMITATION ON LIABILITY OF DIRECTORS

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is amended hereafter to authorize corporate action further eliminating or limiting the person liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any amendment, repeal or modification of this
Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS

     The Board of Directors shall have the power to adopt, amend, alter, change or repeal any By-Laws of the Corporation. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any By-Laws of the Corporation by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by Delaware Law).

                                   ARTICLE IX
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Article 5.4,
Article VI, Article VIII and this Article IX shall require the affirmative vote of 66-2/3% of the voting power of all of the shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                    ARTICLE X
                                  SEVERABILITY

     In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

     THE UNDERSIGNED, being the Senior Vice President of the Corporation, for the purpose of amending and restating the Certificate of Incorporation of the Corporation pursuant to Delaware Law, does make this Certificate, hereby declaring and certifying that this is the act and deed of the corporation and that the facts herein stated are true, and accordingly have hereunto set my hand as of the 6th day of November, 1998.

                                                    /s/ George H. MacLean
                                                    ----------------------------
                                                    George H. MacLean,
                                                    Senior Vice President

                                                    ATTEST

                                                    /s/ Steven C. Barre
                                                    ----------------------------
                                                    Steven C. Barre,
                                                    Assistant Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                               USI CAPITAL, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

     FIRST: The name of the corporation is:

            USI CAPITAL, INC.

     SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castl, Delaware of 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

     FIFTH: The name and mailing address of the incorporator is Ingo Lenore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case, may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     NINTH: The corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to, time, all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: Election of directors need not be by written ballot.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 3rd day of March, 1995.

                                                    /s/ Inge Lenore
                                                    ----------------------------
                                                    Inge Lenore,
                                                    Incorporator

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:01 AM 03/03/1995
                                                          950047926 - 2481899


                          CERTIFICATE OF INCORPORATION
                                       OF
                               USI FUNDING, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

     FIRST: The name of the corporation is:

            USI FUNDING, INC.

     SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock, which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

     FIFTH: The name and mailing address of the incorporator is Inge Lenore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     NINTH: The corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorpora-tion inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: Election of directors need not be by written ballot.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 3rd day of March, 1995.

                                                    /s/ Inge Lenore
                                                    ----------------------------
                                                    Inge Lenore,
                                                    Incorporator

                                                            STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 10:01 AM 03/03/1995
                                                          950047926 - 2481899


                          CERTIFICATE OF INCORPORATION

                                       OF

                                USI GLOBAL CORP.

                                ----------------

     The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

     FIRST: The name of the corporation is:

            USI Global Corp.

     SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: T lie total number of shares of capital stock of all classes that the Corporation shall have authority to issue is three thousand (3,000) shares. The authorized capital stock is divided into one thousand five hundred (1,500) shares of preferred stock having a par value of $.01 per share (the "Preferred Stock"), and one thousand five hundred (1,500) shares of common stock having a par value of 5.01 per share (the "Common Stock").

     FIFTH: The shares of Preferred Stock of the corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the corporation (the "Board of Directors") as hereinafter provided. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

          (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

          (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

          (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event:

          (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

          (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

          (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock:

          (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of. the Corporation; and

          (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

     SIXTH: The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

     SEVENTH: The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote. The number of directors constituting the initial Board of Directors shall be three (3).

     EIGHTH: The corporation is to have perpetual existence.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors. and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH: In furtherance and not in limitation of the powers conferred by
Section 109(4) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

     ELEVENTH: No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal befit. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     TWELFTH: Election of directors need not be by written ballot.
THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are grained subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 9th day of February, 1999.

                                                    /s/Steve C. Barre
                                                    ----------------------------
                                                    Steven C. Barre
                                                    Incorporator
                                                    101 Wood Avenue South
                                                    Sixth Floor
                                                    Iselin, NJ 08830

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                USI GLOBAL CORP.

            ------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

            ------------------------------------------------------

     USI Global Corp., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article Fourth thereof so that, as amended, said Article shall read in its entirety as follows:

     FOURTH: The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is one thousand two hundred (1,200) shares. The authorized capital stock is divided into one thousand
                (1,000) shares of preferred stock having a par value of $.01 per share (the "Preferred
                Stock"), and two hundred (200) shares of common stock having a par value of $.01 per share (the "Common Stock").

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Assistant Secretary this 30th day of April, 1999.

                                                    USI GLOBAL CORP.
                                                    By: /s/Steven C. Barre
                                                       -------------------------
                                                       Steven C. Barre
                                                       Assistant Secretary

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                   5.6% CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                                USI GLOBAL CORP.

                    Pursuant to Section 151 of the Delaware
                             General Corporation Law

     I, George H. MacLean, Vice President and Secretary of USI Global Corp., a corporation organized and existing under the Delaware General Corporation Law (the "Company"), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on March 31, 1999 adopted the following resolution, which creates a series of 1,000 shares of preferred stock designated as 5.6% Cumulative Redeemable Preferred Stock, as follows:

     RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Company in accordance with the provisions of ARTICLE V of the Certificate of Incorporation of the Company, a series of preferred stock of the Company be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations, and restrictions thereof, be, and hereby are, as follows:

     Section 1. Designation and Amount. The shares of such series shall be
                ----------------------
designated as "5.6% Cumulative Redeemable Preferred Stock" (the "5.6% Preferred Stock") and the number of shares constituting such series shall be 1,000. The par value of the 5.6% Preferred Stock is S.01 per share. The preference amount of the 5.6% Preferred Stock shall be $1,100,000 per share (the "Preference Amount").

     Section 2. Dividend and Distributions. Dividends on the 5.6% Preferred
                --------------------------
Stock shall be cumulative and shall accrue (whether or not declared) on a daily basis from the date of issuance of such shares at the rate of 5.6% per annum of the Preference Amount per share. Accrued but unpaid dividends shall not bear interest. Dividends on the 5.6% Preferred Stock shall be payable, when, as, and if declared by the Board of Directors (or a duly authorized committee thereof), out of assets legally available therefor, annually on the last day of September in each year (but not on the last day of September 1999) (each, a "Dividend Payment Date'), with the first Dividend Payment Date being September 30, 2000. Dividends on each Dividend Payment Date will be payable to holders of record of the 5.6% Preferred Stock as they appear on the records of the Company on a record date, not more than 60 days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors (or a duly authorized committee thereof) in advance of such Dividend Payment Date. Accrued dividends not paid on a Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holders of record on such record date, not more than 60 days preceding the payment date thereof, as may be fixed by the Board of Directors (or a duly authorized committee thereof). Dividends payable on shares of 5.6% Preferred

Stock with respect to any period shorter than a year shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3. Voting Rights. (A) So long as any shares of 5.6% Preferred
Stock are outstanding, each share of 5.6% Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock of the Company, par value 5.01 per share (the "Common, Stock"). Except as otherwise required by law or as provided herein or in the Certificate of Incorporation, the holders of shares of 5.6% Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

     (B) So long as any shares of 5.6% Preferred Stock are outstanding, except where the vote or consent of the holders of a greater number of shares of 5.6% Preferred Stock is required by law or the Certificate of Incorporation, and in addition to any other vote required by law or otherwise required herein or in the Certificate of Incorporation, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of 5.6% Preferred Stock, voting together as a single class, either at an annual or special meeting called for that purpose or by written consent signed by such holders, the Company shall not take any of the following actions:

          (i) Amend, alter, or repeal any provision hereof or of the Certificate of Incorporation, or add any provision hereto or to the Certificate of Incorporation, if such amendment, alteration, repeal, or addition would (x) increase or decrease the aggregate number of authorized shares of 5.6% Preferred Stock or (y) alter or change the rights, privileges, preferences, or powers of the shares of 5.6% Preferred Stock in a mariner so as to affect them adversely;

          (ii) Create, authorize, or issue shares of any class or series, or increase the number of authorized shares of any class or series, of equity securities having any preference or priority as to dividends or distributions upon liquidation, dissolution, or winding up that, in either case, is superior to or on a parity with any such preference or priority of the 5.6% Preferred Stock;

          (iii) Authorize or effect the merger or consolidation of the Company with or into any other entity or entities; or

          (iv) Sell, lease, exchange, transfer, or otherwise dispose of (including, without limitation, by way of dividend to the holders of shares of one or more classes or series of the Company's stock) all or substantially all of the property and assets of the Company.

     Section 4. Certain Restrictions. So long as any shares of 5.6% Preferred Stock are outstanding, if full cumulative dividends on all outstanding shares of 5.6% Preferred Stock have not been declared and paid (or irrevocably set aside for payment) through and including the most recent Dividend Payment Date, then without the affirmative vote of the holders of at least two-thirds of the outstanding shares of 5.6% Preferred Stock, voting together as a single class, either at an annual or special meeting called for that purpose or by written consent signed by such holders, the Company shall not take any of the following actions:

          (i) declare or pay dividends on, make any other distributions on, or redeem, purchase, or otherwise acquire for consideration, any shares of stock ranking junior as to dividends to the 5.6% Preferred Stock, except the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution, or winding up) to the 5.6% Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity as to dividends with the 5.6% Preferred Stock, unless dividends are paid on the 5.6% Preferred Stock and all such parity stock ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid on the 5.6% Preferred Stock through and including the most recent Dividend Payment Date ending on or before the payment date for the dividend on such parity stock, on the other hand;

          (iii) redeem, purchase, or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the 5.6%

     Preferred Stock, except (A) the Company may at any time redeem, purchase, or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution, or winding up) to the 5.6% Preferred Stock, and
     (B) the Company may at any time purchase or otherwise acquire shares of stock ranking on parity with the 5.6% Preferred Stock (either as to dividends or upon liquidation, dissolution, or winding up) in accordance with a purchase offer made to all holders of shares of such parity stock and to all holders of 5.6% Preferred Stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes; or

          (iv) purchase or otherwise acquire for consideration fewer than all outstanding shares of 5.6% Preferred Stock unless the shares of each holder of 5.6% Preferred Stock are purchased or otherwise acquired on a pro rata basis.

     Section 5. Required Shares. Any shares of 5.6% Preferred Stock that are redeemed, purchased, or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and shall not thereafter be reissued as shares of 5.6% Preferred Stock. All such shares upon their retirement and cancellation shall become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued, subject to Section 3(B)(ii) hereof, as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors in accordance with ARTICLE V of the Certificate of Incorporation.

     Section 6. Liquidation, Dissolution or Winding Up. Subject to the rights of the holders of any class or series of stock ranking prior to the 5.6% Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, no distribution shall be made to the holders of Common Stock or any other class or series of stock of the Company ranking junior to the 5.6% Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up unless the holders of shares of 5.6% Preferred Stock shall have been paid in full, with respect to each share, the Preference Amount, plus an amount equal to all accrued and unpaid dividends, if any, to but excluding the date of payment (the "Liquidation Amount").. After the Liquidation Amount shall have been paid in full to the holders of 5.6% Preferred Stock, (l) no further distributions or payments shall be made in respect of shares of 5.6% Preferred Stock, such shares of 5.6% Preferred Stock shall no longer be deemed to be outstanding or be entitled to any powers, preferences, rights, or privileges, and certificates representing such shares of 5.6% Preferred Stock shall be surrendered for cancellation to the Company; and (2) the remaining assets and funds of the Company shall be available for distribution to the holders of the stock of the Company ranking junior to the 5.6% Preferred Stock with respect to distributions upon dissolution, liquidation, or winding up in accordance with the respective rights of the shares of such junior stock. In the event that the assets of the Company available for distribution to the holders of 5.6% Preferred Stock shall not be sufficient to pay in full the Liquidation Amount herein required to be paid with respect to each share of 5.6% Preferred Stock and to pay in full the liquidation preference on all other shares of stock of the Company ranking on parity with the 5.6% Preferred Stock with respect to distributions upon dissolution, liquidation, and winding up of the Company, then such assets shall be distributed to the holders of shares of 5.6% Preferred Stock and any such other parity stock ratably in proportion to the full amounts to which they otherwise would be respectively entitled if all amounts payable thereon were paid in full.

     Section 7. Redemption.

     (A) After June 30, 2024, the outstanding shares of 5.6% Preferred Stock shall be redeemable at any time or from time to time at the option of the Company (by resolution of the Board of Directors or a duly authorized committee thereof), in whole or in part, out of funds legally available therefor, at a redemption price per share equal to the Preference Amount, plus an amount equal to all accrued and unpaid dividends, if any, to but excluding the date fixed for redemption. If fewer than all outstanding shares of 5.6% Preferred Stock are to be redeemed, the shares of each holder shall be redeemed on a pro rata basis.

     (B) Notice of redemption pursuant to subsection (A) of this Section 7 shall be given by mail, not less than 30 days nor more than 60 days prior to the date fixed for redemption, to each record holder of the shares of 5.6% Preferred Stock to be redeemed at the address of such holder on the records of the Company. If a notice of redemption has been given pursuant to this subsection
(B) and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been irrevocably deposited or set aside by the Company, separate and apart from its other funds, to pay the redemption price to the holders of the shares of 5.6% Preferred Stock so called for redemption upon surrender of the certificates therefor, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, from and after the date fixed for redemption, dividends on the shares of 5.6% Preferred Stock so called for redemption will cease to accrue, such shares will no longer be deemed outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive payment of the redemption price) will cease. Subject to applicable escheat and similar abandoned property laws, any moneys so deposited or set aside by the Company for such redemption and unclaimed at the end of six months from the date fixed for redemption shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited or set aside shall be paid to the Company from time to time.

     Section 8. Ranking. Unless otherwise provided in the Certificate of Incorporation of the Company (including any certificate of designations relating to any subsequent series of preferred stock of the Company), the 5.6% Preferred Stock shall be senior and prior to the Common Stock and to any other classes or series of capital stock of the Company as to the payment of dividends and the distribution of assets on liquidation, dissolution, or winding up.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designations this 30th day of April, 1999.

                                       /s/George H. MacLean
                                       -----------------------------------------
                                       Name:  George H. MacLean
                                       Title: Vice President and Secretary

                         CERTIFICATE. OF INCORPORATION

                                       of

                      KOPPERS SUBSIDIARY XIX COMPANY, INC.

1.   The name of the corporation is:

                      Koppers Subsidiary XIX Company, Inc.

2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Z... Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is: "To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

4. The total number of shares of stock which the corporation shall have authority to issue is ONE HUNDRED (100) and the par value of each of such shares is TEN DOLLARS ($10.00) amounting In the aggregate to ONE THOUSAND DOLLARS ($1,000) 5. The name and mailing address of each incorporator is as follows: NAME MAILING ADDRESS

Eileen E. Pallotta     Oliver Building, Mellon Sq., Pittsburgh, Pa.

David J. Minesky       Oliver Building, Mellon Sq., Pittsburgh, Pa.

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, Law. of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of March 1986.


                                         /s/ Eileen E. Pallotta
                                       -----------------------------------------
                                         Eileen E. Pallotta

                                         /s/ David J. Minesky
                                       -----------------------------------------
                                         David J. Minesky

                                                        Incorporators

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     KOPPERS SUBSIDIARY XIX COMPANY, INC. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation has adopted in accordance with Section 141(f) of the General Corporation Law the following resolutions by written consent proposing and declaring advisable amendments to the Certificate of Incorporation of the Corporation, and said written consent was filed with the minutes of the Corporation:

     RESOLVED, That the Board of Directors of the Corporation hereby declares that the Certificate of Incorporation of the Corporation (the "Certificate") be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

     4. The total number of shares of stock which the Corporation shall have the authority to issue is ten thousand (10,000) and the par value of each of such shares is $1.00, amounting in the aggregate to $10,000.

     SECOND: That in lieu of a meeting of the sole stockholder of the Corporation entitled to vote, such stockholder has given written consent to said amendments in accordance with Section 228(a) of the General Corporation Law, and said written Consent was filed with the minutes of the Corporation.

     THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

     FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendments.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President and Secretary this 28th day of June, 1990.

                                         /s/Joe M. Blender
                                       -----------------------------------------
                                         President

Attest:

/s/George Carroll
---------------------------------------
Secretary

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This Agreement and Plan of Merger (the "Agreement") is dated the 28th day of June, 1990 by and among KOPPERS SUBSIDIARY XIX COMPANY, INC. ("Koppers") a Delaware corporation, BEAZER AMERICA, INC. ("America") a Georgia corporation, BEAZER PROPERTY HOLDINGS, INC. ("Holdings"), a Georgia corporation and BEAZER PROPERTIES, INC. ("Properties"), a Georgia corporation.

     WHEREAS, the Board of Directors of Koppers, America, Holdings and Properties have approved a merger (the"Merger") of America, Holdings and Properties with and into Koppers in accordance with the applicable laws of the states of Delaware and Georgia upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. (a) On June 29, 1990, subject to the terms and conditions of this Agreement, America, Holdings and Properties shall be merged with and into Koppers in accordance with the applicable laws of the States of Delaware and Georgia with Koppers being the surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of America, Holdings and Properties shall cease. The Merger shall be effective when this Agreement shall be filed on behalf of Koppers, America, Holdings and Properties with the Secretaries of State of Delaware and Georgia in accordance with applicable law, which filing shall be made on June 29, 1990, or such later time as shall be agreed by the parties. When, used in this Agreement, the term "Effective Time" shall mean the time on the date when such filing is made.

          (b) The surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of each of Koppers, America, Holdings and Properties and shall by operation of law assume and be liable for all the liabilities, obligations and penalties of each of Koppers, America, Holdings and Properties.

          (c) The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Koppers in effect immediately prior to the Effective Time as amended in the following particulars:

     (1) Article 1 thereof shall be changed so that, as amended, said Article shall be and read as follows:

          1. The name of the corporation is Beazer America, Inc. (hereinafter referred to as the "Corporation").

          (d) The By-Laws of the Surviving corporation shall be those By-Laws enacted by unanimous written consent of the Board of Directors of The Surviving Corporation immediately following the Effective Times.

          (e) The directors of America immediately prior to the Effective time shall be the officers of the surviving corporation as of The Effective Time.

          (f) The officers of America immediately prior to The Effective Time shall be the officers of The Surviving Corporation as of The Effective Time.

          (g) Koppers, America, Holdings and Properties agree that the surviving Corporation may be served with process in the State of Georgia in any proceeding (including any proceeding the enforcement of the rights of a dissenting shareholder of America, Holdings or Properties against The Surviving corporation) for enforcement of any obligation of The Surviving Corporation, and the parties hereto, on behalf of the Surviving Corporation, hereby irrevocably appoint the Secretary of State of Georgia as its agent to accept service of process in any such proceeding within such state. A copy of such process shall be mailed by said Secretary of State to the Surviving Corporation at 945 East Paces Ferry Road, Suite 2200, Resurgens Plaza, Atlanta, GA 30326.

          (h) The Surviving Corporation shall promptly pay to any dissenting shareholder of America, Holdings or Properties the amount, if any, to which it shall be entitled with respect to the applicable rights of dissenting shareholders.

          (i) The Surviving Corporation shall be organized under the laws of the State of Delaware.

          (j) The registered office of the Surviving corporation shall be located at 1209 Orange Street, Wilmington, Delaware.

     (2) As of the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

          (a) Each share of Common Stock, $1.00 par value of Koppers issued and outstanding immediately prior to the Effective Time shall be converted into 1 shares of the Common Stock, $1.00 par value of The Surviving Corporation.

          (b) Each share of the Capital Stock of America, Holdings and Properties issued and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist without any consideration being payable therefore.

     (3) Upon presentation of any certificate representing shares of the Common Stock, $10.00 par value of Koppers to the Secretary of The Surviving

Corporation, the holder of such certificate shall be entitled to receive, in exchange therefore the number of shares of Common Stock of the surviving corporation that corresponds to the number of shares of Common Stock of Koppers represented by the certificate so presented.

     (4) This Agreement may be terminated at any time prior to the Effective
Time:

          (a) by mutual consent of the Board of Directors of each of the parties hereto; or

          (b) by either Koppers, America, Holdings or Properties if the Merger shall not have been consummated on or before December 31, 1990.

     (5) This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of each of the parties hereto but, after any such approval, no amendment shall be made which reduces the consideration into which shares of America, Holdings or Properties are to be converted as provided in this agreement or in any way materially adversely affects the rights of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

     (6) Any terms or provisions of this Agreement (other than the requirement for stockholder approval may be waived, in whole or in part, in writing at any time by the party which is entitled to the benefits thereof.

     (7) This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       KOPPERS SUBSIDIARY XIX COMPANY, INC.


                                       By: /s/Jim M. Blender
                                          --------------------------------------
                                          President

Attest:


/s/Thomas F. Lind
-----------------------------------
Assistant Secretary

                                       BEAZER AMERICA, INC.


                                       By: /s/ Jimm M. Blendor
                                          --------------------------------------
                                          Vice President

Attest:


/s/George Carroll
-----------------------------------
Assistant Secretary


                                       BEAZER PROPERTY HOLDINGS, INC.


                                       By: /s/Jill M. Blender
                                          --------------------------------------
                                          Vice President

Attest:


/s/George Carroll
-----------------------------------
Assistant Secretary

                                       BEAZER PROPERTY HOLDINGS, INC.


                                       By: /s/Jill M. Blender
                                          --------------------------------------
                                          Vice President

Attest:


/s/George Carroll
-----------------------------------
Assistant Secretary

                     KOPPERS SUBSIDIARY XIX COMPANY, INC.
                     ------------------------------------

                     Certificate Pursuant To Section 252(c)
                                       of
                      The Delaware General Corporation Law

     The undersigned, George Carroll, does hereby certify

     1. He is the Secretary of Koppers Subsidiary XIX Company, Inc. a Delaware corporation (the "Corporation") and as such , has the power and authority to execute and deliver this Certificate.

     2. This Certificate is furnished pursuant to Section 252(c) of the Delaware General Corporation Law.

     3. Attached hereto is a complete and accurate copy of the ,~,agreement and Plan of Merger (the "Agreement") dated as of June 28, 1990 among the Corporation, Beazer America, Inc., Beazer Properties Holdings, Inc. and Beazer Properties, Inc.

     4. All of the outstanding stock of the Corporation entitled to vote thereon has voted for the adoption of the Agreement.

                                       By: /s/George Carroll
                                          --------------------------------------
                                          George Carroll
                                          Title:   Secretary

                              BEAZER AMERICA, INC.
                              --------------------


                     Certificate Pursuant To Section 252(c)
                                       of
                      The Delaware General Corporation Law


     The undersigned, George Carroll, does hereby certify that:

     1. He is the Assistant Secretary of Beazer America, Inc., a Georgia corporation (the "Corporation") and as such, has the power and authority to execute and deliver this Certificate.

     2. This Certificate is furnished pursuant to Section 252(c) of the Delaware General Corporation Law.

     3. Attached hereto is a complete and accurate copy of the Agreement and Plan of Merger (the "Agreement") dated as of June 28, 1990 among Koppers Subsidiary XIX Company, Inc., the Corporation, Beazer Properties Holdings, Inc. and Beazer Properties, Inc.

     4. All of the outstanding stock of the Corporation entitled to vote thereon has voted for the adoption of the Agreement.

                                       By:      /s/ George Carroll
                                               ---------------------------------
                                               George Carroll
                                     Title:
                                               ---------------------------------
                                               Assistant Secretary

                        BEAZER PROPERTIES HOLDINGS, INC.
                        --------------------------------

                     Certificate Pursuant To Section 252(c)
                                       of
                      The Delaware General Corporation Law


     The undersigned, George Carroll, does hereby certify that:

     1. He is the Secretary of Beazer Properties Holdings, Inc., a Georgia corporation (the "Corporation") and as such, has the power and authority to execute and deliver this Certificate.

     2. This Certificate is furnished pursuant to Section 252(c) of the Delaware General Corporation Law.

     3. Attached hereto is a complete and accurate copy of the Agreement and Plan of Merger (the "Agreement") dated as of June 28, 1990 among Koppers Subsidiary XIX Company, Inc., Beazer America, Inc., the Corporation and Beazer Properties, Inc.

     4. All of the outstanding stock of the Corporation entitled to vote thereon has voted for the adoption of the Agreement.

                                       By:       /s/ George Carroll
                                                --------------------------------
                                                George Carroll
                                     Title:
                                                --------------------------------
                                                Assistant Secretary

                            BEAZER PROPERTIES, INC.
                            -----------------------


                     Certificate Pursuant To Section 252(c)
                                       of
                      The Delaware General Corporation Law


     The undersigned, George Carroll, does hereby certify that:

     1. He is the Assistant Secretary of Beazer Properties, Inc., a Georgia corporation (the "Corporation") and as such, has the power and authority to execute and deliver this Certificate.

     2. This Certificate is furnished pursuant to Section 252(c) of the Delaware General Corporation Law.

     3. Attached hereto is a complete and accurate copy of the Agreement and Plan of Merger (the "Agreement") dated as of June 28, 1990 among Koppers Subsidiary XIX Company, Inc., Beazer America, Inc., Beazer Properties Holdings, Inc. and the Corporation.

     4. All of the outstanding stock of the Corporation entitled to vote thereon has voted for the adoption of the Agreement.

                                       By:       /s/ George Carroll
                                                --------------------------------
                                                George Carroll
                                     Title:
                                                --------------------------------
                                                Assistant Secretary

Certificate of Agreement of Merger of the Beazer America, Inc., a corporation organized and existing under the laws of the State of Georgia, Beazer Property Holdings, Inc. a corporation organized and existing under the laws of the State of Georgia, and Beazer Properties, Inc., a corporation organized and existing under the laws of the State of Georgia merging with and into the Koppers Subsidiary XIX Company, Inc. a corporation organized and existing under the laws of the State of Delaware under the name of Beazer America, Inc. as received and filed in this office the 29th day of June, A.D. 1990 at 10:02 o'clock A.M.

     And I do hereby further certify that the aforesaid Corporation shall be governed by the laws of the State of Delaware.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              BEAZER AMERICA, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                                   * * * * *

     Beazer America, Inc., a Delaware corporation (the "Corporation"), does hereby certify that the Certificate of Incorporation of the Corporation is hereby amended by changing Article 1 thereof so that, as amended, said Article shall read in its entirety as follows:

               "1. The name of the Corporation is Hanson
               Properties North America Inc. (hereinafter, the
               "Corporation")."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its corporate name by its Vice President and attested by its Assistant Secretary this 30th day of September, 1994.

                                       BEAZER AMERICAN, INC.


                                       By: /s/ Robert E. Lee
                                          --------------------------------------
                                          Robert E. Lee
                                          Vice President


ATTEST:


/s/ Steven C. Barre
-----------------------------------
    Steven C. Barre
  Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     HANSON PROPERTIES NORTH AMERICA INC. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

     FIRST: That the Board of Directors of the Corporation has adopted in accordance with Section 141(f) of the General Corporation Law the following resolution by written consent proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation, and said written consent was filed with the minutes of the Corporation:

          "RESOLVED, that the Board of Directors of the Corporation hereby declares that the Certificate of Incorporation of the Corporation (the "Certificate") be amended, effective immediately, by changing Article
          1. thereof so that, as amended, said Article shall be and read as follows:

               "1. The name of the Corporation is USI Properties, Inc., (hereinafter referred to as the "Corporation")."

          SECOND: That in lieu of a meeting of the sole stockholder of the Corporation entitled to vote, such stockholder has given written consent to said amendment in accordance with Section 228(a) of the General Corporation Law, and said written consent was filed with the minutes of the Corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provision of Sections 141, 228, and 242 of the General Corporation Law.

     FOURTH: That the capital of the Corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Assistant Secretary this 19th day of May, 1995.


                                        /s/ Jill M. Blundon
                                       -----------------------------------------
                                       Jill M. Blundon
                                       Vice President

ATTEST:


/s/ Sally M. Karanzas
-----------------------------------
Sally M. Karanzas
Assistant Secretary

(SEAL)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           USI PROPERTIES WEST, INC.

                                      INTO

                              USI PROPERTIES. INC.

                                   * * * * *

     USI PROPERTIES, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 2nd day of April, 1986, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of USI PROPERTIES WEST, INC., a corporation incorporated on the 9th day of September, 1988, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 24th day of September, 1996, determined to and did merge into itself said USI PROPERTIES WEST, INC.:

          RESOLVED, that the Corporation merge, and it hereby does merge into itself said USI PROPERTIES WEST, INC., a wholly-owned subsidiary of the Corporation organized under the laws of the State of Delaware, and assumes all of the obligations and liabilities of USI PROPERTIES WEST, INC.

          FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

          FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said USI PROPERTIES WEST, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of USI PROPERTIES, INC. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said USI PROPERTIES, INC. has caused this Certificate to be signed by George H. MacLean, its Vice President, this 24th day of September, 1996.

                                       USI PROPERTIES, INC.


                                       By: /s/ George H. MacLean
                                          --------------------------------------
                                          Name:  George H. MacLean
                                          Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         USI PROPERTY MANAGEMENT, INC.

                                      INTO

                              USI PROPERTIES, INC.


                                   * * * * *

     USI PROPERTIES, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 2nd day of April, 1986, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of USI PROPERTY MANAGEMENT, INC., a corporation incorporated on the 5th day of January, 1990, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 24th day of September, 1996, determined to and did merge into itself said USI PROPERTY MANAGEMENT, INC.:

          RESOLVED, that the Corporation merge, and it hereby does merge into itself said USI PROPERTY MANAGEMENT, INC., a wholly-owned subsidiary of the Corporation organized under the laws of the State of Delaware, and assumes all of the obligations and liabilities of USI PROPERTY MANAGEMENT, INC.

          FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

          FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said USI PROPERTY MANAGEMENT, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of USI PROPERTIES, INC. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said USI PROPERTIES, INC. has caused this Certificate to be signed by George H. MacLean, its Vice President, this 24th day of September, 1996.

                                       USI PROPERTIES, INC.


                                       By: /s/ George H. MacLean
                                          --------------------------------------
                                          Name:  George H. MacLean
                                          Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           USI PROPERTIES EAST, INC.

                                      INTO

                              USI PROPERTIES, INC.


                                   * * * * *


     USI PROPERTIES, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 2nd day of April, 1986, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of USI PROPERTIES EAST, INC., a corporation incorporated on the 13th day of May, 1986, pursuant to the Business Corporation Code of the State of Georgia.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 24th day of September, 1996, determined to and did merge into itself said USI PROPERTIES EAST, INC.:

          RESOLVED, that the Corporation merge, and it hereby does merge into itself USI PROPERTIES EAST, INC., a wholly-owned subsidiary of the Corporation organized under the laws of the State of Georgia, and assumes all of the obligations and liabilities of USI PROPERTIES EAST, INC.

          FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

          FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said USI PROPERTIES EAST, INC. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of USI PROPERTIES, INC. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said USI PROPERTIES, INC. has caused this Certificate to be signed by George H. MacLean, its Vice President, this 24th day of September, 1996.

                                       USI PROPERTIES, INC.


                                       By: /s/ George H. MacLean
                                          --------------------------------------
                                          Name:  George H. MacLean
                                          Title: Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                      FRENCH KIER DEVELOPMENTS INCORPORATED

                                      INTO

                              USI PROPERTIES, INC.


                                   * * * * *

     USI PROPERTIES, INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 2nd day of April, 1986, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of FRENCH KIER DEVELOPMENTS INCORPORATED, a corporation incorporated on the 4th day of January, 1990, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on the 24th day of September, 1996, determined to and did merge into itself said FRENCH KIER DEVELOPMENTS INCORPORATED:

          RESOLVED, that the Corporation merge, and it hereby does merge into itself said FRENCH KIER DEVELOPMENTS INCORPORATED, a wholly-owned subsidiary of the Corporation organized under the laws of the State of Delaware, and assumes all of the obligations and liabilities of FRENCH KIER DEVELOPMENTS INCORPORATED.

          FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

          FURTHER RESOLVED, that the proper officer of the Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said FRENCH KIER DEVELOPMENTS INCORPORATED and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of USI PROPERTIES, INC. at any time prior to the date of filing the merger with the Secretary of State.

     IN WITNESS WHEREOF, said USI PROPERTIES, INC. has caused this Certificate to be signed by George H. MacLean, its Vice President, this 24th day of September, 1996.

                                       USI PROPERTIES, INC.


                                       By: /s/ George H. MacLean
                                          --------------------------------------
                                          Name:  George H. MacLean
                                          Title: Vice President

                          CERTIFICATE OF INCORPORATION
                                       OF
                                USI REALTY CORP.

                      -----------------------------------

     The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

     FIRST: The name of the corporation is:

                                USI REALTY CORP.

     SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000), all of which shall be without par value.

     FIFTH: The name and mailing address of the incorporator is Inge Lepore, 99 Wood Avenue South, 10th Floor, Iselin New Jersey 08830.

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by
Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

     NINTH: The corporation shall have the power to indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, any or all persons whom it may indemnify pursuant thereto. The corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) pursuant to Section 174 of the General Corporation Law of Delaware, (ii) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction for which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     TENTH: Election of directors need not be by written ballot.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 28th day of April, 1995.

                                         /s/ Inge Lepore
                                        ----------------------------------------
                                        Inge Lepore




                                        ----------------------------------------
                                        Inge Lepore
                                        Incorporator

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ZURCO, INC.


     FIRST: The name of the corporation is Zurco, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 103 Springer Building, Concord Plaza, 3411 Silverside Road, P. O. Box 7048, Wilmington, Delaware 19803-0048. The name of its registered agent at such address is Organization Services, Inc.

     THIRD: The nature of the business to be conducted by and the purpose of the Corporation is the maintenance and management of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside the State of Delaware, in accordance with 30 Delaware Code Section 1902(b)(8).

     FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is Three Thousand (3,000) shares, all of which shall be Common Stock of the par value of $1.00 per share.

     FIFTH: The name and mailing address of the sole incorporator are as follows:

                           Edmund S. Ruffin, III, Esq.
                           c/o Thorp, Reed & Armstrong
                              One Riverfront Center
                              Pittsburgh, PA 15222

     SIXTH: The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation.

     SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to be voted at an election of directors.

     EIGHTH: Meetings of stockholders shall be held at such place, within the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by written ballot unless and to the extent that the Bylaws so provide.

     NINTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and vested thereby in the stockholders, and all rights of stockholders herein are subject to this reservation.

     TENTH: The Corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereof, or shall be liable by reason that, in addition to any and all other requirements for such liability, such director:
(i) shall have breached his or her duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     ELEVENTH: The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected or qualify are as follows:

                           George P. Warren, Jr.
                              103 Springer Building
                           Concord Plaza
                           3411 Silverside Road
                           P.O. Box 7048
                           Wilmington, Delaware 19803-0048


                           Richard J. Nanula
                           321 East Gardena Boulevard
                           P.O. Box 490
                         Gardena, California 90247-2869

                           James H. Hynes
                           One Zurn Place
                           P.O. Box 2000
                            Erie, Pennsylvania 16514

     THE UNDERSIGNED, being the incorporator above named for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this instrument the 11th day of February, 1992 and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

                                        /s/ Edmund S. Ruffin, III, Esq.
                                       -----------------------------------------
                                       Edmund S. Ruffin, III, Esq.
                                       Sole Incorporator

                          CERTIFICATE OF INCORPORATION
                                       OF
                         ZURN ( CAYMAN ISLANDS ), INC.

                                   * * * * *

     1. The name of the corporation is Zurn ( Cayman Islands ), Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000); all of such shares shall be without per value.

     5. The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

     6. The name and mailing address of the sole incorporator is:

                           Laura Vitalo
                            Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

     7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of December, 1995.

                                       /s/ Laura Vitalo
                                       -----------------------------------------



                                       -----------------------------------------
                                       Laura Vitalo
                                       Sole Incorporator

                            ARTICLES OF INCORPORATION

                                       OF

                            PROCOM ENGINEERING, INC.

                                * * * * * * * *

     FIRST: That the name of the corporation is:

                            PROCOM ENGINEERING, INC.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of this corporation's initial agent for service of process in the State of California is:

                             C T CORPORATION SYSTEM

     FOURTH: The total number of shares which the corporation is authorized to issue is ONE THOUSAND (1,000) of the par value of ONE DOLLAR ($1.00) each.

     FIVE: The corporation is hereby prohibited from the issuance of any non-voting equity securities.

     IN WITNESS WHEREOF, the undersigned have executed these Articles this 17th day of February, 1982.

                                       /s/ Eileen E. Pallotta
                                       -----------------------------------------
                                       Eileen E. Pallotta

                                       /s/ Rose M. Ogden
                                       -----------------------------------------
                                       Rose M. Ogden

                                       /s/ Mary G. Walz
                                       -----------------------------------------
                                       Mary G. Walz

                                             Incorporators

     We hereby declare that we are the persons who executed the foregoing Articles of Incorporation, which execution is our act and deed.


                                       /s/ Eileen E. Pallotta
                                       -----------------------------------------
                                       Eileen E. Pallotta

                                       /s/ Rose M. Ogden
                                       -----------------------------------------
                                       Rose M. Ogden

                                       /s/ Mary G. Walz
                                       -----------------------------------------
                                       Mary G. Walz

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION
                                       OF

                            PROCOM ENGINEERING, INC.

                       BEFORE ANY SHARES HAVE BEEN ISSUED

                            * * * * * * * * * * * *

     We, the undersigned Eileen E. Pallotta, Rose M. Ogden and Mary G. Walz do hereby certify:

     FIRST: That they constitute at least a majority of the incorporators of PROCOM ENGINEERING, INC. a California corporation.

     SECOND: That they hereby adopt the following amendment to the Articles of Incorporation of said corporation:

     Article FIRST is amended to read as follows: "The name of the corporation is:

                          ADVANCO CONSTRUCTORS, INC."

     THIRD: That said corporation has issued no shares.

            That directors were not named in the articles of incorporation of this corporation and no directors have been elected or appointed.

     IN WITNESS WHEREOF, the undersigned have executed this certificate this 23rd day of February, 1982.


                                       /s/ Eileen E. Pallotta
                                       -----------------------------------------
                                       Eileen E. Pallotta

                                       /s/ Rose M. Ogden
                                       -----------------------------------------
                                       Rose M. Ogden

                                       /s/ Mary G. Walz
                                       -----------------------------------------
                                       Mary G. Walz

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Pittsburgh, Pennsylvania, on February 23, 1982.

                                       /s/ Eileen E. Pallotta
                                       -----------------------------------------
                                       Eileen E. Pallotta

                                       /s/ Rose M. Ogden
                                       -----------------------------------------
                                       Rose M. Ogden

                                       /s/ Mary G. Walz
                                       -----------------------------------------
                                       Mary G. Walz

                            CERTIFICATE OF OWNERSHIP

                                     MERGING

                           AARDVARK LEASING CO., INC.

                                      INTO

                           ADVANCO CONSTRUCTORS, INC.


     Ronald J. Langlois, the President and Jerry J. Hennessy, the Secretary of Advanco Constructors, Inc., a corporation organized and existing under the laws of the State of California, DO HEREBY CERTIFY:

     1. That Ronald J. Langlois is the President and Jerry J. Hennessy is the Secretary of this corporation.

     2. This Corporation owns 100 percent of the outstanding shares of each class of Aardvark Leasing Co., Inc., a California corporation.

     3. The board of directors of Advanco Constructors, Inc. duly adopted the following resolution:

     RESOLVED that this corporation merge into itself Aardvark Leasing Co., Inc., its subsidiary and assumes all of its obligations pursuant to
     Section 1110 of the California Corporations Code.

     4. This certificate shall become effective on the filing date.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at Upland, California, on June 25, 1985.


                                        /s/ Ronald J. Langlois
                                       -----------------------------------------
                                       Ronald J. Langlois
                                       President

                                        /s/ Jerry J. Hennessy
                                       -----------------------------------------
                                       Jerry J. Hennessy
                                       Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           ADVANCO CONSTRUCTORS, INC.


We, David H. Lund, the Vice President and Jay S. Ehle, the Assistant Secretary of Advanco Constructors, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:

     1. That we are the Vice President and the Assistant Secretary, respectively, of Advanco Constructors, Inc., a California corporation.

     2. That an amendment to the articles of incorporation of this corporation has been approved by the Board of Directors.

     3. That the amendment so approved by the Board of Directors is as follows:

          Article First of the Articles of Incorporation of this corporation is amended to read as follows:

          "The name of the Corporation is: Zurn Constructors, Inc."

     4. That the foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:   December 13, 1985                    /s/ David H. Lund
      --------------------------            ------------------------------------
                                            David H. Lund, Vice President


                                             /s/ Jay S. Ehle
                                            ------------------------------------
                                            Jay S. Ehle, Assistant Secretary



Corporate I.D. No. D-1103723

                            CERTIFICATE OF OWNERSHIP

                                     MERGING

                                  LAMAR CORP.

                                       AND

                          GARY CONCRETE PRODUCTS, INC.

                                      INTO

                            ZURN CONSTRUCTORS, INC.

     We, David H. Lund, the Vice President, and Jay S. Ehle, the Assistant Secretary, of Zurn Constructors, Inc., a corporation organized and existing under the laws of the State of California, DO HEREBY CERTIFY:

     1. That David H. Lund is the Vice President and Jay S. Ehle is the Assistant Secretary of this corporation.

     2. This corporation owns 100 percent of the outstanding shares of each class of Lamar Corp., a Michigan corporation, and of Gary Concrete Products, Inc., a Georgia corporation, the laws of each of which permit a merger in the manner provided by Section 1110 of the California Corporations Code.

     3. The Board of Directors of Zurn Constructors, Inc. duly adopted the following resolution:

     RESOLVED that this corporation merge into itself, Lamar Corp. and Gary Concrete Products, Inc., its subsidiaries and assume all of their obligations pursuant to Section 1110 of the California Corporations Code.

     4. This certificate shall become effective on January 1, 1986.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Erie, Pennsylvania, on December 16th, 1985.

                                             /s/ David H. Lund
                                            ------------------------------------
                                            David H. Lund, Vice President


                                             /s/ Jay S. Ehle
                                            ------------------------------------



                                            ------------------------------------
                                            Jay S. Ehle, Assistant Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                     NATIONAL INDUSTRIAL ENERGY CORPORATION

                     --------------------------------------

     For the purpose of forming a corporation under the laws of the State of Washington, Jerry M. Rise, being over the age of eighteen (18) years, adopts in duplicate the following Articles of Incorporation:

                                    ARTICLE I
                                      Name
                                      ----

     The name of this corporation shall be NATIONAL INDUSTRIAL ENERGY
CORPORATION.

                                   ARTICLE II
                                    Existence
                                   ---------

     The existence of this corporation shall be perpetual.

                                   ARTICLE III
                                     Purpose
                                    -------

     The purpose for which this corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, Title 23, Revised Code of Washington, as the same may be amended from time to time.

                                   ARTICLE IV
                                 Capitalization
                                 --------------

     The total number of shares of stock which the corporation is authorized to issue is One Hundred Thousand (100,000), all of which shall be of one class of a par value of One Dollar ($1) each, and all of which shall be known as common stock.

     Shareholders shall not have any preemptive rights to acquire unissued shares of stock of the corporation. Shareholders shall not have any right to cumulate votes.

                                    ARTICLE V
                              Surplus Distributions
                             ---------------------

     The Board of Directors of this corporation, by resolution adopted at any regular or special meeting of such Board, may (1) distribute to its shareholders out of earned surplus or capital surplus, or both, a portion of the corporation's assets, in cash or kind or partly in cash and partly in kind; or
(2) offer to purchase and purchase shares of the corporation to the extent of unreserved and unrestricted earned surplus or unreserved and unrestricted capital surplus, or both, available therefor. To the extent that earned surplus or capital surplus or both are used as the measure of the corporation's right to purchase its own shares, such surplus or surpluses shall be restricted so long as such shares are held as treasury shares. Upon the disposition or cancellation of any such shares, this restriction shall be removed, pro tanto.

                                   ARTICLE VI
                           Registered Agent and Office
                          ---------------------------

     (A) The initial registered agent of the corporation shall be Michael J. Swofford, whose address is 3400 Rainier Bank Tower, 1301 Fifth Avenue, Seattle, Washington 98101, which is also the address of the registered office of the corporation.

     (B) The registered agent and office of the corporation may be changed at any time by resolution of the Board of Directors.

                                   ARTICLE VII
                               Board of Directors
                               ------------------

     (A) The number of directors of the corporation shall be fixed by its Bylaws and may be changed from time to time by amending such Bylaws. The initial number of directors shall be one (1).

     (B) The initial director of the corporation and his post office address is as follows:

        NAME                                POST OFFICE ADDRESS
        ----                                -------------------
        Jerry M. Rise                       4517 - 170th Place Northeast
                                            Redmond, Washington 98052

The term of office of such initial director shall be until the first annual meeting of shareholders and until his successor is elected and qualified.

     (C) The power to alter, amend or repeal the Bylaws of the corporation, or adopt new Bylaws, shall be vested in the shareholders; provided, however, the Board of Directors shall have the power to adopt the initial bylaws of the corporation.

                                  ARTICLE VIII
                                  Incorporator
                                  ------------

     The name and post office address of the Incorporator of this corporation are Jerry M. Rise, 4517 - 170th Place Northeast, Redmond, Washington 98052.

     DATED this 29th day of November, 1979.


                                       /s/ Jerry M. Rise
                                       -----------------------------------------
                                       JERRY M. RISE, Incorporator

                                                           ARTICLES OF EXCHANGE
                                                           --------------------

TO:  Bruce K. Chapman
     Secretary of the State of Washington
     Olympia, Washington

     The undersigned corporations, BUMSTEAD-WOOLFORD CO. and NATIONAL ENERGY PRODUCTION CORPORATION, pursuant to RCW 23A.20.040, hereby execute in duplicate the following Articles of Exchange:

     1.   The Plan of Exchange is as follows:

          (a) All 51,731 issued and outstanding common shares with voting rights of Bumstead-Woolford Co., a Washington corporation, are being exchanged for 51,731 authorized common shares with voting rights of National Energy Production Corporation, a new Washington corporation which has not heretofore issued any of its 100,000 authorized common shares. The plan requires that the present shareholders of Bumstead-Woolford Co. exchange all of their Bumstead Woolford Co. stock for the same number of shares of National Energy Production Corporation. No new shareholders will be brought in. After the exchange, the present shareholders of Bumstead-Woolford Co. will own all of the issued and outstanding shares of National Energy Production Corporation and Bumstead-Woolford Co. will be a wholly owned subsidiary of National Energy Production Corporation. A written Stock Subscription Agreement for the shares of National Energy Production Corporation evidencing the above has been entered into by each shareholder of Bumstead-Woolford Co.

     2. As to each corporation, the number of shares outstanding and the number of shares voted for and against the Plan of Exchange are as follows:

                       No. of Shares
Name of                Outstanding or    Total Shares   Total Shares
Corporation            Subscribed For      Vote For     Voted Against
-----------            --------------      --------     -------------
Bumstead-Woolford Co.      51,731           51,731            0

National Energy            51,731           51,731            0
   Production
   Corporation

     3. The incorporator and sole initial director of National Energy Production Corporation, J. M. Rise, adopted the Plan of Exchange and duly approved the performance of its terms. The Board of Directors and all shareholders of Bumstead-Woolford Co. have also approved the Plan of Exchange and the performance of its terms.

     DATED this 17th day of January, 1980.


                                       BUMSTEAD-WOOLFORD CO.


                                       By: /s/ R. A. Westlake
                                          --------------------------------------
                                          R. A. Westlake, its President

                                       By: /s/ F. W. Thiele
                                          --------------------------------------
                                          F. W. Thiele, its Secretary


                                       NATIONAL ENERGY PRODUCTION CORPORATION


                                       By: /s/ J.M. Rise
                                          --------------------------------------
                                          J.M. Rise, its President

                                       By: /s/ Carolyn Quemuel
                                          --------------------------------------
                                          Carolyn Quemuel, its Secretary

STATE OF WASHINGTON  )
                     )  ss.
County of  K I N G   )

     On this 17th day of January, 1980, before me personally appeared R. A. Westlake and F. W. Thiele, to me known to be the President and Secretary of Bumstead-Woolford Co., one of the companies that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Mercer Island

STATE OF WASHINGTON                 )
                                    )  ss.
County of  K I N G                  )

     On this day 17th day of January, 1980, before me personally appeared J. M. Rise and Carolyn Quemuel, to me known to be the President and Secretary of National Energy Production Corporation, one of the companies that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                       /s/
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Mercer Island

TO:  The Secretary of State
     The State of Washington
     Olympia, Washington

                       STATEMENT OF CANCELLATION OF SHARES
                      -----------------------------------

     Pursuant to the provisions of RCW 23A.16.100, the undersigned Corporation issues the following Statement of Cancellation of Shares:

     1. The name of the corporation is National Energy Production Corporation.

     2. 907 shares have been purchased by the Corporation, each having a par value of $1 and being known as one class common stock.

     3. The aggregate number of issued shares, all being common stock having a par value of $1, after giving effect to the purchase, is 50,824.

     4. After giving effect to the purchase, the stated capital of the Corporation is $50,824.

     5. The Articles of Incorporation do not provide that the cancelled shares shall not be reissued. Such shares have been restored to the status of authorized but unissued shares.

     DATED January 9, 1981.

                                  NATIONAL ENERGY PRODUCTION CORPORATION


                                  /s/ J.M. Rise
                                  ----------------------------------------
                                  J.M. Rise, President

                                  /s/ Carolyn E. Quemuel
                                  ----------------------------------------
                                  Caroline Quemuel, Secretary

     SUBSCRIBED AND SWORN to before me this 9th day of January, 1981.

                                        /s/ Michael
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Mercer Island

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     NATIONAL INDUSTRIAL ENERGY CORPORATION

                     --------------------------------------

     Pursuant to the provisions of Chapter 23A.16 of the Washington Business Corporation Act, NATIONAL INDUSTRIAL ENERGY CORPORATION, a Washington corporation, does hereby execute in duplicate the following Articles of Amendment of Articles of Incorporation as follows:

     1. The name of the corporation is NATIONAL INDUSTRIAL ENERGY CORPORATION.

     2. The Articles of Incorporation of the corporation are hereby amended by restating Article 1 to read as follows:

               "The name of the corporation is National Energy Production Corporation."

     3. The foregoing amendment to the Articles of Incorporation, which were filed on December 3, 1979, was adopted by the Incorporator and sole Initial Director, Jerry M. Rise, on Dec. 18, 1979. As of this date, the Organizational Meeting of the Board of Directors had not been held, and no stock of the corporation had been issued.

     DATED this 19th day of December, 1979.

                                       NATIONAL ENERGY PRODUCTION CORPORATION


                                       By: /s/ Jerry M. Rise
                                          --------------------------------------
                                          Jerry M. Rise, Incorporator
                                          and Initial Director

STATE OF WASHINGTON  )
                     )  ss.
County of  K I N G   )

     JERRY M. RISE, being first duly sworn, on oath, deposes and says:

     That he is the Incorporator and sole Initial Director of NATIONAL INDUSTRIAL ENERGY CORPORATION, a Washington corporation; that the facts stated in the foregoing Articles of Amendment are true and correct.


                                        /s/ Jerry M. Rise
                                       -----------------------------------------
                                       JERRY M. RISE


         SUBSCRIBED AND SWORN to before me this 19th day of September, 1979.


                                        /s/ Michael
                                       -----------------------------------------
                                       Notary Public in and for the State of
                                       Washington, residing at Mercer Island

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                     NATIONAL ENERGY PRODUCTION CORPORATION

     THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of NATIONAL ENERGY PRODUCTION CORPORATION, a Washington corporation ("Corporation"), are executed and delivered for filing in accordance with the provisions of R.C.W.ss.23B. 10.060:

     1. The name of the corporation is NATIONAL ENERGY PRODUCTION CORPORATION.

     2. Article I of the corporation's Articles of Incorporation is hereby amended to read in full as follows:

                                    ARTICLE I
                                      Name
                                      ----

     The corporation's name is Zurn EPC Services, Inc.

     3. The above amendment was adopted on July 25, 1997.

     4. The above amendment was duly approved by the corporation's Board of Directors, with shareholder approval, in accordance with the provisions of
Section 23B. 10.020(5) of the Washington Business Corporation Act.

               DATED this 25th day of July, 1997.

                                       NATIONAL ENERGY PRODUCTION
                                         CORPORATION a Washington
                                         corporation


                                       By: /s/ Dennis Haines
                                          --------------------------------------
                                          Dennis Haines, Assistant Secretary

                                    RESTATED
                      ARTICLES OF INCORPORATION-FOR PROFIT
                                       OF
                             ZURN INDUSTRIES, INC.
                          A Stock Business Corporation

     FIRST: The name of the Corporation is Zurn Industries, Inc.

     SECOND: The address of this Corporation' a current registered office in this Commonwealth is One Zurn Place, Erie, Erie County, Pennsylvania 16512.

     THlRD: The purpose or purposes of the Corporation are: to buy, manufacture, sell, distribute, exchange, trade, and otherwise deal in, articles of commerce, and further the Corporation shall have unlimited Power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

     FOURTH: The term of its existence is perpetual.

     FIFTH: The corporation is incorporated under the provisions of the Act of General Assembly of April 29, 1874.

     SIXTH: The authorized capital of the corporation is $55,000,000 divided into 5,000,000 shares of Preferred Stock having a par value of $1.00 per share, of which 150,000 shares were established as "$1.00 Cumulative Convertible Preferred Stock" and 3,000,000 shares were established as "Second Series Junior Participating Preferred Stock", and 100,000,000 shares of Common Stock having a par value of $.50 per share.

     I. Series of Preferred Stock, known as "$1.00 Cumulative Convertible Preferred Stock," (consisting originally of 150,000 shares, hereinafter referred to as "$1.00 Preferred Stock").

          (A) The holders of the $1.00 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of the assets of the Corporation which by law are available for the payment of dividends, cash dividends at, but not exceeding, the rate of $1.00 per share per annum, payable quarter-annually on the first day of January, April, July, and October in each year. Such cash dividends shall accrue from February 1, 1969, and shall be cumulative. No dividends shall be paid, or declared and set apart for payment, with respect to shares of the Common Stock, and no assets available for the payment of dividends shall be paid or set aside for the purchase of shares of the Common Stock, until all current and accrued and unpaid dividends on the $1.00 Preferred Stock have been fully paid or declared and set apart for payment.

          (B) The $1.00 Preferred Stock may be redeemed in whole or in part by the corporation at any time on or after January 1, 1974. The sum payable upon redemption (in addition to accrued and unpaid dividends up to and including the date fixed for redemption) shall be $40.00 per share. If less than all of the outstanding shares of the $1.00 Preferred Stock are to be redeemed, the shares so redeemed shall be chosen by lot or pro rata in share manner as the Board of Directors may determine; provided, however, that if full cumulative dividends shall not have been paid, or declared and set aside for payment, for all quarterly dividend periods preceding the current dividend period, the corporation shall not call for redemption less than all of the then outstanding shares of the $1.00 Preferred Stock.

          Not less than 45 nor more than 60 days prior to the date fixed for redemption, a notice specifying the time and place thereof shall be given by mail to the holders of record of the shares of the $1.00 Preferred Stock to be redeemed at their respective addresses as the same shall appear an the books of the Corporation, but no failure to mail such notice nor any default therein or in the mailing thereof shall affect the validity of the redemption except as to the holder to whom said corporation has failed to mail said notice or to whom the notice was defective.

          From and after the date fixed in such notice as the date of redemption, all dividends upon the shares of the $1.00 Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate, except the right to receive payment of the redemption price, but without interest.

          (C) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, there shall be paid to the holders of the $1.00 Preferred Stock the amount of $40.00 per share before any distribution shall be made to the holders of the Common Stock of the Corporation. In the event the amounts thus distributable among the holders or the $1.00 Preferred Stock shall be insufficient to permit the payment in full to the holders of the $1.00 Preferred Stock of such preferential amounts, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the $1.00 Preferred Stock according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of such amounts. After payment in full of said preferential amounts to the holders of the $1.00 Preferred Stock, said holders shall not be entitled to share in the distribution of the remaining assets of the Corporation.

          (D) The $1.00 Preferred Stock shall be convertible at the option of the respective holders thereof into shares of the Common Stock of the Corporation at a conversion rate (subject to adjustment as hereinafter provided) hereinafter provided) of one (1) share of Common Stock for each share of the $1.00 preferred Stock; provided, however, that as to any share of the $1.00

Preferred Stock called for redemption, the right of conversion shall terminate at the close of business on the fifth day preceding the date fixed for redemption.

          Any holder of the $1.00 Preferred Stock electing to convert shall deposit the certificates representing the shares to be converted together with a written request for conversion, with the Corporation. The conversion right shall be deemed to have been exercised at the date on which certificates shall have been so deposited and such person shall be treated for all purposes as the record holder of the Common Stock on said date. The Corporation shall not be required in connection with any such conversion to issue a fraction of a share of its Common Stock, but, in lieu of any fraction of a share of Common Stock to which the person exercising such conversion right shall be entitled, the Corporation may make a cash payment equal to such fraction multiplied by the market price of the Common Stock on the date such shares of the $1.00 Preferred Stock are deposited for conversion. For the purpose of computing such payment to be made in lieu of fractional shares, the market price of the Common Stock on such date shall be the closing price on the New York Stock Exchange.

          As soon as practicable after the date of conversion or any shares of the $1.00 Preferred Stock into Common Stock, the Corporation shall deliver to the person entitled thereto certificates representing shares of the Common Stock and the cash, if any, to which such person shall be entitled on such conversion. The Corporation, as a condition to the exercise of any right of conversion, may require the payment of a sum equal to any transfer tax or other governmental charge (but not including any tax payable upon the issue of shares of the Common Stock) that may be imposed or required by law upon such conversion of shares of the $1.00 Preferred Stock into shares of the Common Stock.

          In the event that at any time while shares of the $1.00 Preferred Stock are outstanding the Corporation shall issue any additional shares of the Common Stock as a result of any stock dividend, stock split, or any subdivision or reclassification of shares of the outstanding Common Stock, then, in any of such events, the conversion rate in effect hereunder shall be adjusted to appropriately reflect such changes in capitalization. No adjustment shall be made, however, upon conversion of the $1.00 Preferred stock for accrued and unpaid dividends thereon or for declared and unpaid dividends upon the Common Stock issuable upon such conversion.

          (E) So Long as any shares of the $1.00 Preferred Stock are outstanding, the Corporation shall not without the affirmative vote of the holders of at least a majority of the $1.00 Preferred Stock then outstanding, in any manner:

          (1) increase the number of shares comprising the series of $1.00 Preferred Stock:

          (2) issue any other series of Preferred Stock, or create any other class of stock, ranking prior to or equal to the $1.00 Preferred Stock either as to dividends or distribution of assets in liquidation; or

          (3) change the preferences, powers, rights or limitations with respect to the $1.00 Processed Stock in any manner prejudicial to the holders thereof.

     II. Series of Preferred Stock, known as "Second Series Junior participating Preferred Stock".

          (A) Designation and Amount. The shares of such series shall be designated as "Second Series Junior Participating Preferred Stock" (the "series Two Preferred Stock") and the number of shares constituting such series shall be 3,000,000.

          (B) Dividends and Distributions.

               (1) subject to the prior and superior rights of the holders of any shares of any series of stock ranking prior and superior to the shares of Series Two Preferred Stock with respect to dividends, the holders of shares of Series Two Preferred Stock, in preference to the holders of Common Stock, par value $.50 per share, of the Corporation (the "Common Stock") and of any junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction or a share of Series Two Preferred stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.20 or (b) subject to the provision for adjustment hereinafter set forth, twice the aggregate per share amount of all cash dividends, and twice the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Two Preferred Stock. In the event the Corporation shall at any time after May 29, 1986 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series Two Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (2) The Corporation shall declare a dividend or distribution on the Series Two Preferred Stock as provided in paragraph (1) of this Subarticle II(B) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.20 per share on the series Two Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date; and provided further that nothing contained in this paragraph (2) shall be construed so as to conflict with any provision relating to the declaration of dividends contained in the Articles of the Corporation.

               (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series Two Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series Two Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series Two Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series Two Preferred Stock in an amount less than the total amount of such dividends at the tine accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series Two Preferred Stock entitled to receive payment of a dividend or distribution declared thereon.

               (C) Voting Rights. The holders of shares of Series Two Preferred Stock shall have only such voting rights as are required by law or as are provided in the Articles of the Corporation.

               (D) Certain Restrictions.

               (1) Whenever quarterly dividends or other dividends or distributions payable on the Series Two Preferred stock as provided in Subarticle II are in arrears, thereafter and until all accrued and unpaid dividends and distribution, whether or not declared, on shares of Series Two Preferred Stock outstanding shall have been paid in full, the Corporation shall not;

                    (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock;

                    (b) declare or pay dividends on or make any other distributions an any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Two Preferred Stock, except dividends paid ratably on the Series Two Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such snares are then entitled;

                    (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
                         up) to the Series Two Preferred Stock; or

                    (d) purchase or otherwise acquire for consideration any shares of Series Two Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Two Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (1) of this subarticle (D), purchase or otherwise acquire such shares at such time and in such manner.

          (E) Redemption. The Corporation may, at the option of the Board of Directors and in accordance with the Articles of the Corporation, redeem the whole or any part of the Series Two Preferred Stock at any time or from time to time at a redemption price equal to the greater of (a) $260 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date set for payment or (b) subject to the provision for adjustment hereinafter set forth, twice the current market price (as hereinafter defined) per share of Common Stock on the date notice of redemption is first mailed to the holders of the Series Two Preferred Stock. In the event the Corporation shall at any time after May 29, 1986 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amounts to which holders of shares of Series Two Preferred Stock were entitled immediately prior to such event under clause (a) and clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     For purposes of this section, "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the Corporation of (1) a dividend or distribution in Common Stock payable in shares of Common Stock or securities convertible into shares of Common Stock or (ii) any subdivision, combination or reclassification of Common Stock, and prior to the expiration of the 30 Trading Day period after the ex-dividend dated for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asking prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of common stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined in good faith by the Board of Directors of the Corporation, whose determination shall be described in a statement mailed to the holders of the Series Two Preferred Stock with the notice of redemption.

          (F) Reacquired shares. Any shares if Series Two Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Except as otherwise required by the Articles of the Corporation, all such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          (G) Liquidation, Dissolution or Winding Up.

               (l) Upon any liquidation, dissolution, or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Two Preferred Stock unless, prior thereto, the holders of shares of Series Two Preferred Stock shall have received $2 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series Two Liquidation Preference"). Following the payment of the full amount of the Series Two Liquidation Preferences, no additional distributions shall be made to the holders of shares of Series Two Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series Two Liquidation Preference by (ii) two (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series Two Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series Two Preferred Stock and Common Stock, respectively, holders of Series Two Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series Two Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series Two Preferred Stock, then all such available assets shall be distributed ratably to the holders of the series Two Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preference. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, than any such remaining assets shall be distributed ratably to the holders of Common Stock.

               (3) In the event the Corporation shall at any time after May 29, 1986 (a) declare any dividend on Common Stock payable in shares of Common Stock,
(b) subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (H) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series Two Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to twice the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series Two Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (I) Fractional Shares. The Corporation may issue fractions and certificates representing fractions of a share of Series Two Preferred Stock in integral multiples of one-half of a share of Series Two Preferred Stock, or in lieu thereof, at the election of the Board of Directors of the Corporation at the time of the first issue of any shares of Series Two Preferred Stock, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they would be entitled as beneficial owners of shares of Series Two Preferred Stock. In the event that fractional shares of Series Two Preferred Stock are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series Two Preferred Stock in the proportion which such fraction bears to a full share.

          (J) Ranking. The Series Two Preferred Stock shall rank junior to all other series of the Corporation's preferred stock outstanding at any time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          (K) Amendment. The Articles, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Two Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series Two Preferred Stock, voting together as a single class.

     III. Preferred stock (for which no series has been established.

          (A) The Board of Directors shall have authority, by resolution, to divide Preferred Stock into series and whether or not so divided, may, to the extent authorized by law, fix and determine the relative rights and preferences of any series so established, and change redeemed or reacquired shares of series thereof into shares of another series and to otherwise fix and determine any or all of the following terms:

                    (1)  the distinctive serial designation of such series;

                    (2) the annual dividend rate for such series, and the date from which such dividends shall commence to accrue;

                    (3) the redemption price or prices for such series and the terms and conditions on which shares of such series may be redeemed;

                    (4) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

                    (5) the amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Corporation;

                    (6) the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted; and

                    (7) such other terms, limitations and relative rights and preferences, if any, of such series as the Board of Directors may at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

     The Board of Directors is hereby expressly authorized to fix the number of shares which shall constitute any series of Preferred Stock, which number may at any time or from time to time be increased or decreased, but not below the number of shares thereof then outstanding.

     IV.  Common Stock

          The holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of surplus legally available therefor, provided, however, that no dividends shall be declared or paid nor any distribution made on the Common Stock so long as any of the Preferred Stock remains outstanding unless all accumulated dividends on the Preferred Stock and the dividends for the current quarter-annual dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

     V.   Voting Rights

          (A) In all elections of directors and in respect to all other matters as to which the vote of consent of shareholders of the corporation shall be required to be taken, the holders of Preferred Stock and Common Stock shall each be entitled to one vote for each share of such stock held by them respectively, voting together with the Common Stock and not as a separate class, provided that holders of Preferred Stock shall be entitled to vote as a class as required by law.

          (B) Unless otherwise provided in a resolution of the Board of Directors establishing any particular series, the number of authorized shares of Preferred Stock or Common Stock my be increased solely by the affirmative vote of the combined outstanding shares of both the Preferred and Common stocks voting together, and not voting respectively as a class, or solely by action of the Board of Directors if permitted by law at the time such vote is taken.

          (C) No holder of the series designated $1.00 Cumulative Convertible Preferred Stock, Series Two Preferred Stock, Preferred Stock for which no series has been established, or Common Stock of the Corporation shall have the right in any election of Directors or otherwise to multiply the number of votes to which he/she may be entitled by the total number of directors to be elected in the same election, either by the holders of the class or classes of shares of which his/her shares are a part or together with all classes, and to cast the whole number of such shares for one candidate or to distribute them among two or more candidates, it being the intent in this Subarticle V that shareholders of the Corporation shall not have cumulative voting rights upon any matters that may be submitted to their vote.

     SEVENTH:

     I. Except as set forth in Subarticle II of this Article SEVENTH, the affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote shall be required for:

          (A) any merger or consolidation to which the Corporation or any of its subsidiaries and an Interested Person (as hereinafter defined) are parties;

          (B) any sale or other disposition by the Corporation of all or any substantial part of its assets to an Interested Person;

          (C) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or any substantial part of the assets of an Interested Person; and

          (D) any other transaction with an Interested Person which requires the approval of the shareholders of the Corporation under the Pennsylvania Business Corporation Law, as in effect from time to time.

         II. The provisions of Subarticle I shall not be applicable to any transaction described therein if:

          (A) the transaction has been approved by the Board of Directors prior to the time that a person, firm, corporation or other entity has become an Interested Person; or

          (B) the transaction has been approved by the Board of Directors after the time a person, firm, corporation or other entity has become an Interested Person where both of the following conditions have been fulfilled:

                    (1) only Directors voting on the approval of the transaction were those who were Directors prior to such person, firm, corporation or other entity becoming an Interested Person; and

                    (2) in such transaction the cash, or fair market value of other consideration, as valued by the Board of Directors as of the date of its approval of the transaction, to be received by the shareholders of the corporation is not less per share than the highest price per share (including brokerage commissions and/or soliciting dealers' fees) paid by the Interested Person for any of its stock in the Corporation from the time that the Interested Person had obtained a beneficial ownership in excess of five percent (5%) of the Corporation's voting stock.

     III. As used in this Article SEVENTH the term "Interested Person" shall mean any person, firm, corporation or other entity, or any group thereof acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm, corporation or other entity or group, which owns of record or beneficially, directly or indirectly, thirty percent (30%) or more of any class of voting securities of the Corporation.

     IV. The Board of Directors of the Corporation shall have full power and authority to interpret, construe and apply the provisions of this Article SEVENTH.

     V. The affirmative vote of the holders of eighty percent (80%) of the outstanding stock of the Corporation entitled to vote shall be required to amend, alter or repeal this Article SEVENTH.

     VI. For purposes of any vote required by this Article SEVENTH, and for purposes of defining an "Interested Person" in accordance with Subarticle III above, all classes of voting stock of the Corporation shall be considered as one class.

     EIGHTH: To the fullest extent that the Laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit the elimination or limitation of liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action as a director. The provisions of this Article shall be deemed to be a contract with each director of the Corporation who serves as such at any time while such provisions are in effect, and each director shall be deemed to be serving as such in reliance on such provisions. Any amendment to or repeal of this Article, or adoption of any other Article or Bylaw of the Corporation, which has the effect of increasing director liability shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in any election of directors, voting together as a single class. Any such Amendment or repeal, or other Article or Bylaw, shall operate prospectively only and shall not have effect with respect to any action taken, or any failure to act, by a director prior thereto.

                          CERTIFICATE OF INCORPORATION

                                       OF

                         UNITED STATES BRASS CORPORATION

                                   * * * * *

     FIRST. The name of the corporation is UNITED STATES BRASS CORPORATION.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is:

     (1) To manufacture, manage, operate, assemble, construct, produce, purchase or otherwise acquire, import, export, hold, own, store, mortgage, pledge, lease, sell, distribute, market, assign, transfer, repair, alter, rent, hire, or lease on royalty, and generally to handle, trade, deal and traffic in and with, either at wholesale or retail, or both, and either as owners, agents, factors or on commission or otherwise, goods, wares, merchandise, and real and personal property of every class and description, together with any and all materials, supplies, parts, equipment, accessories and appurtenances of any kind or character connected there with or a part thereof or which may be incidental to or arise out of the foregoing, or which may be conveniently manufactured, supplied or dealt in in connection therewith or in carrying on the business herein named or any part thereof.

     (2) To conduct and encourage experimental projects in all matters.

     (3) To acquire, by purchase, lease or otherwise, and to own, use, operate and conduct, factories, experimental plants, warehouses, stores and salesrooms, including lands, buildings, machinery, equipment and appliances which may be useful to accomplish any of the purposes or to carry on any business which the Corporation is authorized to conduct.

     (4) To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the Corporation.

     (5) To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of, the whole or any part of the rights, property and business is acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

     (6) To apply for, obtain, purchase, or otherwise acquire, by patents, copyrights, licenses, trademarks, trade names, rights, processes, formulae, and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant license in respect of, sell and otherwise turn to account, the same.

     (7) To issue shares of its stock of any class, in any manner permitted by law, to raise money for any of the purposes of the Corporation or in payment for property purchased or for any other lawful consideration; and to purchase or otherwise acquire, hold, and reissue any shares of its capital stock of any class so issued.

     (8) To borrow or raise money for any of the purposes of the Corporation and to issue bonds, debentures, notes or other obligations of any nature, and in any manner permitted by law, for money so borrowed or in payment for property, purchased, or for any other lawful consideration, and to secure the payment thereof and of the interest thereon, by mortgage upon or pledge or conveyance or assignment in trust of, the whole or any part of the property of the corporation, real and personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount, or otherwise dispose of such bonds notes or other obligations of the Corporation for its corporate purposes.

     (9) To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and in any part of the world, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated or incidental to the powers herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such purposes.

     (10) To carry out all or any part of the aforesaid purposes, and to conduct its business in all or any of its branches in any or all states, territories, districts, colonies and independencies of the United States of America and in foreign countries; and to maintain offices and agencies, in any or all states, territories, districts, colonies and dependencies of the United States of America and in foreign countries.

     It is the intention that the objects and purposes specified in the foregoing clauses of this Article shall not, unless otherwise specified herein, be in anywise limited or restricted by reference to, or inference from, the terms of any other clause of this or any other article in these Articles of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes. It is also the intention that said clauses be construed both as purposes and powers, and, generally, that the Corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted to, or conferred upon, corporations of this character, by the laws of the State of Delaware, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by the laws of said State now or hereafter in force.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

     FIFTH. The name and mailing address of each incorporator is as follows:



NAME                                      MAILING ADDRESS
----                                      ---------------
B.J. Consono                              100 West Tenth Street
                                          Wilmington, Delaware
F. J. Obara, Jr.                          100 West Tenth Street
                                          Wilmington, Delaware
A.D. Grier                                100 West Tenth Street
                                          Wilmington, Delaware


     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification or any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH. No contract or other transaction between the corporation and any person, firm, association or corporation and no other act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association, or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors, or of any committee of directors having the powers of the full board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the board of directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of September, 1967.

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


STATE OF DELAWARE     )
                      )   ss:
COUNTY OF NEW CASTLE  )


     BE IT REMEMBERED that on this 11th day of September, 1967, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J.Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * *

     UNITED STATES BRASS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of UNITED STATES BRASS CORPORATION resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended said Article shall be and read as follows:

          "FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand five hundred (1,500) shares of Common stock and the Par Value of each of such shares is Two Thousand Dollars ($2,000.00), amounting in the aggregate to Three Million Dollars ($3,000,000.00)."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said UNITED STATES BRASS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by James
R. Reese, its President, and Attested by its Secretary, this 7th day of April, 1969.

                                       UNITED STATES BRASS CORPORATION


                                       By: /s/James R. Reese
                                          --------------------------------------
                                          President

ATTEST:


--------------------------------------
Secretary

STATE OF ILLINOIS  )
                   )   ss.
COUNTY OF COOK     )


     BE IT REMEMBERED that on this 7th day of April A.D. 1969 personally came before me Judith L. Livingston a Notary Public in and for the County and State aforesaid, James R. Reese, President of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said James R. Reese, as such President, duly executed the said Certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the President of said corporation to the foregoing certificate is in the handwriting of the said President of said corporation, and that the seal affixed to said certificate, and attested by the Secretary of said corporation, is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                       /s/ Judith L. Livingston
                                       -----------------------------------------
                                                Notary Public

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              QEST PRODUCTS, INC.

                                      INTO

                         UNITED STATES BRASS CORPORATION

     United States Brass Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 12th day of September, 1967, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of Qest Products, Inc., a corporation incorporated on the 17th day of January, 1972, pursuant to the General Corporation Act of the State of Indiana.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board, on the 19th day of December, 1980, determined to and did merge into itself said Qest Products, Inc:

RESOLVED,      that the Corporation's wholly-owned subsidiary, Qest Products,
               Inc., an Indiana corporation ("Qest") be merged into United
               States Brass Corporation ("U.S. Brass") pursuant to the following
               Plan of Merger:

               (i) Qest shall be merged with and into the Corporation, which shall continue to exist as surviving corporation;

               (ii) The merger shall become effective at the close of business on December 26, 1980;

               (iii)Upon the effectiveness of the merger, Qest shall cease to exist. No shares of stock of the Corporation shall be issued in exchange for the shares of common stock of Qest.

RESOLVED,     that the officers of the Corporation be and they
              hereby are, authorized and directed to take such steps as shall be appropriate to carry out the merger authorized by the preceding resolution including, but not limited to, the execution and filing of (i) a Certificate of Ownership and Merger with the Secretary of State of Delaware and (ii)
              Articles of Merger with the Secretary of State of Indiana, and the recording of each thereof in the appropriate public offices of such states.

     IN WITNESS WHEREOF, said United States Brass Corporation has caused this certificate to be signed by Richard D. Castle, Vice President, and attested by Robert A. Sherman, its Secretary, this 19th day of December, 1980.

                                       UNITED STATES BRASS CORPORATION


                                       By: /s/James R. Reese
                                          --------------------------------------
                                          Vice President

ATTEST:


By
   --------------------------------------
   Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATE OF INCORPORATION OF
                         UNITED STATES BRASS CORPORATION

     The undersigned corporation, in order to amend its Certificate of Incorporation (the "Certificate of Incorporation"), hereby certifies as follows:

     FIRST: The name of the corporation is United States Brass Corporation.

     SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

     Article First of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended and restated to read in its entirety as follows:

     The name of the Corporation is "Zurn PEX, Inc."

     THIRD: The Amendment to the Certificate of Incorporation effected herein was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the 11th day of July, 2003.

                                       UNITED STATES BRASS CORPORATION


                                       By: /s/ Steven C. Barre
                                          --------------------------------------
                                          Name:  Steven C. Barre
                                          Title: Vice President, and Assistant
                                                 Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              QEST PRODUCTS, INC.

                                      INTO

                         UNITED STATES BRASS CORPORATION

     United States Brass Corporation, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 12th day of September, 1967, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of Qest Products, Inc., a corporation incorporated on the 17th day of January, 1972, pursuant to the General Corporation Act of the State of Indiana.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the board, on the 19th day of December, 1980, determined to and did merge into itself said Qest Products, Inc:

RESOLVED,      that the Corporation's wholly-owned subsidiary, Qest Products,
               Inc., an Indiana corporation ("Qest") be merged into United
               States Brass Corporation ("U.S. Brass") pursuant to the following
               Plan of Merger:

               (i) Qest shall be merged with and into the Corporation, which shall continue to exist as surviving corporation;

               (ii) The merger shall become effective at the close of business on December 26, 1980;

               (iii)Upon the effectiveness of the merger, Qest shall cease to exist. No shares of stock of the Corporation shall be issued in exchange for the shares of common stock of Qest.

RESOLVED,      that the officers of the Corporation be, and they hereby are, authorized and directed to take such steps as shall be appropriate to carry out the merger authorized by the preceding resolution including, but not limited to, the execution and filing of (i) a Certificate of Ownership and Merger with the Secretary of State of Delaware and (ii) Articles of Merger with the Secretary of State of Indiana, and the recording of each thereof in the appropriate public offices of such states.

     IN WITNESS WHEREOF, said United States Brass Corporation has caused this certificate to be signed by Richard D. Castle, Vice President, and attested by Robert A. Sherman, its Secretary, this 19th day of December, 1980.

                                            United States Brass Corporation
                                          --------------------------------------


                                       By: /s/
                                          --------------------------------------
                                          Vice President

ATTEST:


By
   --------------------------------------
   Secretary

                            ARTICLES OF INCORPORATION

                                       OF

                          ZURNACQ OF CALIFORNIA, INC.

     The undersigned hereby executes the following ARTICLES OF INCORPORATION for the purpose of forming a corporation under the General Corporation Law of the State of California:

     ONE: The name of the Corporation is:

                           Zurnacq of California, Inc.

     TWO: The purpose of the Corporation is to engage in any lawful act or activity fog which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE: The name and address in this state of the Corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                             C T CORPORATION SYSTEM

     FOUR: The Corporation is authorized to issue only one class of shares of stock, and the total number of shares which the Corporation is authorized to issue is One Thousand (1,000), $0.01 par value, designated "Common Stock".

     FIVE: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     SIX: The Corporation is authorized to provide indemnification of its agents (as such term is defined in Section 317 of the California General Corporation
Law) to the fullest extent permissible under California law.

     Dated: August 10, 1990.

                                       /s/ Kaye T. Walsh
                                       -----------------------------------------
                                       Kaye T. Walsh,
                                       Incorporator